UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to § 240.14a-12
LIBERTY GLOBAL PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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December 18, 2013

Dear Shareholder:

You are invited to attend a Special Meeting of Shareholders of Liberty Global plc to be held at 5:00 p.m. GMT (12:00 pm Eastern time), on January 30, 2014, at Broadgate West, 9 Appold Street, London EC2A 2AP, United Kingdom, telephone number +44 (0)207 655 5000. The accompanying notice of special meeting of shareholders and proxy statement describes the meeting, the resolutions you will be asked to consider and vote upon and related matters.
Your vote is important, regardless of the number of ordinary shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented. You may vote via the internet. If you receive a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided.
Thank you for your continued support and interest in our company.
Sincerely,
Michael T. Fries
Chief Executive Officer and President
Liberty Global plc

38 Hans Crescent, London SW1X 0LZ, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

LIBERTY GLOBAL PLC

Notice of Special Meeting of Shareholders
to be Held January 30, 2014

A special meeting of shareholders of Liberty Global plc will be held at 5:00 p.m. GMT (12:00 p.m. Eastern time) on January 30, 2014, at Broadgate West, 9 Appold Street, London EC2A 2AP, United Kingdom, telephone number +44 (0)207 655 5000. Under English law, holders of a company's ordinary shares are referred to as "members", but for clarity, they are referred to in this notice as "shareholders". Also, "special meeting" in this notice refers to a "general meeting" under the U.K. Companies Act 2006 (the Companies Act).
At the special meeting you will be asked to consider and vote upon the resolutions below:

1.	Ordinary resolution to approve the Liberty Global 2014 Incentive Plan.

2.	Ordinary resolution to approve the Liberty Global 2014 Nonemployee Director Incentive Plan.
All shareholders of Liberty Global are cordially invited to attend. All shareholders of record of Liberty Global Class A ordinary shares, par value $0.01 per share, Liberty Global Class B ordinary shares, par value $.01 per share, and Liberty Global Class C ordinary shares, par value $0.01 per share, as of 10:00 p.m. GMT (5:00 p.m., Eastern time) on December 13, 2013, the record date for the special meeting, are entitled to notice of the special meeting or any adjournment thereof, but only shareholders of record of Class A shares or Class B shares as of the record date are entitled to vote at the special meeting or any adjournment thereof. The holders of our Class A shares and our Class B shares will vote together as a single class on each of the above resolutions. A list of shareholders entitled to vote at the special meeting will be available at our principle offices at 38 Hans Crescent, Knightsbridge, London SW1X 0LZ, United Kingdom and at offices located at 12300 Liberty Boulevard, Englewood, Colorado 80112, for review by any shareholder for any purpose relevant to the meeting, for at least 10 days prior to the special meeting.
Our company is incorporated under the laws of England and Wales. Our governance is generally provided for under the Companies Act and our articles of association. Voting on the resolutions will be by a poll. Voting by a poll means that each Class A share and each Class B share present, in person or by proxy, and entitled to vote at the special meeting will be counted in the vote. Under applicable law, all the resolutions are "ordinary" resolutions, which means that each resolution must be approved by a simple majority of the total votes of our shareholders (voting together as a single class) who vote on the resolution and are entitled to vote.
We describe the resolutions to be considered at the special meeting in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting. Our board of directors believes that ordinary resolutions 1 and 2 are in the best interest of our shareholders as a whole and unanimously recommends that you vote in favor of each of these resolutions.
You can appoint another person as your proxy to exercise all or any of your rights to attend, speak and vote at the special meeting. You may appoint more than one proxy in relation to the special meeting, provided that you appoint each proxy to exercise the rights attached to a different ordinary share or shares held by you. A proxy need not be a shareholder of Liberty Global. On a poll, the number of Class A shares and Class B shares you hold on the record date will decide the number of votes that you may cast. Our Class A shares and Class B shares are our only voting shares. Each Class A share has one vote and each Class B share has ten votes on each matter on which holders of such classes are entitled to vote at the meeting. When you vote over the internet or by returning a competed proxy card, your proxy will be given to the officers of Liberty Global.
Your vote is important, regardless of the number of ordinary shares you own. To make your ordinary shares are represented at the special meeting, please vote as soon as possible, whether or not you plan to attend the special meeting. You may vote by proxy over the internet or by requesting a proxy card to complete, sign and promptly return in the postage-paid envelope (if mailed in the United States).

38 Hans Crescent, London SW1X 0LZ, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

If you vote via the internet, your vote must be received by 6:00 a.m. GMT (1:00 a.m. Eastern time) on January 30, 2014. You may revoke your proxy in the manner described in the accompanying proxy statement.
By Order of the Board of Directors,

Bryan H. Hall
Secretary
Liberty Global plc
London, United Kingdom
December 18, 2013

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE VOTE VIA THE INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

38 Hans Crescent, London SW1X 0LZ, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

i

LIBERTY GLOBAL PLC
38 Hans Crescent
London SW1X 0LZ, United Kingdom
Registered in England Nr 8379990,
________________________
PROXY STATEMENT
________________________
We are furnishing this proxy statement to holders of record as of 10:00 p.m. GMT (5:00 p.m. Eastern time) on December 13, 2013, of Class A ordinary shares or Class B ordinary shares, each $.01 par value per share, of Liberty Global plc, a public limited company organized under the laws of England and Wales (Liberty Global), in connection with our board of directors soliciting your proxy to vote at our special meeting of shareholders or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the Meeting Notice). This proxy statement is also being furnished to holders of our non-voting Class C ordinary shares, par value $.01 per share, for informational purposes only. Under English law, holders of a company's ordinary shares are referred to as "members", but for clarity, they are referred to in this proxy statement as "shareholders". Also, "special meeting" in this proxy statement refers to a "general meeting" under the U.K. Companies Act 2006 (the Companies Act).
Pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (SEC), instead of mailing a printed copy of our proxy materials, including the form of proxy card to each shareholder of record, we are furnishing our proxy materials to our shareholders over the internet. It is anticipated that the Notice of Internet Availability of Proxy Materials (the Internet Notice) will be first mailed to our shareholders on or about December 19, 2013. If you received the Internet Notice by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. The Internet Notice will instruct you as to how you may access and review the information in the proxy materials and how you may submit your proxy to vote over the internet. If you received the Internet Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Internet Notice. The proxy materials, including the form of proxy, relating to the special meeting of shareholders will be first made available to shareholders on or about December 19, 2013.
As a result of a series of mergers that were completed on June 7, 2013, Liberty Global became the publicly-held parent company of the successors by merger of Liberty Global, Inc. (LGI) (the predecessor to Liberty Global) and Virgin Media Inc. (Virgin Media). In this proxy statement, the terms "we", "our", "our company", and "us" or similar references may refer, as the context requires, to Liberty Global or its predecessor LGI.
Pursuant to an Agreement and Plan of Merger with Virgin Media and following receipt of regulatory and shareholder approvals, we acquired Virgin Media in a stock and cash merger on June 7, 2013 (the Virgin Media Acquisition). As provided in the Agreement and Plan of Merger:

•
Each share of common stock of Virgin Media was converted into the right to receive (i) 0.2582 Class A ordinary shares of Liberty Global, (ii) 0.1928 Class C ordinary shares of Liberty Global and (iii) $17.50 in cash; and

•
Each share of Series A common stock of LGI was converted into the right to receive one Class A ordinary share of Liberty Global; each share of Series B common stock of LGI was converted into the right to receive one Class B ordinary share of Liberty Global; and each share of Series C common stock of LGI was converted into the right to receive one Class C ordinary share of Liberty Global.

In this proxy statement, the terms Class A shares, Class B shares and Class C shares, as the case may be, refer to the shares of Liberty Global or its predecessor LGI.
Our annual report for the year ended December 31, 2012, including our consolidated financial statements for the fiscal year ended December 31, 2012, is available free of charge through our website, www.libertyglobal.com. The report does not form any part of the material for solicitation of proxies. We will also promptly deliver a copy of the annual report to you free of charge if you call or email our Investor Relations Department, phone +1 (303) 220-6600 or ir@libertyglobal.com. Exhibits will be furnished upon payment of a nominal fee based on expenses we incur in providing you such exhibits.
Time and Place; Purposes
The special meeting will be held at 5:00 p.m. GMT (12:00 p.m. Eastern time), on January 30, 2014, at Broadgate West, 9 Appold Street, London EC2A 2AP, United Kingdom, telephone number +44 (0)207 655 5000. At the special meeting, holders of our Class A shares and Class B shares will be asked to consider and vote upon the following resolutions:

1.	Ordinary resolution to approve our 2014 Incentive Plan set forth in Appendix A and as described in "1—Approval of 2014 Incentive Plan" (the incentive plan resolution).

2.	Ordinary resolution to approve our 2014 Nonemployee Director Incentive Plan set forth in Appendix B and as described in "2—Approval of 2014 Director Plan" (the director plan resolution).
At the present time, we know of no other business that will be presented at the special meeting.

The special meeting may be adjourned to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies to vote on the resolutions.
Voting Rights; Record Date
As stated in the Meeting Notice, voting on the resolutions will be by a poll. Our board has fixed 10:00 p.m. GMT (5:00 p.m. Eastern time), on December 13, 2013, as the record date for the determination of holders of our Class A shares, Class B shares and Class C shares entitled to receive notice of our special meeting or any adjournment thereof. Only holders of record of our Class A shares or our Class B shares as of the record date are entitled to vote at our special meeting. As of the record date, we had outstanding and entitled to vote at the meeting 221,994,403 Class A shares and 10,164,295 Class B shares. Our Class A shares and Class B shares are our only voting ordinary shares and vote together as a single class on all matters. Each Class A share has one vote and each Class B share has ten votes on each matter on which holders of ordinary shares of such classes are entitled to vote at the meeting. We also had outstanding as of the record date 162,414,842 Class C shares, which are non-voting, except where otherwise required by the Companies Act and our articles of association.

As of the record date for the special meeting, we had 335 record holders of Class A shares and 41 record holders of Class B shares. Such amounts do not include the number of shareholders whose ordinary shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

If your Class A shares or Class B shares are held in your name, you have the right to attend, speak and vote in person at the meeting. If your Class A shares or Class B shares are held in an account with a broker, banker or other nominee, you are considered the beneficial owner of such shares held in street name. As a beneficial owner, you may also attend and speak at the meeting. You may not, however, vote such shares held in street name unless you obtain a “proxy" from your broker, bank or other nominee that holds the shares, which gives you the right to vote the shares at the meeting.

The presence, in person or by proxy, of the holders of a majority of the combined voting power of our outstanding Class A shares and Class B shares entitled to vote is necessary to constitute a quorum at the special meeting. The affirmative vote of the holders of at least a simple majority of the aggregate voting power of our Class A shares and Class B shares (voting together as a single class), who (being entitled to do so) vote either in person or by proxy at the special meeting, is required to approve each of the resolutions. Each Class A share and each Class B share present in person or by proxy will be counted in the vote and, with respect to each resolution, our shareholders may vote their Class A shares and Class B shares in favor of or against each such resolution or may abstain from voting with respect to such matter.
Proxies
Voting of Proxies

All Class A shares and Class B shares properly voted via the internet at or prior to 6:00 a.m. GMT (1:00 a.m. Eastern time) on January 30, 2014, and all ordinary shares represented by properly executed proxies received prior to or at the special meeting and, in each case, not revoked, will be voted in accordance with the instructions so provided. If no specific instructions are given, the Class A shares and Class B shares represented by a properly executed proxy will be voted as follows: "FOR" the incentive plan resolution and "FOR" the director plan resolution. The foregoing resolutions are the only items scheduled to be acted upon at the special meeting. As to any other matter, which may properly come before the special meeting, the persons named in the proxy card will vote thereon in accordance with their best judgment. In the event there is a resolution to adjourn or postpone the special meeting, the persons named in the proxy card will have discretion to vote on such resolution, unless the resolution is to adjourn or postpone the special meeting for the purpose of soliciting additional proxies.

A properly submitted proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote at the meeting, will not be voted. With respect to each of the resolutions, an abstention will have no effect on the votes cast on such resolution.

Ordinary shares represented by "broker non-votes" will also be counted for purposes of determining whether there is a quorum at the meeting but will be deemed ordinary shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote on a particular matter. A broker non-vote occurs when ordinary shares held by a broker, bank or other nominee are represented at the meeting, but the nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the ordinary shares on a particular resolution. Nominees may exercise discretion in voting on routine matters, but may not exercise discretion and therefore will not vote on non-routine matters. Each of the resolutions is considered non-routine and your broker, bank or other nominee may not vote on the resolutions without instructions from you.

If you hold your ordinary shares in the name of a broker, bank or other nominee, you should follow their instructions for your ordinary shares to be voted or when granting or revoking a proxy.

Voting by Participants in the U.S. 401(k) Plans

If you hold Class A shares through your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (the 401(k) Plan), which plan is for employees of our subsidiary, LGI, the trustee is required to vote your Class A shares as you specify or, if you do not specify how to vote your Class A shares, the trustee is required to vote your Class A shares in the same proportion on each resolution as it votes all Class A shares in the 401(k) Plan as to which voting instructions were properly provided. To allow sufficient time for the trustee to vote your Class A shares, your voting instructions must be received by 10:00 p.m. GMT (5:00 p.m. Eastern time) on January 24, 2014. If you hold Class A shares through your account in the Liberty Global 401(k) Savings Plan-Puerto Rico, which plan is for employees of our indirect subsidiary Liberty Cablevision of Puerto Rico LLC, your Class A shares will be voted as you specify. To vote such Class A shares, please follow the instructions provided by the trustee for such plan. The voting instructions for the Puerto Rico plan must be received by the trustee for such plan by 10:00 p.m. GMT (5:00 p.m. Eastern time) on January 23, 2014.
Revoking a Proxy

You may revoke your paper proxy at any time prior to its use by delivering a signed notice of revocation or a later dated signed proxy or by attending the meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at Liberty Global plc, Attention: Secretary, 38 Hans Crescent, Knightsbridge, London SW1X 0LZ, United Kingdom, at or before the start of the special meeting. Any revocation of votes submitted via the internet must be submitted by the same method as the corresponding votes, not later than 6:00 a.m. GMT (1:00 a.m. Eastern time), on January 30, 2014. If your ordinary shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

Solicitation of Proxies

We will pay the cost, if any, for solicitation of proxies to vote at the special meeting. Our directors, officers and employees may solicit proxies by mail, email, telephone or by personal interviews. These persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.
Recommendation of the Board of Directors
Our board of directors has approved the incentive plan resolution and the director plan resolution and unanimously recommends that you vote "FOR" each of these resolutions.
Householding
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" the Internet Notice or the proxy materials, as the case may be. This means that only one copy each of the Internet Notice, or the proxy materials, as the case may be, may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you call or email our Investor Relations Department, phone +1(303) 220-6600 or ir@libertyglobal.com. If you prefer to receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above phone number or email address.

Electronic Delivery
Shareholders can access the Meeting Notice and proxy statement via our website at www.libertyglobal.com or as directed in the Internet Notice for voting via the website at www.evisionreports.com/LGP. For future shareholder meetings, registered shareholders may receive future notices, annual reports and proxy materials electronically. To sign up for electronic delivery, go to www.computershare-na.com/green. You may also sign up when you vote by internet at www.evisionreports.com/LGP and follow the prompts. Once you sign up, you will no longer receive a printed copy of the notices, annual reports and proxy materials, unless you request them. You may suspend electronic delivery of the notices, annual reports and proxy materials at any time by contacting our transfer agent, Computershare, phone: (888) 218-4391 if in the United States and +1(781) 575-3919 if outside the United States. Shareholders who hold ordinary shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning our ordinary shares beneficially owned by each person or entity known by us to own more than 5% of the outstanding shares of our Class A shares or our Class B shares.

Except as otherwise indicated in the notes to the table, the security ownership information is given as of October 31, 2013, and, in the case of percentage ownership information, is based upon (1) 221,609,458 Class A shares, (2) 10,174,295 Class B shares, and (3) 163,324,432 Class C shares, in each case, outstanding on October 31, 2013. Although beneficial ownership of our Class C shares is set forth below, our Class C shares are non-voting and, therefore, in the case of percentage voting information, are not included.

Ordinary shares issuable on or within 60 days after October 31, 2013, upon exercise of options or stock appreciation rights (SARs), vesting of restricted share units (RSUs), conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Also, for purposes of the following presentation, beneficial ownership of our Class B shares, although convertible on a one-for-one basis into our Class A shares, is reported as beneficial ownership of our Class B shares only, and not as beneficial ownership of our Class A shares. The percentage of voting power is presented on an aggregate basis for each person or entity named below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Class A	1,140,599	(1)(2)(3)	*	27.5%
12300 Liberty Boulevard	Class B	8,787,373	(2)(4)	86.4%
Englewood, CO 80112	Class C	2,941,641	(1)(2)(3)(5)	1.8%

Robert R. Bennett	Class A	401,142	(6)	*	2.8%
c/o Liberty Media Corporation	Class B	889,251	(6)	8.7%
12300 Liberty Boulevard	Class C	—		—
Englewood, CO 80112

_________________
* Less than one percent.

(1)	Includes 90,303 Class A shares and 294,869 Class C shares held by Mr. Malone's spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes 48,000 Class A shares, 110,148 Class B shares and 158,148 Class C shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts.

(3)	Includes 50,119 Class A shares and 52,615 Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable within 60 days of, October 31, 2013.

(4)	Includes 8,677,225 Class B shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the trust (the Malone Trust).

(5)
Includes 1,100,000 Class C shares subject to a long-dated post-paid variable forward sale contract with an unaffiliated counterparty, divided into 20 components of 55,000 shares each. The components mature on sequential trading days beginning on August 17, 2017 and ending on September 14, 2017.

(6)
The number of Class A shares and the number of Class B shares are based upon the Schedule 13D dated February 4, 2010, filed by Mr. Bennett and includes 887,227 Class B shares that could be acquired pursuant to stock options held by Mr. Bennett. Subsequent to such filing, Mr. Bennett exercised the stock options for Class B shares and received the Class B shares. Of the shares reported, the Schedule 13D shows Mr. Bennett and his spouse jointly owning, directly or indirectly, 400,934 Class A shares and 2,024 Class B shares.

Security Ownership of Management
The following table sets forth information with respect to the beneficial ownership by each of our directors and each of our named executive officers as described below, and by all of our directors and executive officers as a group, of (1) our Class A shares, (2) our Class B shares and (3) our Class C shares.

The security ownership information is given as of October 31, 2013, and, in the case of percentage ownership information, is based upon (1) 221,609,458 Class A shares, (2) 10,174,295 Class B shares and (3) 163,324,432 Class C shares, in each case, outstanding on that date. Although beneficial ownership of our Class C shares is set forth below, our Class C shares is non-voting and, therefore, in the case of percentage voting information, is not included. The percentage of voting power is presented on an aggregate basis for each person or group listed below.

Ordinary shares issuable on or within 60 days after October 31, 2013, upon exercise of options or SARs, vesting of RSUs, conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of our Class B shares, although convertible on a one-for-one basis into our Class A shares, is reported as beneficial ownership of our Class B shares only, and not as beneficial ownership of our Class A shares.

So far as is known to us, the persons indicated below have sole voting power with respect to the ordinary shares indicated as owned by them, except as otherwise stated in the notes to the table. With respect to certain of our executive officers and directors, the number of shares indicated as owned by them includes shares held by the 401(k) Plan as of September 30, 2013, for their respective accounts.

Name	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Class A	1,140,599	(1)(2)(4)(5)	*	27.5%
Chairman of the Board	Class B	8,787,373	(2)(3)	86.4%
	Class C	2,941,641	(1)(2)(4)(5)(6)	1.8%

Andrew J. Cole	Class A	18,175	(5)	*	*
Director	Class B	—		—
	Class C	13,605	(5)	*

John P. Cole, Jr.	Class A	56,564	(5)	*	*
Director	Class B	—		—
	Class C	56,655	(5)	*

Miranda Curtis	Class A	130,463	(5)	*	*
Director	Class B	—		—
	Class C	126,921	(5)	*

John W. Dick	Class A	80,349	(5)	*	*
Director	Class B	—		—
	Class C	77,285	(5)	*

Michael T. Fries	Class A	1,042,911	(4)(5)(7)(8)	*	*
Director, Chief Executive Officer &	Class B	—		—
President	Class C	1,128,801	(5)(7)(8)	*

Paul A. Gould	Class A	241,462	(5)	*	*
Director	Class B	51,429		*
	Class C	375,249	(5)	*

Richard R. Green	Class A	27,006	(5)	*	*
Director	Class B	—		—
	Class C	25,943	(5)	*

David E. Rapley	Class A	7,615	(5)	*	*
Director	Class B	—		—
	Class C	14,932	(5)	*

Name	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
Larry E. Romrell	Class A	27,720	(5)	*	*
Director	Class B	—		—
	Class C	26,995	(5)	*

J.C. Sparkman	Class A	46,032	(5)	*	*
Director	Class B	—		—
	Class C	46,126	(5)	*

J. David Wargo	Class A	57,020	(4)(5)(9)	*	*
Director	Class B	—		—
	Class C	57,224	(4)(5)(9)	*

Charles H.R. Bracken	Class A	72,523	(5)	*	*
Executive Vice President & Co-Chief	Class B	—		—
Financial Officer	Class C	72,523	(5)	*

Bernard G. Dvorak	Class A	192,895	(4)(5)(7)(10)	*	*
Executive Vice President, & Co-Chief	Class B	—		—
Financial Officer	Class C	244,430	(4)(5)(7)(10)	*

Diederik Karsten	Class A	80,750	(5)	*	*
Executive Vice President, European	Class B	—		—
Broadband Operations	Class C	80,750	(5)	*

Balan Nair	Class A	177,347	(4)(5)(7)	*	*
Executive Vice President & Chief	Class B	—		—
Technology Officer	Class C	194,249	(4)(5)(7)	*

All directors and executive officers as a	Class A	3,439,451	(11)(12)	1.5%	28.3%
group (17 persons)	Class B	8,838,802	(11)	86.9%
	Class C	5,519,770	(11)(12)	3.3%
___________________
*    Less than one percent.

(1)	Includes 90,303 Class A shares and 294,869 Class C shares held by Mr. Malone's spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes 48,000 Class A shares, 110,148 Class B shares and 158,148 Class C shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts.

(3)	Includes 8,677,225 Class B shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the trust (the Malone Trust).

(4)	Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts extended by such entities:

	No. of Shares Pledged
Owner	Class A	Class C	Entity Holding the Shares
John C. Malone	952,177	1,500,000	Bank of America NA
Michael T. Fries	186,915	—	Morgan Stanley Inc.
J. David Wargo	748	747	UBS Financial Services, Inc.
Bernard G. Dvorak	41,644	84,987	UBS Financial Services, Inc.
Balan Nair	68,719	87,836	UBS Financial Services, Inc.

(5)	Includes shares that are subject to options or SARs, which were exercisable as of, or will be exercisable within 60 days of, October 31, 2013, as follows:

Owner	Class A	Class C
John C. Malone	50,119	52,615
Andrew J. Cole	16,492	12,308
John P. Cole, Jr.	47,702	47,750
Miranda Curtis	4,108	4,154
John W. Dick	65,258	64,604
Michael T. Fries	366,693	366,693
Paul A. Gould	43,288	43,336
Richard R. Green	24,108	24,154
David E. Rapley	5,566	5,614
Larry E. Romrell	1,433	1,467
J.C. Sparkman	27,702	27,750
J. David Wargo	55,894	55,942
Charles H.R. Bracken	72,523	72,523
Bernard G. Dvorak	95,844	95,844
Diederik Karsten	74,434	74,434
Balan Nair	103,608	103,505

(6)
Includes 1,100,000 Class C shares subject to a long-dated post-paid variable forward sale contract with an unaffiliated counterparty, divided into 20 components of 55,000 shares each. The components mature on sequential trading days beginning on August 17, 2017 and ending on September 14, 2017.

(7)	Includes shares held in the 401(k) Plan as follows:

Owner	Class A	Class C
Michael T. Fries	1,977	5,543
Bernard G. Dvorak	510	4,963
Balan Nair	—	2,805

(8)
Includes 46,200 Class A shares and 118,580 Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries' minor children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust.

(9)
Includes 183 Class A shares and 174 Class C shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership. Also includes 16 Class C shares held by Mr. Wargo's spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

(10)
Includes the following securities held by Mr. Dvorak's spouse, as to which Mr. Dvorak has disclaimed beneficial ownership: (a) 25,956 Class A shares and 25,232 Class C shares; (b) 27,390 Class A shares and 27,390 Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable within 60 days of, October 31, 2013; and (c) 1,551 Class A shares and 6,014 Class C shares held in the 401(k) Plan.

(11)
Includes 210,459 Class A shares, 110,148 Class B shares and 596,845 Class C shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements, as to which shares beneficial ownership has been disclaimed.

(12)
Includes 1,079,246 Class A shares and 1,081,454 Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable or vest within 60 days of, October 31, 2013; 4,038 Class A shares and 19,876 Class C shares held by the 401(k) Plan; and 1,273,304 Class A shares and 1,693,388 Class C shares pledged in support of various lines of credit or margin accounts.

Change in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

1 – APPROVAL OF 2014 INCENTIVE PLAN
Background and Reason
On December 13, 2013, our board of directors approved the Liberty Global 2014 Incentive Plan (the Incentive Plan), subject to shareholder approval at the special meeting. The Incentive Plan provides for the grant of options, SARs, restricted shares, RSUs, performance awards, cash awards, or any combination of the foregoing, to eligible employees and independent contractors. If the incentive plan resolution receives the requisite shareholder approval, the Incentive Plan will be effective on March 1, 2014, and will replace our existing 2005 Incentive Plan (as Amended and Restated as of June 7, 2013) (the 2005 Plan) and the 2010 Virgin Media Equity Incentive Plan (as Amended and Restated June 7, 2013) (the 2010 Plan), which we assumed in the Virgin Media Acquisition. The Incentive Plan is substantially similar to the 2005 Plan. If the Incentive Plan is approved by our shareholders, no new awards will be granted under the 2005 Plan or the 2010 Plan and any ordinary shares available for issuance under these Plans that are not subject to outstanding awards will no longer be available for issuance under such plans or the Incentive Plan. Outstanding awards under the 2005 Plan and the 2010 Plan will continue to be governed by the terms of such applicable plan until exercised, expired, paid or otherwise terminated.
Subject to shareholder approval at the special meeting, the maximum number of ordinary shares with respect to which awards may be granted under the Incentive Plan will be 50 million, subject to anti-dilution and other adjustment provisions of the Incentive Plan. The awards may be granted for any class of our ordinary shares, provided that the number of ordinary shares that may be awarded in Class B shares is limited to 25 million. With limited exceptions, no person may be granted in any calendar year awards covering more than four million of our ordinary shares, of which no more than two million ordinary shares may consist of Class B shares. In addition, no person may receive payment for cash awards under the Incentive Plan during any calendar year in excess of $10 million.
If the Incentive Plan is not approved at the special meeting, we estimate that the remaining ordinary shares reserved for the 2005 Plan will not be sufficient to permit us to make our annual grants in 2014, and, in any event, we will not be able to grant awards under the 2005 Plan after its expiration on May 11, 2014. See "Executive Compensation—Compensation Discussion and Analysis—Elements of Our Compensation Packages—Equity Incentive Awards" for a description of our annual grants program over the last three years. We will be able to continue to grant awards under the 2010 Plan; however, such awards may only be granted to eligible employees of our subsidiary Virgin Media or persons who became an employee of our company or any of our subsidiaries after June 7, 2013. As of November 4, 2013, equity awards based on an aggregate of 10,637,061 Class A shares and 10,073,017 Class C shares were outstanding under the 2005 Plan and 2010 Plan, in the aggregate. The 2005 Plan had 195,475 ordinary shares available for grant as of September 30, 2013. Also, the 2010 Plan had 11,603,628 ordinary shares available for grant as of September 30, 2013. Ordinary shares under these Plans may be awarded in any class of shares.
We are requesting that our shareholders approve the Incentive Plan at the special meeting as part of our continuing commitment to (1) attract persons of exceptional ability to become officers and employees of Liberty Global and (2) induce independent contractors to provide services to Liberty Global. The Incentive Plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company.
The following description reflects the terms and conditions of the Incentive Plan and is not intended to be complete. We refer you to the copy of the Incentive Plan included as "Appendix A: Liberty Global 2014 Incentive Plan" to this proxy statement for a complete statement of its terms and conditions.
Summary of Incentive Plan
The Incentive Plan will be administered by the compensation committee of our board of directors, which is composed entirely of "non-employee directors" as that term is defined in Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act), and "outside directors" as that term is defined in Section 162(m) (Section 162(m)) of the U.S. Internal Revenue Code of 1986 and the regulations and interpretations promulgated thereunder (the Code). The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The compensation committee is currently comprised of three independent directors as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. Our employees (including employees who are officers or directors of Liberty Global or any of Liberty Global's subsidiaries) and, as provided in Annex 2 of the Incentive Plan, independent contractors are eligible to participate and may be granted awards under the Incentive Plan. Awards may be made to any such person, officer, director or contractor whether or not he or she holds or has held awards under the Incentive Plan or under any other plan of Liberty Global or any of Liberty Global's affiliates. The number of individuals who may receive awards under the Incentive Plan will vary from year to year and will depend on various factors, such as the number of promotions and our hiring needs during the year, and thus we cannot predict the number of future award recipients.

Types of Awards. The compensation committee may grant options, SARs, restricted shares, RSUs, performance awards, or cash awards as provided in Annex I of the Incentive Plan, or any combination of the foregoing, under the Incentive Plan (collectively, awards). Under the 2005 Plan, awards of options and SARs have generally had a seven-year term and a four-year vesting period, with 12.5% of the award vesting on the six-month anniversary of grant and the balance in 14 equal quarterly installments thereafter. Such four-year vesting period has also generally applied to awards of restricted shares and RSUs. It is anticipated that these provisions will apply to grants under the Incentive Plan. Awards of options and SARs under the 2010 Plan made prior to the Virgin Media Acquisition generally have a 10-year term and a five-year vesting period. Awards under the 2010 Plan made after the Virgin Media Acquisition have the same terms as those under the 2005 Plan.
As of October 31, 2013, we granted the following types of awards in 2013 under the 2005 Plan and the 2010 Plan;

a.	performance awards based on a two-year performance period tied to a target compound annual growth rate in consolidated operating cash flow payable in RSUs that vest during the one-year service period.

b.	performance awards tied to growth in consolidated revenue and consolidated operating free cash flow over a one-year performance period payable in cash.

c.
awards of RSUs and SARs with the awards of RSUs having a four-year vesting period and the awards of SARs having a seven-year term and a four-year vesting period as described above for awards under the 2005 Plan.

d.
a one-time grant of challenge performance awards to key members of our senior management based on high levels of individual performance over a three-year performance period payable generally in a combination of PSUs and SARs.

For further information on these awards, see the "Compensation Discussion and Analysis" elsewhere in the proxy statement.
Except for the one-time grant in (d) above, we expect to continue to use these types of equity awards in the future. We may also use special equity grants to award or recognize current employees and to attract new hires. As of the date of this proxy statement, however, we have no commitments to grant awards under the Incentive Plan.
Our ordinary shares issuable pursuant to awards made under the Incentive Plan will be made available from either authorized but unissued shares or shares that have been issued but reacquired by us to the extent permitted by the laws of England and Wales. Our ordinary shares that are subject to (1) any award that expires, terminates or is annulled for any reason without having been exercised, (2) all or any portion of an award that is settled for cash, (3) any award of restricted shares or RSUs that is forfeited prior to becoming vested, and (4) any shares covered by an award and not delivered due to payment of taxes or purchase prices, will once again be available for issuance under the Incentive Plan. In connection with certain corporate transactions, awards made in substitution for awards of an acquired company do not reduce the ordinary shares available for awards under the Incentive Plan and may be made with an exercise price or purchase price that is less than fair market value on the date of substitution.
As is currently the case under the 2005 Plan and the 2010 Plan, the compensation committee will have the power to:

•	interpret the Incentive Plan and adopt any rules, regulations and guidelines for carrying out the Incentive Plan that it believes are proper;

•	correct any defect or supply any omission or reconcile any inconsistency in the Incentive Plan or related documents;

•	determine the form and terms of the awards made under the Incentive Plan, including persons eligible to receive awards and the number of ordinary shares or other consideration subject to awards; and

•
delegate to any subcommittee its authority and duties under the Incentive Plan unless a delegation would adversely impact the availability of transaction exemptions under Rule 16b-3 of the Exchange Act, and the deductibility of compensation for U.S. federal income tax purposes.

Options. Options granted under the Incentive Plan will entitle the holder to purchase a specified number of shares of a class of our ordinary shares at a specified exercise price subject to the terms and conditions of the option grant. The exercise price of an option specified in a grant may be no less than the fair market value of the applicable class of our ordinary shares as of the day the option is granted. The compensation committee will determine, in connection with each option awarded to a holder, (1) the class and number ordinary shares subject to the option, (2) the per share exercise price, (3) whether that price is payable in cash, by check, by promissory note, by cashless exercise, or any combination of the foregoing or other method of payment permitted by the laws of England and Wales, (4) other terms and conditions of exercise, (5) restrictions on transfer of the option and (6) other provisions not inconsistent with the Incentive Plan.

Stock Appreciation Rights. A SAR entitles the recipient to receive a payment in ordinary shares or, if the compensation committee so determines as provided in Annex 1 of the Incentive Plan, cash or a combination of cash and shares, equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable class of our ordinary shares with respect to which the SAR was granted over the base price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of our ordinary shares subject to a related option (a tandem SAR) or granted separately to an eligible employee or independent contractor (a free-standing SAR). Tandem SARs are exercisable only to the extent that the related option is exercisable. Upon the exercise or termination of the related option, the related tandem SAR will be automatically cancelled to the extent of the number of our ordinary shares with respect to which the related option was so exercised or terminated. Free-standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant agreement. The base price of a SAR specified in a grant may be no less than the fair market value of a share of the applicable class of our ordinary shares as of the day the SAR is granted.
Restricted Shares and Restricted Share Units. Restricted shares are our ordinary shares that become vested and may be transferred upon completion of a restriction period. The compensation committee determines, and each individual award agreement will provide, (1) the price to be paid by the recipient of the restricted shares, which shall be at least the minimum consideration necessary for the restricted shares to be deemed fully paid, (2) whether dividends or distributions paid with respect to the restricted shares will be retained by us during the restriction period, (3) whether the holder of the restricted shares may be paid a cash amount any time after the shares become vested, (4) the vesting date or vesting dates (or basis of determining the same) for the award, and (5) other terms and conditions of the award.
A RSU is a unit evidencing the right to receive, in specified circumstances, one share of the specified class of our ordinary shares, or its cash equivalent, subject to a restriction period or forfeiture conditions. RSUs based upon the fair market value of shares of any class of our ordinary shares may be awarded under the Incentive Plan. The compensation committee has the power to determine, and each individual award agreement will provide, the terms, conditions, vesting requirements, payment rules and restrictions for awards of RSUs. The committee will also determine the price to be paid by the recipient of the RSUs, which shall be at least the minimum consideration necessary for the shares received to be deemed fully paid and whether the holder will be entitled to dividend equivalent payments with respect to the RSU. Holders of RSUs will not be entitled to our ordinary shares covered by RSUs until such shares are issued to the holder at the end of the restriction period.
Upon the applicable vesting date, all or the applicable portion of restricted shares or RSUs will vest, any retained distributions or unpaid dividend equivalents with respect to the restricted shares or RSUs will vest to the extent that the awards related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares or RSUs will become payable, all in accordance with the terms of the individual award agreement.
Cash Awards. As permitted in Annex 1 of the Incentive Plan, the compensation committee may also provide for the grant of cash awards. A cash award is a bonus paid in cash that is based solely upon the attainment of one or more performance goals that have been established by the compensation committee. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee.
Performance Awards. At the discretion of the compensation committee, any of the above-described awards, including cash awards, may be designated as a performance award. Performance awards are contingent upon performance measures applicable to a particular period, as established by the compensation committee and set forth in individual agreements, based upon any one or more of the following business criteria:

•	increased revenue;

•	net income measures (including income after capital costs and income before or after taxes);

•	share price measures (including growth measures and total shareholder return);

•	price per ordinary share;

•	market share;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•
cash flow measures (including operating cash flow, operating free cash flow, free cash flow, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

•	return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);

•	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

•	net promoter score or other metrics regarding quality or extent of customer satisfaction or service;

•	expense measures (including overhead costs and general and administrative expense);

•	margins;

•	shareholder value;

•	total shareholder return;

•	proceeds from dispositions;

•	total market value; and

•	corporate values measures (including ethics compliance, corporate responsibility, environmental and safety).
Performance measures may apply to the award recipient, to one or more of our business units, divisions or subsidiaries or other applicable sector, or to our company as a whole. Goals may also be based on performance relative to a peer group of companies. If the compensation committee intends for the performance award to be granted and administered in a manner that preserves the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, the performance goals must be established (1) no later than 90 days after the commencement of the period of service to which the performance goals relate and (2) prior to the completion of 25% of such period of service. In addition, the categories of performance goals must have been approved by shareholders within the prior five years. Accordingly, to preserve the ability of the compensation committee to grant performance awards under the Incentive Plan that will be deductible for U.S. federal income tax purposes following the fifth anniversary of this meeting, the compensation committee will need to submit the Incentive Plan for ratification by our shareholders at a meeting.
Under current laws, the compensation committee may not modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is not intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based.
Awards Generally. Awards under the Incentive Plan may be granted either individually, in tandem or in combination with each other. Awards granted under the Incentive Plan are generally non-transferable during the lifetime of an award holder, except as permitted by will or the laws of descent and distribution or pursuant to a legally enforceable domestic relations order. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the Incentive Plan), options and SARs will become immediately exercisable and the restrictions on restricted shares and RSUs will lapse, unless individual agreements state otherwise. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, the vesting or early termination, upon a holder's termination of employment with our company, of any unvested options, SARs, restricted shares or RSUs and the period during which any vested options and SARs must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder's service terminates by reason of death or disability (as defined in the Incentive Plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date), (3) if the holder's service terminates by reason of retirement (as defined in the Incentive Plan) his or her options and SARs will remain exercisable for two years (but not later than the scheduled expiration date), and (4) any termination of the holder's service for "cause" (as defined in the Incentive Plan) will result in the immediate termination of all options and SARs and the forfeiture of all rights to any restricted shares, RSUs, retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder's service terminates due to death or disability, options and SARs will become immediately exercisable, and the restrictions on restricted shares and RSUs will lapse, unless individual agreements state otherwise. If a holder's service terminates due to retirement, unvested options and SARs will vest and the restrictions on unvested restricted shares and RSUs will lapse to the extent such awards would have vested or such restrictions would have lapsed had the holder remained employed through the date that is one year after the date of retirement, unless individual agreements state otherwise. If an award has been designated a performance award then it will accelerate or terminate upon the occurrence of the foregoing described events pursuant to the provisions of the performance award agreement.

Adjustments. The number and kind of our ordinary shares, which may be awarded or otherwise made subject to awards under the Incentive Plan, the number and kind of our ordinary shares covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing are subject to appropriate adjustment in the discretion of the compensation committee, as the compensation committee deems equitable, in the event (1) we subdivide the outstanding shares of any class of our ordinary shares into a greater number of shares of such class, (2) we combine the outstanding shares of any class of our ordinary shares into a smaller number of shares of such class, or (3) there is a share dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin off, combination, exchange of shares, warrants or rights offering to purchase any class of our ordinary shares, or any other similar corporate event (including mergers or consolidations other than approved transactions (as defined in the Incentive Plan)) for which other provisions are made pursuant to the Incentive Plan.
Amendment and Termination. The Incentive Plan was approved by our board of directors, and if the incentive plan resolution receives the requisite shareholder approval, the Incentive Plan will become effective on March 1, 2014, and will terminate on March 1, 2024, unless earlier terminated by the compensation committee. The compensation committee may suspend, discontinue, modify or amend the Incentive Plan at any time prior to its termination. However, before an amendment may be made that would adversely affect a participant who has already been granted an award, the participant's consent must be obtained, unless the change is necessary to comply with Section 409A of the Code.
U.S. Federal Income Tax Consequences
The following is a summary of the general rules of the U.S. federal income tax law relating to the tax treatment of options, SARs, restricted shares, RSUs and cash awards issued under the Incentive Plan. The discussion is general in nature and does not take into account a number of considerations that may apply based upon the circumstances of a particular holder under the Incentive Plan, including the possibility that a holder may not be subject to U.S. federal income taxation.
Options; SARs. Holders will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of an option or SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price he or she paid for the shares. The holder will generally have a tax basis in any of our ordinary shares received pursuant to the exercise of a SAR, or pursuant to the cash exercise of an option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "—Certain Tax Code Limitations on Deductibility" below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with compensation income recognized by the holder under the foregoing rules. The disposition of our ordinary shares acquired upon exercise of an option or SAR will ordinarily result in capital gain or loss.
Cash Awards; RSUs; Restricted Shares. A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it. A holder will not have taxable income upon the grant of a RSU but rather will generally recognize ordinary compensation income at the time the award vests in an amount equal to the fair market value of the shares received.
Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income deduction upon the grant of such award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. The holder's holding period in such shares will commence on the date of grant if an election pursuant to Section 83(b) of the Code is made. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income.
A holder who is a U.S. employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the shares received pursuant to awards. Dividend equivalents that are received by a holder prior to the time that the RSUs are taxed to the holder under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a holder in the shares received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder's holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under "—Certain Tax Code Limitations on Deductibility" below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with compensation income recognized by the holder under the foregoing rules.
Section 409A. Awards under the Incentive Plan have features that could cause them to be treated as deferred compensation arrangements subject to Section 409A of the Code, which imposes significant penalties for noncompliance. Specifically, if a deferred compensation arrangement does not comply with Section 409A of the Code, deferred amounts will be taxed currently at the employee's marginal rate, interest will be assessed at the underpayment rate established by the Internal Revenue Service (IRS), plus one percent measured from the later of the deferral date or the vesting date, and a penalty will be assessed equal to 20% of the taxable amount of compensation.
The Incentive Plan will be administered in a manner that will be in good faith compliant with Section 409A and applicable regulations. We intend that any awards under the Incentive Plan will be exempt from or satisfy the applicable requirements of Section 409A. If any plan provision or award would result in the imposition of an additional tax under Section 409A, such plan provision or award will be amended to avoid imposition of the additional tax. No action taken to comply with Section 409A will be deemed to adversely affect the employee's rights under any award.
Certain Tax Code Limitations on Deductibility. In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the Incentive Plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change of control of an employer are not deductible. Our ability to obtain a deduction for amounts paid under the Incentive Plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. Certain awards granted under the Incentive Plan are exempt from such $1 million limitation. These awards include options and SARs granted at fair market value and performance awards that meet certain criteria, in each case pursuant to shareholder approved plans. If the incentive plan resolution is approved at the special meeting, performance awards under the Incentive Plan will be eligible for favorable tax treatment under Section 162(m) of the Code.
Vote and Recommendation
The affirmative vote of the holders of at least a simple majority of the aggregate voting power of our Class A shares and our Class B shares (voting together as a single class), who (being entitled to do so) vote either in person or by proxy at the special meeting, is required to approve the incentive plan resolution.
Our board of directors unanimously recommends a vote "FOR" the approval of the incentive plan resolution.

2 – APPROVAL OF 2014 DIRECTOR PLAN
Background and Reason
On December 13, 2013, our board of directors approved the Liberty Global 2014 Nonemployee Director Incentive Plan (the Director Plan), subject to shareholder approval at the special meeting. The Director Plan provides for the grant of options, SARs, restricted shares, RSUs, or any combination of the foregoing to eligible nonemployee directors. If the director plan resolution receives the requisite shareholder approval, the Director Plan will be effective on March 1, 2014, and will replace our existing 2005 Nonemployee Director Incentive Plan (as Amended and Restated as of June 7, 2013) (the 2005 Director Plan). The Director Plan is substantially similar to the 2005 Director Plan. If the Director Plan is approved by our shareholders, no new awards will be granted under the 2005 Director Plan and any shares available for issuance under the 2005 Director Plan that are not subject to outstanding awards will no longer be available for issuance under the 2005 Director Plan or the Director Plan. Outstanding awards under the 2005 Director Plan will continue to be governed by the terms of such plan until exercised, expired, paid or otherwise terminated.

Subject to shareholder approval at the special meeting, the maximum number of shares with respect to which awards may be granted under the Director Plan will be five million, subject to anti-dilution and other adjustment provisions of the Director Plan. The awards may be granted for any class of ordinary shares. If the Director Plan is not approved at the special meeting, we will not be able to continue granting equity awards to eligible nonemployee directors under the 2005 Director Plan after its expiration on May 11, 2014. See "Director Compensation—Compensation Policy—Equity Awards" for a description of our equity awards program to our nonemployee directors.
As of November 4, 2013, equity awards based on an aggregate of 413,560 Class A shares and 422,940 Class C shares were outstanding under the 2005 Director Plan. The 2005 Director Plan had 8,815,685 ordinary shares available for grant as of September 30, 2013.
We are requesting that our shareholders approve the Director Plan at the special meeting as part of our continuing commitment to aid in attracting persons of exceptional ability to become nonemployee directors of Liberty Global. The Director Plan is administered by our full board of directors. The Director Plan is designed to provide a method whereby nonemployee directors may be awarded additional remuneration for the services they render on our board and committees of our board, and to encourage their investment in our ordinary shares, thereby increasing their proprietary interest in our businesses and their personal interest in the continued success and progress of Liberty Global.
The following description reflects the terms and conditions of the Director Plan and is not intended to be complete. We refer you to the copy of the Director Plan included as "Appendix B: Liberty Global 2014 Nonemployee Director Incentive Plan" to this proxy statement for a complete statement of the terms and conditions.
Summary of Director Plan
The board has the full power and authority to grant eligible nonemployee directors the awards described below and determines the terms and conditions under which any awards are made, and may delegate certain administrative duties to our employees. The board may grant options, SARs, restricted shares, RSUs or any combination of the foregoing under the Director Plan (collectively, awards). Only nonemployee members of our board of directors are eligible to receive awards under the Director Plan. Under the 2005 Director Plan, awards of options have generally had a 10-year term and a three-year vesting period with the award vesting in three equal annual installments. Awards of restricted shares and RSUs have generally provided for the lapse of all restrictions after one year. It is anticipated that these provisions will apply to grants under the Director Plan. As of October 31, 2013, the board granted awards of options in 2013 with such awards having a three-year vesting period as described above. The board expects to continue to grant options in the future. As of the date of the proxy statement, however, the board has no commitments to grant awards under the Director Plan.
Ordinary shares issuable pursuant to awards made under the Director Plan will be made available from either authorized but unissued shares or shares that have been issued but reacquired by us to the extent permitted by the laws of England and Wales. Our ordinary shares that are subject to (1) any award that expires, terminates or is annulled for any reason without having been exercised, (2) all or any portion of an award that is settled for cash, (3) any award of restricted shares or RSUs that is forfeited prior to becoming vested, and (4) any shares covered by an award and not delivered due to payment of taxes or exercise prices to extent permitted by applicable law will once again be available for issuance under the Director Plan. In connection with certain corporate transactions, awards made in substitution for awards of an acquired company do not reduce the shares available for awards under the Director Plan and may be made with an exercise price or purchase price that is less than fair market value on the date of substitution.

As is currently the case under the 2005 Director Plan, our board will have the power to:

•	interpret the Director Plan and adopt any rules, regulations and guidelines for carrying out the Director Plan that it believes are proper;

•	correct any defect or supply any omission or reconcile any inconsistency in the Director Plan or related documents;

•	determine the form and terms of awards made under the Director Plan, including directors eligible to receive awards and the number of shares or other consideration subject to awards; and

•	delegate to company employees certain administrative or ministerial duties in carrying out the purposes of the Director Plan.
Options. Options granted under the Director Plan will entitle the holder to purchase a specified number of shares of a class of our ordinary shares at a specified exercise price subject to the terms and conditions of the option grant. The exercise price of an option specified in a grant may be no less than the fair market value of the applicable class of our ordinary shares as of the day the option is granted. Our board determines, in connection with each option awarded to a holder, (1) the class and number of ordinary shares subject to the option, (2) the per share exercise price, (3) whether that price is payable in cash, by check, by cashless exercise or any combination of the foregoing or other method of payment permitted by the laws of England and Wales, (4) other terms and conditions of exercise, (5) restrictions on transfer of the option, and (6) other provisions not inconsistent with the Director Plan.
Stock Appreciation Rights. An SAR entitles the recipient to receive a payment in ordinary shares equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable class of our ordinary shares with respect to which the SAR was granted over the base price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of our ordinary shares subject to a related option (a tandem SAR) or granted separately to an eligible director (a free-standing SAR). Tandem SARs are exercisable only to the extent that the related option is exercisable. Upon the exercise or termination of the related option, the related tandem SAR will be automatically cancelled to the extent of the number of our ordinary shares with respect to which the related option was so exercised or terminated. Free-standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant agreement. The base price of a SAR specified in a grant may be no less than the fair market value of a share of the applicable class of our ordinary shares as of the day the SAR is granted.
Restricted Shares and Restricted Share Units. Restricted shares are shares of our ordinary shares that become vested and may be transferred upon completion of the restriction period. The board determines, and each individual award agreement will provide, (1) the price to be paid by the recipient of restricted shares, which shall be at least the minimum consideration necessary for the restricted shares to be deemed fully paid, (2) whether dividends or distributions paid with respect to restricted shares will be retained by us during the restriction period, (3) whether the holder of the restricted shares may be paid a cash amount any time after the shares become vested, (4) the vesting date or vesting dates (or basis of determining the same) for the award, and (5) other terms and conditions of the award.
A RSU is a unit evidencing the right to receive, in specified circumstances, one share of the specified class of our ordinary shares, or its cash equivalent, subject to a restriction period or forfeiture conditions. RSUs based upon the fair market value of shares of any class of ordinary shares may be awarded under the Director Plan. The board has the power to determine the terms, conditions, vesting requirements, payment rules and restrictions for awards of RSUs. The board will also determine the price to be paid by the recipient of the RSUs, which shall be at least the minimum consideration necessary for the shares received to be deemed fully paid and whether the holder will be entitled to dividend equivalent payments with respect to the RSU.
Upon the applicable vesting date, all or the applicable portion of restricted shares or RSUs will vest, any retained distributions or unpaid dividend equivalents with respect to the restricted shares or RSUs will vest to the extent that the awards related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares or RSUs will become payable, all in accordance with the terms of the individual agreement.
Awards Generally. Awards under the Director Plan may be granted either individually, in tandem or in combination with each other. Awards granted under the Director Plan are also generally non-transferable during the lifetime of an award holder, except as permitted by will or the laws of descent and distribution or pursuant to a legally enforceable domestic relations order. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the Director Plan), options and SARs will become immediately exercisable and the restrictions on restricted shares or RSUs will lapse, unless individual agreements state otherwise. At the time an award is granted, the board will determine, and the relevant agreement will provide for, the vesting or early termination, upon a holder's cessation of membership on our board, of any unvested options, SARs, restricted shares or RSUs, and the period during which any vested options and SARs must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder's service terminates by reason of death or disability (as defined in the Director Plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder's service for "cause" (as defined in the Director Plan) will result in the immediate termination of all options and SARs and the forfeiture of all rights to any restricted shares, RSUs, retained distributions, unpaid dividend equivalents and any related cash amounts held by such terminated holder. If a holder's service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares and RSUs will lapse, unless individual agreements state otherwise.
Adjustments. The number and kind of our ordinary shares which may be awarded or otherwise made subject to awards under the Director Plan, the number and kind of shares of our ordinary shares covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing are subject to appropriate adjustment in the discretion of the board, as the board deems equitable, in the event (1) we subdivide the outstanding shares of any class of ordinary shares into a greater number of shares of such class, (2) we combine the outstanding shares of any class of ordinary shares into a smaller number of shares of such class, or (3) there is a stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin off, combination, exchange of shares, warrants or rights offering to purchase such class of ordinary shares, or any other similar corporate event (including mergers or consolidations other than approved transactions (as defined in the Director Plan)) for which other provisions are made pursuant to the Director Plan.
Amendment and Termination. The Director Plan was approved by our board of directors, and if the director plan resolution receives the requisite shareholder approval, the Director Plan will become effective on March 1, 2014. The Director Plan will terminate on March 1, 2024, unless earlier terminated by the board. The board may suspend, discontinue, modify or amend the Director Plan at any time prior to its termination. However, before an amendment can be made that would adversely affect a participant who has already been granted an award, the participant's consent must be obtained, unless such change is necessary to comply with Section 409A of the Code.
U.S. Federal Income Tax Consequences
For a summary of the general rules of present U.S. federal income tax law relating to the tax treatment of options, SARs, restricted shares and RSUs issued under the Director Plan, see "Resolution 1—Approval of Incentive Plan—U.S. Federal Income Tax Consequences". Awards under the Director Plan are not, however, subject to deductibility limits under Section 162(m) or 280G of the Code. Therefore, the summary of these provisions under "—Certain Tax Code Limitations on Deductibility" does not apply.
Vote and Recommendation
The affirmative vote of the holders of at least a simple majority of the aggregate voting power of our Class A shares and our Class B shares (voting together as a single class), who (being entitled to do so) vote either in person or by proxy at the special meeting, is required to approve the director plan resolution.
Our board of directors unanimously recommends a vote "FOR" the approval of the director plan resolution.

EXECUTIVE COMPENSATION
We are an international provider of video, broadband internet, fixed-line telephony and mobile services, with consolidated operations at September 30, 2013, serving 24.5 million unique customers across 14 countries, primarily in Europe and Chile. At September 30, 2013, these customers subscribed to 47.8 million services, consisting of 21.8 million video, 14.1 million broadband internet and 11.9 million telephony subscriptions. Our businesses operate in an environment marked by intense competition, extensive regulation and rapid technological change. We place great importance on our ability to attract, retain, motivate and reward talented executives who, faced with these challenges, can execute our strategy to drive shareholder value through strong organic growth, accretive mergers and acquisitions and prudent capital structure management.
In this section, we provide information and a discussion and analysis relating to the compensation of Michael T. Fries, our chief executive officer or CEO and also a member of our board of directors; Charles H.R. Bracken, our principal financial officer; and our three other most highly compensated executive officers at the end of 2012: Bernard G. Dvorak, our principal accounting officer, Diederik Karsten, our executive vice president, European Broadband Operations, and Balan Nair, our chief technology officer. We refer to these five individuals as our named executive officers or NEOs.
Compensation Discussion and Analysis
Overview of Compensation Process
The compensation committee of our board of directors was established for the purposes of assisting our board in discharging its duties relating to compensation of our executive officers and of administering our incentive plans. In furtherance of its purposes, our compensation committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The chair of our compensation committee reports to our board of directors on annual compensation decisions and on the administration of existing programs and development of new programs. The members of our compensation committee are "independent directors" (as defined under the Nasdaq Stock Market rules), "non-employee directors" (as defined in Rule 16b-3 of the SEC's rules under the Exchange Act) and "outside directors" (as defined in Section 162(m) of the Code).
All compensation decisions with respect to our executive officers, including our NEOs, are made by our compensation committee. Decisions with respect to our CEO's compensation are made in private sessions of the committee without the presence of management. Our CEO is actively engaged in compensation decisions for our other members of senior management in a variety of ways, including recommending annual salary increases, annual performance goals and the level of target and/or maximum performance awards for his executive team and evaluating their performance. With the assistance of our Human Resources and Legal Departments, he is also involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their job responsibilities, participate in gathering and presenting to the compensation committee for its consideration data and legal, tax and accounting analyses relevant to compensation and benefit decisions.
In making its compensation decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the committee's own evaluation of company and NEO performance. From time to time, however, the committee will retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data. At the 2011 annual stockholders meeting of our predecessor LGI, stockholders representing 90% of its shares entitled to vote and present at such meeting approved, on an advisory basis, the compensation of our NEOs, as disclosed in the LGI proxy statement for its 2011 annual meeting of stockholders. As a result of that vote, the LGI compensation committee did not implement any changes in the overall executive compensation program and our compensation committee intends to generally continue the program with certain modifications described below.
As stated in its charter, the compensation committee has the authority to engage its own compensation consultants and other independent advisers. In preparation for its 2013 compensation decisions, and as a result of the acquisition of Virgin Media, the compensation committee retained Deloitte Consulting LLP (Deloitte) as its compensation consultant. We paid $78,131 to Deloitte for its services for the compensation committee. Deloitte is one of several member firms of Deloitte Touche Tohmatsu Limited (DTTL), a United Kingdom private company limited by guarantee. Each member firm of DTTL, including Deloitte, is a legally separate and independent entity. Such member firms provide services in their respective geographic areas and are subject to the laws and professional regulations of such geographic area. The member firms of DTTL offer a broad range of audit, consulting, financial advisory, risk and tax services, as well as compensation related services, in the global market. As a result, our operations use a number of other DTTL member firms for non-compensation related services. In 2013, these firms provided tax, audit and financial advisory services to Liberty Global and several of its subsidiaries, for which we paid an aggregate of $14.6 million as of September 30, 2013. All of the non-compensation related services provided by these other member firms of DTTL were performed at the direction of management without oversight or approval by our board or compensation committee, as these services were rendered in the ordinary course of business and were not material in scope or nature. Our compensation committee was aware that other DTTL member firms performed non-compensation related services to us at the time it engaged Deloitte.

The compensation committee directed Deloitte with respect to the various compensation analyses it performed. Deloitte does not recommend or determine the amount or form of executive compensation. The compensation committee requested Deloitte to (1) develop a new compensation comparator group comprised of North American and European companies of similar size and industry to Liberty Global, (2) provide total direct compensation benchmarks for the NEOs using this comparator group, and (3) provide its comments and observations, together with a comparative analysis based on proxy information, for discussion by the committee.

The comparator group of 17 companies was comprised of:

BCE, Inc.    Eutelsat Communications S.A.
British Sky Broadcasting Group plc    Liberty Media Corporation
BT Group plc    Liberty Interactive Inc.
CenturyLink, Inc.    SIRIUS XM Radio Inc.
Charter Communications, Inc.    SIRIUS XM Radio Inc.
Comcast Corporation    Time Warner Cable Inc.
DIRECTV    Time Warner Inc.
Discovery Communications, Inc.    Time Warner Inc.
Dish Network Corp    Ziggo N.V.

The compensation committee does not target compensation levels at any particular percentile of the comparator group. In adjusting our CEO's and other NEO's base salaries and maximum annual cash performance awards for 2013, and in determining the number of 2013 Challenge Awards (as defined under "—Compensation Philosophy and Goals—Equity Incentive Awards—2013 Challenge Awards") granted to each of our NEO's, however, the committee did consider the comparative pay data provided by Deloitte. Unlike many of the companies in the comparator group, we do not set target amounts for our annual cash performance awards. Therefore, we assumed for comparative purposes a target annual award for each NEO equal to two-thirds of their respective maximum achievable annual awards. On this basis, the committee concluded that the target total cash compensation (that is, base salary plus target annual cash performance award) proposed for our CEO would fall between the 50th percentile and 75th percentile of the comparator group and his proposed target total direct compensation, excluding the 2013 Challenge Awards, (that is, base salary plus target annual cash performance award plus target annual equity incentive) would be approximately 9% below the median of the comparator group. Based on the last completed fiscal year of reported revenue and current market capitalization and enterprise value as of April 26, 2013 for the comparator group, our percentile rank with respect to the comparator group was estimated to be at the 54th percentile for revenue, 78th percentile for market capitalization, and 94th percentile for enterprise (using estimated Liberty Global revenue, market capitalization, and enterprise value after the Virgin Media Acquisition). For our other NEOs, their target total cash compensation and target total direct compensation was generally around the 75th percentile, with variations by comparator position. The compensation committee was comfortable with these percentiles.

As a U.K. company, we are subject to the Companies Act and regulations promulgated thereunder. New regulations regarding our compensation disclosure (or renumeration report) became effective on October 1, 2013. These regulations will require, among other things, a binding shareholder vote on our compensation policy for our directors, including our executive director and chief executive officer Mr. Fries, once every three years and an annual advisory vote on our prior year's compensation paid to our directors. We are first required to comply with these regulations at our 2014 annual general meeting of shareholders. These regulations are in addition to the regulations we are subject to as a Nasdaq listed company with respect to, among other things, submitting our compensation policy for our executive officers to an advisory vote of our shareholders at least once every three years, which will also be presented at our 2014 annual general meeting of shareholders.
Compensation Philosophy and Goals
The compensation committee has two primary objectives with respect to executive compensation—motivation and retention—with the ultimate goal of long-term value creation for our shareholders.

•	To motivate our executives to maximize their contributions to the success of our company, we

▪	establish a mix of financial performance objectives based on our annual budgets and our medium-term outlook to balance short- and long-term goals and risks;

▪	establish individual performance objectives tailored to each executive's role in our company to ensure individual accountability; and

▪	pay for performance that meets or exceeds the established objectives.

•	To ensure that we are able to attract and retain superior employees in key positions, we

▪	offer compensation that we believe is competitive with the compensation paid to similarly situated employees of companies in our industry and companies with which we compete for talent; and

▪	include vesting requirements and forfeiture provisions in our multi-year equity awards, including a service period during which earned performance awards are subject to forfeiture.

•	To align our executives' interests with those of our shareholders, we

▪	emphasize long-term compensation, the actual value of which depends on increasing the share value for our shareholders, as well as meeting financial and individual performance objectives; and

▪
require our executive officers to achieve and maintain significant levels of stock ownership, further linking our executives' personal net worth to long-term stock price appreciation for our shareholders.

Setting Executive Compensation
To achieve the foregoing compensation objectives, the compensation packages provided to members of our senior management, including our NEOs, include three main components: base salary, annual cash performance awards and multi-year equity incentive awards. In addition, certain members of senior management, including our NEOs, may participate in our deferred compensation plan. Consistent with past practice, the three main components of compensation were also made available during 2012 to approximately 330 employees in the U.S. and Europe, and during 2013 (through October 31, 2013) to approximately 500 employees in the U.S. and Europe. The relative weighting of the components, the design of the performance and incentive awards and the overall value of the compensation package for individual employees varies based on the employee's role and responsibilities.
For members of our senior management, including our NEOs, the total value of the compensation package is most heavily weighted to performance and incentive awards because of the significance of each officer's roles and responsibilities to the overall success of our company. Further, multi-year equity incentive awards are the largest component of executive compensation, serving the goals of retention as well as alignment with shareholders' interests. As illustrated below based on 2012 compensation, the compensation committee's objective is for a substantial majority of each executive officer's total direct compensation (that is, base salary plus maximum annual cash performance award plus target annual equity incentive) to be comprised of the target value of his or her multi-year equity incentive awards.
2012 Total Direct Compensation Opportunity

In approving the level of each compensation element for our executive officers, the compensation committee considers a number of factors, including:

•	the responsibilities assumed by the individual executive and the significance of his role to achievement of our financial, strategic and operational objectives;

•	the experience, overall effectiveness and demonstrated leadership ability of the individual executive;

•	the performance expectations set for our company and for the individual executive and the overall assessment by the compensation committee of actual performance; and

•	retention risks at specific points in time with respect to individual executives.
Elements of Our Compensation Packages
The implementation of our compensation approach—generally and for 2012 specifically—is described below.
Base Salary
General. Base salary represents the least variable element of our executives' compensation and is provided as an economic consideration for each executive's level of responsibility, expertise, skills, knowledge, experience and value to the organization. The base salary levels of Messrs. Fries, Bracken and Dvorak were initially set in 2005, along with the base salaries of our other executive officers at that time, taking into account each executive's salary level prior to the business combination of LGI International, Inc. and UnitedGlobalCom, Inc. (UGC), as well as the factors referenced above. The base salary level of Mr. Nair was initially set in 2007 when he joined our company as an executive officer. Mr. Karsten's initial base salary level as an executive officer was set in connection with his promotion to that position effective January 1, 2011. Decisions with respect to increases in base salaries after such respective dates, except as described below for 2013 base salaries, have been based on company-wide budgets and increases in the cost of living.
2012 Base Salaries. In February 2012, our compensation committee approved a 3% increase in the base salaries of each of our NEOs, except our CEO. This percentage increase was consistent with the budget authorization given to each of our department and business unit heads for aggregate salary increases for U.S. and corporate-level European employees in their department or unit. For our CEO, the compensation committee determined to cap his 2012 base salary at $1,000,000. The actual percentage salary increase varied among employees, other than our NEOs, as determined by their department or business unit head. The salary increases for all employees, including our NEOs, became effective April 1, 2012. Our NEOs' base salaries for 2012 are reflected in the "Salary" column of the Summary Compensation Table below. The base salaries reported for Mr. Bracken and Mr. Karsten in this table have been converted to U.S. dollars based on the average exchange rate in effect for each respective year and reflect the variations of the applicable exchange rates.
2013 Base Salaries. For 2013, our compensation committee approved an increase in the base salaries to $750,000 (with currency adjustments for our non-U.S. based NEOs) for each of our NEOs, except our CEO. For our CEO, the compensation committee approved a 50% increase in his base salary to $1,500,000. In approving these increases, the compensation committee noted that the size of the company's revenues, assets, liabilities and operations would increase by over 30% following the Virgin Media Acquisition in June 2013. With this acquisition, the responsibilities and demands on our NEOs and other senior management would also increase significantly. The compensation committee recognized that these individuals should be adequately compensated for their new roles in our company and that this was also in the best interest of our company and the shareholders. This decision was also supported by the research on market levels of compensation for executive officers prepared by Deloitte as stated above. As a result, such increases were above the budget authorization of 3% given to each department and business unit head for aggregate salary increases for our corporate-level employees based in Europe and in the U.S. The actual percentage salary increases varied among our corporate-level employees as determined by their department or business unit head. The 2013 salary increases for all our employees, including our NEOs, became effective on April 1, 2013.
Annual Cash Performance Awards
General. Annual cash performance awards pursuant to the 2005 Plan are one of the variable components of our executive officers' compensation packages designed to motivate our executives to achieve our annual business goals and reward them for superior performance.
Generally, at its first regular meeting following the end of each fiscal year, the compensation committee reviews with our CEO the financial performance of our company during the prior year, his performance, his evaluation of the performance of each of the other members of senior management (including our NEOs) participating in the prior year's annual cash performance award program and his recommendations with respect to their performance awards. The compensation committee determines whether our financial performance for the prior fiscal year has satisfied the base performance objective set by the compensation committee, which is a precondition to the payment of any award to our NEOs, and determines the percentage of the financial performance metric(s) that has been achieved. It then determines, in a private session, whether our CEO has met his individual performance goals for the year, his resulting annual performance rating, and the amount to be paid to him with respect to his performance award. The compensation committee also approves the amount to be paid to the other participants in the program, including our other NEOs, with respect to their performance awards. Generally at the same meeting, the compensation committee approves the terms of the annual cash performance award program for the current year including, in a private session, the maximum achievable performance award and individual performance goals for our CEO for the coming year.
Design of 2012 Annual Award Program. The general design of the 2012 annual cash performance award program (the 2012 Annual Award Program) is similar to the annual cash performance award program for 2011. In approving the 2012 Annual Award Program, the compensation committee modified the definition of operating cash flow, or OCF, to also exclude direct costs associated with dispositions. The compensation committee also modified the definition of operating free cash flow, or OFCF, to equal OCF less additions to property and equipment (instead of OCF less cash capital expenditures used for the 2011 program). The 2012 maximum achievable performance awards were unchanged for each of our NEOs.
The key elements of the 2012 Annual Award Program were:

•
Sixty percent of each participant's maximum achievable performance award was based on achievement against financial performance metrics and 40% was based on individual achievement against defined performance goals.

•	Two equally weighted financial performance metrics were used:

▪	2012 budgeted revenue growth on a consolidated basis and, if applicable, operating unit basis; and

▪	2012 budgeted OFCF growth on a consolidated basis and, if applicable, operating unit basis.

•
For Messrs. Fries, Bracken and Dvorak, their financial performance metrics were based solely upon consolidated LGI performance, while Messrs. Karsten and Nair's financial performance metrics were based on both consolidated LGI performance (with a 1/3rd weighting) and our European Broadband division performance (with a 2/3rd weighting).

•	The base performance objective for our NEOs required that either 40% of 2012 consolidated budgeted revenue growth or 40% of 2012 consolidated budgeted OFCF growth be achieved.
For purposes of the 2012 Annual Award Program, OFCF was defined as OCF less additions to property and equipment. OCF is the primary measure used by our board and management to evaluate our company's operating performance and a key factor that is used to decide how to allocate capital and resources to our operating segments. The definition of OCF for these purposes is generally consistent with our definition of the term for public disclosure purposes: revenue less operating and selling, general and administrative expenses (excluding depreciation and amortization, stock-based compensation, provisions for litigation and impairment, restructuring, direct acquisition costs and other operating items).
Budgeted growth was determined by comparing actual 2011 results for the applicable metric to the amount budgeted for that metric in the 2012 consolidated and operating unit budgets approved by our board. For consolidated LGI, the 2012 budget provided for: (1) revenue of $11.3 billion, with growth over 2011 of $713 million or 6.7%, and (2) OFCF of $3.0 billion, with growth over 2011 of $208 million or 7.6%. For the European Broadband division, the 2012 budget provided for: (1) revenue of $7.7 billion, with growth over 2011 of $469 million or 6.5%, and (2) OFCF of $2.3 billion, with growth over 2011 of $146 million or 6.8%. The payout schedule for each financial metric is based on the percentage achievement against the 2012 budget, as adjusted for events during the performance period such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles that affect comparability. The following table sets forth the performance against budget and related payouts approved by the compensation committee.

	Corresponding % of Achievement of 2012 Budget
Achievement of Budgeted Growth over 2011	Revenue (50%Weighting)		OFCF (50% Weighting)		Payout (% of Weighted Portion of Maximum Bonus Amount) (1)
	LGI	European Broadband Division	LGI	European Broadband Division

Over-Performance	≥ 105.0%	≥ 105.0%	≥ 110.0%	≥ 110.0%	150.0%
100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
90.0%	99.4%	99.4%	99.3%	99.4%	80.0%
80.0%	98.7%	98.8%	98.6%	98.7%	60.0%
70.0%	98.1%	98.2%	97.9%	98.1%	40.0%
60.0%	97.5%	97.6%	97.2%	97.5%	20.0%
< 50.0%	< 96.8%	< 97.0%	< 96.5%	< 96.8%	—%
_______________

(1)
Percentages shown represent the payout that would result if the specified performance levels were achieved for both the revenue and OFCF targets. If the performance level for revenue and OFCF were to differ, the payout would represent the sum of the percentages derived by multiplying 50% times each of the respective payout percentages for the revenue and OFCF targets, with a maximum payout of 100%.

Notwithstanding the over-performance feature indicated in the table, the aggregate payout for financial performance remained capped at 60% of the maximum achievable performance award.
The payout schedule for the 40% of each participant's maximum achievable performance award allocated to individual performance was based on the annual performance rating received on a scale of 1.0 to 5.0, with a minimum rating of 3.0 required for any amount to be payable with respect to this portion of the award.
The compensation committee considered the following when it approved this design for the annual award programs in 2012:

•	Weighting financial performance metrics more heavily than individual performance goals should serve to reduce the level of subjectivity in determining final awards;

•
Using two equally weighted financial metrics (budgeted revenue and OFCF growth), rather than a single metric, would provide incentives to drive revenue growth while controlling operating costs and capital expenditures;

•	Including consolidated financial performance metrics for all participants, including those with operating unit responsibility, would serve to mitigate potential organizational risks;

•	Including an over-performance provision would provide continuing incentive for above budget achievement; and

•
Establishing a base performance objective as a gating factor for payment of any award to the NEOs should result in the payment qualifying as performance-based compensation under Section 162(m). There could be no assurance that the objective would be achieved, particularly in light of the increasingly competitive environment in which we operate.

The maximum amount that each NEO could earn under the 2012 Annual Award Program approved by the compensation committee was unchanged from 2011 for all executives. The compensation committee did not establish target amounts payable.
2012 Performance. On December 31, 2012, the compensation committee reviewed our consolidated revenue and OFCF for 2012 based on the data available on that date, as adjusted in accordance with the 2012 Annual Award Program, versus our budgeted 2012 revenue and OFCF and determined that the base performance objective had been achieved. The compensation committee made this determination at year-end 2012 due to developments concerning the likely increase in U.S. individual tax rates in 2013. By doing so, this allowed the compensation committee to award the U.S. participants, including the U.S. NEOs, the earned portion of their maximum achievable 2012 annual award that was based on financial performance. In accelerating the payment of this portion of the 2012 Annual Award program, the compensation committee reserved the right to recoup any or all of such portion awarded to such U.S. participants to the extent that our company's consolidated revenue and OFCF for 2012 based on our company's audited 2012 financial results warranted the payment of a smaller cash award than that awarded on December 31, 2012, consistent with the compensations committee's discretion to reduce the amount of the award paid. The compensation committee did not address the 40% portion of the 2012 annual awards that was based on individual performance, leaving that decision for its first meeting in 2013.

At its meeting on March 18, 2013, the compensation committee reviewed the actual consolidated revenue and OFCF for 2012 based on our audited 2012 financial results. It also considered whether to exercise its discretion to reduce the amount payable to any of our NEOs. The exercise of the compensation committee's discretion was in each case based on its assessment of our 2012 financial performance and the individual named executive officer's performance overall as compared to his 2012 performance goals, taking into account the payout schedules for financial and individual performance.
The compensation committee first considered the percentage of budgeted revenue and budgeted OFCF achieved in 2012 at the consolidated and operating unit level and the percentage of budgeted growth such amounts represented. For this purpose, the 2012 budget was adjusted in accordance with the terms of the 2012 Annual Award Program and for certain other unbudgeted events that the compensation committee, in its discretion and consistent with past practice, determined distorted performance against the financial performance metrics. These adjustments primarily were for (1) foreign currency exchange translations, (2) our acquisition of businesses in Poland and Puerto Rico, (3) the acquisition of programming assets in Latin America, (4) the disposal of our Australian operations and certain programming assets, (5) new taxes in the Netherlands and Hungary, (6) vendor finance payments, and (7) higher than anticipated litigation costs. For our consolidated company, these adjustments resulted in a net decrease to budgeted revenue of 8.0% to $10.4 billion and budgeted OFCF of 9.5% to $2.7 billion. For the European Broadband division, budgeted revenue decreased by 9.5% to $7.0 billion and budgeted OFCF decreased by 9.9% to $2.1 billion. Actual 2012 revenue of our consolidated company and of the European Broadband division was less than budgeted, although over 99% of budgeted 2012 revenue and between 80% and 90% of budgeted 2012 revenue growth was achieved in each case. Actual 2012 OFCF was less than budgeted on a consolidated basis and more than budgeted for the European Broadband division, although over 99% of budgeted 2012 OFCF and over 90% of budgeted 2012 OFCF growth was achieved on a consolidated basis.
The following tables illustrate the compensation committee's financial performance and payout calculations (with "LGI" representing the consolidated company and "LGO" representing the European Broadband division).
When these results are applied to the relevant payout schedules, the total implied payout against the financial performance metrics exceeded 80% of the 60% portion of the maximum bonus attributable to financial performance. Therefore, the compensation committee approved payment of 84.3% of the 60% portion of each of Messrs. Fries, Bracken and Dvorak's maximum achievable award that was based on the financial performance and 88.6% of the 60% portion of each of Messrs. Karsten and Nair's maximum achievable award that was based on the financial performance. This approved payment amount was greater than the accelerated payment amount approved on December 31, 2012 for our NEOs employed in the U.S. and, therefore, no recoupment was required. As a result, the compensation committee approved an additional payment to these participants equal to the excess of the final approved payout amount for the 60% portion that was based on financial performance over the amount paid on December 31, 2012.

With respect to the remaining 40% of the maximum achievable awards, which was based on individual performance, at its March 18, 2013 meeting, the compensation committee considered each NEO's performance against individual performance goals. The individual performance goals consisted of numerous qualitative measures, which included strategic, financial, transactional, organizational and/or operational goals tailored to the individual's role within our company. In making its decision as to individual annual performance ratings, the compensation committee did not apply any particular weighting across the individual performance goals or relative to other considerations, nor did it require that the executive satisfy each of his goals.
Our CEO's performance goals were organized around four main themes: key operating budget targets and operational initiatives; liquidity, leverage and capital structure targets and initiatives; acquisition and disposition opportunities; and core initiatives for each functional group. In its evaluation of his 2012 performance, the compensation committee considered the various performance objectives that had been assigned to Mr. Fries and our company's accomplishments against those objectives. In this regard, the committee noted that our company had a number of significant performance accomplishments in 2012 under the leadership of Mr. Fries, including:

•	completion of the disposition of our Australian operations and the acquisition of cable operations in Puerto Rico;

•	the launch of Horizon TV;

•	the launch of a new corporate identity;

•	the increased availability of ultra high-speed internet service in our service areas;

•	the achievement of key budget metrics;

•	the attainment of $5.3 billion of consolidated liquidity, including cash and cash equivalents of $3.1 billion at the parent and its non-operating subsidiaries;

•	the completion of approximately $11 billion in debt financing transactions;

•	the launch of a 4G wireless network in Chile; and

•	the achievement of significant financial and operational performance guidance related to OCF and free cash flow growth, organic subscriber additions and equity repurchases.
In reviewing Mr. Fries' performance, the committee considered both what had been accomplished and how such accomplishments had been obtained.  The compensation committee also considered Mr. Fries' responsibilities with respect to overall corporate policy-making and management, in-depth knowledge of our operations and finances, the regulatory and organizational complexities in which we compete, as well as his strong leadership capabilities in delivering key long-term strategic objectives in a challenging global economy, his handling of unanticipated additional responsibilities and keeping the board of directors informed during the year.
With respect to the individual performance of our other NEOs, the compensation committee reviewed their performance with our CEO, giving much deference to our CEO's evaluation of their performance against their respective 2012 performance goals and the resulting annual performance ratings. The members of the compensation committee also have frequent interaction with each of these executives at meetings of the board of directors and events planned for the directors, which interaction assists in informing their judgment. The individual performance goals for the other NEOs related to their respective functional or operational areas of responsibility. Mr. Bracken's goals related to financial strategy, reducing financial risks, balance sheet efficiency, tax strategy, financial planning, and group leadership and coordination with other functional groups. Mr. Dvorak's goals related to projects on data management and integrity, consolidation of financial systems, integration of acquired companies from a consolidation, financial reporting and U.S. GAAP perspective, the internal audit processes, and cross-training programs for the group. Mr. Karsten's goals related to his management of our European Broadband division, including performance against financial and subscriber targets, group leadership and coordination with executive offices, the integration of acquired companies and expansion of services to businesses, execution of new product and service initiatives, and network upgrades and new builds. Mr. Nair's goals related to efficiencies in the procurement of customer equipment, network operations, development and implementation of new technologies for our services, management of capital expenditures, and analysis and development of new service options for customers.

Based on its evaluation of individual performance and its decisions with respect to the financial performance metrics, the compensation committee approved the payments to our NEOs with respect to their maximum achievable performance awards set forth in the table below. Percentages in the table represent percentages of the maximum achievable performance award.

2012 Annual Cash Performance Award

Name	Maximum Achievable Award	% Payout for Financial Performance (Revenue & OFCF)(60%)	% Payout for Individual Performance (40%)	Aggregate % of Maximum Award (100%)	Approved Award

Michael T. Fries	$4,000,000	84.3%	100%	90.6%	$3,622,000

Charles H.R. Bracken	$1,000,000	84.3%	100%	90.6%	$906,000

Bernard G. Dvorak	$1,000,000	84.3%	100%	90.6%	$906,000

Diederik Karsten	$1,000,000	88.6%	100%	93.2%	$932,000

Balan Nair	$1,000,000	88.6%	100%	93.2%	$932,000
The amounts paid to our NEOs under the 2012 Annual Award Program are reflected in the Summary Compensation Table below under the "Non-Equity Incentive Plan Compensation" column.
Decisions for 2013. At its March 29, 2013 meeting, our compensation committee approved individual performance goals and set the maximum achievable performance awards for our NEOs for 2013. The design of the 2013 annual cash performance award program is the same as the 2012 program, except the financial performance metrics for Messrs. Karsten and Nair would be based solely upon consolidated Liberty Global performance in line with the financial performance metrics for our other NEOs. The 2013 maximum achievable performance awards were increased for each of our NEOs, other than Mr. Fries, to $2,000,000. Mr. Fries' maximum achievable award was increased to $5,000,000. These increases were made for the reasons cited above for increasing the NEOs salaries in 2013 and based on the research on market levels of compensation of executive officers prepared by Deloitte as stated above.
The same general design was also implemented with similar performance metrics and weightings for the 2013 bonus programs for approximately 1,125 employees in our corporate offices in the U.K., the U.S. and the Netherlands and in our Chellomedia division.
Equity Incentive Awards
General. Multi-year equity incentive awards, whether in the form of conventional equity awards or performance-based awards, have historically represented a significant portion of our executives' compensation. These awards ensure that our executives have a continuing stake in our company's success, align their interests with our shareholders and also serve the goal of retention through vesting requirements and forfeiture provisions.
Our compensation committee's approach to equity incentive awards for the senior management team places a significant emphasis on performance-based equity awards. Since 2010, the compensation committee's approach has been to set a target annual equity value for each executive, of which approximately two-thirds would be delivered in the form of an annual award of performance-based RSUs (PSUs) and approximately one-third in the form of an annual award of SARs. A similar approach was applied to equity incentive compensation for approximately 40 other key employees, plus approximately 25 key employees at Virgin Media following the Virgin Media Acquisition.
In connection with each year's award of PSUs, the compensation committee selects one or more performance measures for the ensuing two-year performance period. For the PSUs awarded to date, the compensation committee has selected as the performance measure growth in consolidated OCF, as adjusted for certain specified events that affect comparability, such as acquisitions, dispositions and changes in foreign exchange rates and accounting principles. In choosing OCF growth as the performance measure, the compensation committee's goal has been to ensure that the management team would be focused on maximizing performance against a variety of key financial metrics during the performance period by using a measure of performance that was different from those selected for the annual cash performance awards. Different performance measures may be selected for the awards in subsequent years.
The compensation committee also sets the performance targets corresponding to the selected performance measure(s) and a base performance objective that must be achieved in order for any portion of our NEOs' PSU awards to be earned. The level of achievement of the performance target within a range established by the compensation committee determines the percentage of the PSU award earned during the performance period, subject to reduction or forfeiture based on individual performance. Earned PSUs will then vest in two equal installments on March 31 and September 30 of the year following the end of the performance period. The PSU awards are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events. Each year's award of SARs is made at the same time as awards are made under our annual equity grant program for employees (generally on or around May 1) and on terms consistent with our standard form of SAR award agreement, including a four-year vesting schedule.
In adopting this approach to equity incentive compensation, the compensation committee made the following observations:

•	The organizational risks of incentive compensation should be reduced through:

▪	the use of multiple equity vehicles (PSUs and SARs) with different performance, retention, risk and reward profiles,

▪
annual grants of equity awards that spread the target incentive compensation over multiple and overlapping performance/service periods and provide the flexibility to change performance metrics, weighting and targets from grant to grant, and

▪	the setting of achievable target performance levels, while providing higher payout levels for over-performance.

•
The use of performance-based equity awards, such as PSUs, adds an element of market risk over the performance/service period to better align the interests of management and shareholders, while focusing management on achieving specified performance targets to earn the award.

•	The use of conventional equity awards, such as SARs, provides a retention mechanism and alignment with shareholders by only delivering value if the stock price appreciates.

•
Providing for forfeiture or reduction of performance-based equity awards based on individual performance ensures that each participant remains accountable for his or her own performance against performance goals tailored to the participant's role and responsibilities.

2012 Equity Incentive Awards. The table below sets forth the target annual equity incentive award values for our NEOs approved by our compensation committee and the grants of 2012 PSUs and SARs made to them in March and May 2012, respectively:

		Two-thirds of Target Annual Equity Value in the Form of:		One-third of Target Annual Equity Value in the Form of:
Name	Target Annual Equity Value	Series A PSU Grant	Series C PSU Grant	Series A SARs	Series C SARs

Michael T. Fries	$8,000,000	54,388	54,388	86,864	86,864

Charles H.R. Bracken	$3,500,000	23,794	23,794	38,000	38,000

Bernard G. Dvorak	$3,500,000	23,794	23,794	38,000	38,000

Diederik Karsten	$3,500,000	23,794	23,794	38,000	38,000

Balan Nair	$3,500,000	23,794	23,794	38,000	38,000
The 2012 target annual equity values for each of our NEOs were unchanged from those approved in 2011. Each 2012 PSU represents the right to receive one Class A share or Class C share, as applicable, subject to performance and vesting.
The performance period for the 2012 PSUs is January 1, 2012 to December 31, 2013. The performance target selected by the committee for the base case plan was achievement of a target compound annual growth rate in consolidated operating cash flow (OCF CAGR) based on a comparison of our 2011 actual results to those reflected in our then existing long-range plan for 2013. The target OCF CAGR is subject to upward or downward adjustment, on a mandatory or a discretionary basis, for certain events in accordance with the terms of the grant agreement. For example, the base case plan from which the target OCF CAGR was calculated will be adjusted for the acquisitions of businesses during the performance period in accordance with guidelines established by the compensation committee and the target OCF CAGR will be recalculated based on the adjusted base case plan. A performance range of 75% to 125% of the target OCF CAGR would generally result in award recipients earning 50% to 150% of their target 2012 PSUs, subject to reduction or forfeiture based on individual performance. One-half of the earned 2012 PSUs will vest on March 31, 2014 and the balance on September 30, 2014.
The compensation committee also established a minimum OCF CAGR base performance objective, subject to certain limited adjustments, which must be satisfied in order for any NEO to be eligible to earn any of their 2012 PSUs. If the base performance objective is achieved, our NEOs will be eligible to earn between 50% and 150% of their 2012 PSUs, subject to alignment with our company's and the individual's performance. The base performance objective was designed so that the awards would qualify as performance-based compensation under Section 162(m).
The 2012 PSU awards and the SAR awards of our NEOs are reflected in the Summary Compensation Table below under the "Stock Awards" and "Option Awards" columns, respectively.
2013 Equity Incentive Awards. In 2013, the compensation committee approved multi-year equity incentive awards to our NEOs and other members of senior management similar to those granted in 2012 as described above. The table below sets forth the target annual equity incentive award values for our NEOs approved by our compensation committee and the grants of 2013 PSUs and SARs made to them in March and May 2013, respectively.

		Two-thirds of Target Annual Equity Value in the Form of:		One-third of Target Annual Equity Value in the Form of:
Name	Target Annual Equity Value	Class A PSU Grant	Class C PSU Grant	Class A SARs	Class C SARs

Michael T. Fries	$8,000,000	39,020	39,020	81,856	81,856

Charles H.R. Bracken	$3,500,000	17,072	17,072	35,808	35,808

Bernard G. Dvorak	$3,500,000	17,072	17,072	35,808	35,808

Diederik Karsten	$3,500,000	17,072	17,072	35,808	35,808

Balan Nair	$3,500,000	17,072	17,072	35,808	35,808
The 2013 target annual equity values for each of our NEOs remained unchanged from those approved in 2012. Each 2013 PSU represents the right to receive one Class A share or Class C share, as applicable, subject to performance and vesting.
The performance period for the 2013 PSUs is January 1, 2013 to December 31, 2014. The performance target selected by the compensation committee for the base case plan was achievement of a target OCF CAGR based on a comparison of our 2012 actual results to those reflected in our existing long-range plan for 2014. The target OCF CAGR is subject to adjustment in the same manner as described above for our 2012 PSUs. The performance range will also be applied in a similar manner. Any earned 2013 PSUs will vest in two equal installments on March 31, 2015 and September 30, 2015.
As with the 2012 PSUs awarded to our NEOs, the compensation committee also established a minimum OCF CAGR base performance objective, subject to certain limited adjustments, which must be satisfied in order for any NEO to be eligible to earn any of their 2013 PSUs. If the base performance objective is achieved, our NEOs will be eligible to earn between 50% and 150% of their 2013 PSUs, subject to alignment with our company's and the individual's performance. The base performance objective has been designed so that awards would qualify as performance-based compensation under Section 162(m).
Decisions for 2011 PSUs. As disclosed in LGI's proxy statement for its 2011 annual shareholders meeting, the performance period for the 2011 PSUs was January 1, 2011 to December 31, 2012. In common with the 2012 PSUs, the performance measure was a two-year OCF CAGR. For the 2011 PSUs, the performance target was an OCF CAGR for our company of 4.5%. The following table sets forth the threshold, target and maximum performance levels and related payouts approved by the compensation committee:

	Performance
	Performance Level	Two-year OCF CAGR	Payout

Maximum	125%	5.6%	150%
Target	100%	4.5%	100%
Threshold	75%	3.4%	50%
The compensation committee determines the actual payout by "straight line interpolation" if our actual OCF CAGR for the performance period falls between the specified threshold, target and maximum performance levels in the table. The actual OCF CAGR for the performance period is calculated by comparing 2012 OCF against 2010 OCF, as adjusted for events during the performance period such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles that affect comparability. The compensation committee may also adjust the target OCF CAGR for extraordinary events that distort performance.

On December 31, 2012, the compensation committee reviewed the calculations of 2010 and 2012 consolidated OCF and the resulting OCF CAGR based on data then available to LGI, as adjusted pursuant to the terms of the 2011 PSU grant agreements and guidelines adopted by the compensation committee, which had been prepared by management. The compensation committee determined that the base performance objective of achievement of at least 50% of the target OCF CAGR, subject to limited adjustments, had been achieved. The compensation committee made this determination at year-end 2012 due to developments concerning the likely increase in U.S. individual tax rates in 2013. Based on the foregoing, the compensation committee determined that 95.5% of the target OCF CAGR was achieved. Management also confirmed that no 2011 PSU participant, who was employed in the U.S., would receive an annual performance rating below 3.0 for the 2011 PSU performance period. The compensation committee further determined that each 2011 PSU participant employed in the U.S. had earned 91.0% of their target 2011 PSUs based on the percentage of the target OCF CAGR achieved.
Also on December 31, 2012, the compensation committee modified the 2011 PSUs with respect to those participants who are employed in the U.S. by approving (1) the grant, and immediate vesting, of freely-tradable LGI Series A shares and LGI Series C shares (in equal amounts) in exchange for earned 2011 PSUs that would have vested March 31, 2013, and (2) the grant of restricted LGI Series A shares and restricted LGI Series C shares (in equal amounts) that vested on September 30, 2013, in exchange for earned 2011 PSUs that would have vested on September 30, 2013. The compensation committee reserved the right, in its sole discretion, to require forfeiture of any or all of the restricted shares received by such participants to the extent the OCF CAGR for the performance period, as adjusted and based on audited financial results, would warrant the grant of fewer restricted shares than that based on the achieved OCF CAGR as determined on December 31, 2012. It also reserved the right in its sole discretion, to require such forfeiture in the event a participant receives an APR below 4.0 for the 2011 performance period.
At its meeting on March 18, 2013, management presented for discussion the final calculations it had prepared of the OCF CAGR. The calculations were based on audited 2010 and 2012 consolidated OCF, each as adjusted pursuant to the terms of the 2011 PSU grant agreements and guidelines adopted by the compensation committee.
The compensation committee also approved further discretionary adjustments for certain events or circumstances that in its view distorted performance. These revisions included (1) adjustments for consistency of foreign currency exchange translations, (2) adjustments to include pre-acquisition OCF for companies acquired during the first year of the performance period (including our acquisition of businesses in Germany and Poland), (3) adjustments to exclude the effect of acquisitions made during the second year of the performance period (including cable operations in Puerto Rico and programming in Latin America), (4) adjustments for the disposition of our Australian operations and certain programming assets, and (5) other adjustments primarily for the revenue-based tax imposed by Hungary, the wage tax imposed in the Netherlands and certain litigation costs. These adjustments, in the aggregate, (1) increased our OCF in 2010 by 3.8% to $4.4 billion, (2) increased our target OCF for 2012 by 5.3% to $4.9 billion, (3) decreased our actual OCF for 2012 to $4.9 billion (a decrease of less than 1%), (4) increased our target OCF CAGR for the performance period from 4.5% to 5.3%, and (5) decreased our actual OCF CAGR for the performance period from 5.3% to 5.1%.
Based on the foregoing, the compensation committee determined that 96.7% of the target OCF CAGR had been achieved. This determination was made by dividing the adjusted actual OCF CAGR achieved (5.1%) by the adjusted target OCF CAGR (5.3%) using maximum available precision. That percentage achievement of the target OCF CAGR, which fell between the threshold and target levels in the preceding table, translated into 93.5% of the target 2011 PSUs being earned, as shown below. The compensation committee further determined that based on each NEO's individual performance over the performance period, no reduction would be made to the percentage of target 2011 PSUs, which had been earned based on financial performance. Because the 93.5% payout percentage was greater than the 91.0% payout percentage approved by the compensation committee on December 31, 2012 for the U.S. participants, the compensation committee granted to the U.S. participants, including our NEOs Messrs. Fries, Dvorak and Nair, a number of time-vested RSUs in an amount equal to the excess of the PSUs earned over the number of restricted shares previously granted on December 31, 2012. The RSUs vested on September 30, 2013.

The table below sets forth the actual number of the 2011 PSUs that were earned and which, for the U.S. NEOs, were converted to freely-tradable shares, restricted shares and time-vested RSUs and, for the other NEOs, were converted to time-vested RSUs pursuant to the terms of the 2011 PSUs, as amended.

Name	Series A Shares (1)	Series C Shares (1)	Restricted Series A Shares (2)	Restricted Series C Shares (2)	Series A RSUs	Series C RSUs

Michael T. Fries	29,271	29,271	29,271	29,271	1,608 (3)	1,608 (3)

Charles H.R. Bracken	—	—	—	—	26,317 (4)	26,317 (4)

Bernard G. Dvorak	12,807	12,807	12,807	12,807	703 (3)	703 (3)

Diederik Karsten	—	—	—	—	26,317 (5)	26,317 (5)

Balan Nair	12,807	12,807	12,807	12,807	703 (3)	703 (3)
____________________

(1)	The number of freely tradable shares issued on December 31, 2012.

(2)	The number of restricted shares issued on December 31, 2012, which restrictions lapsed on September 30, 2013.

(3)	These restricted shares units vested in full on September 30, 2013.

(4)	These RSUs vested in two equal installments on April 6, 2013 and September 30, 2013.

(5)	These RSUs vested in two equal installments on March 31, 2013 and September 30, 2013.
In November 2012, the compensation committee modified the 2011 PSUs with respect to those participants who are employed in the U.K., including Mr. Bracken, by approving a delay of the first vesting date to April 6, 2013, for 50% of the RSUs awarded to such participants pursuant to the terms of the 2011 PSUs. This delay allowed for the vesting of the 2011 PSUs to occur in the 2013-2014 U.K. tax year.
The compensation committee discussed the goals that the 2011 PSUs had been designed to achieve and was satisfied that these goals had been met. In addition, the senior management team remained highly motivated and, except for a retirement and a resignation due to disability, intact during the two-year period ended December 31, 2012.
2013 Challenge Awards. Following the Virgin Media Acquisition, our company grew substantially in size and complexity. We moved from a business with revenue over $10.0 billion and a network passing almost 34.0 million homes to a business with expected revenue of over $17.0 billion with over 47.0 million homes passed and 24.5 million customers. With this size also came a more complex business operation. In addition, we established aggressive synergy and long-range plan targets for our company on maximizing future performance and our senior management, including our NEOs, are being asked to achieve this aggressive future performance. Therefore, on June 24, 2013, the compensation committee determined to grant, in addition to the standard compensation program for senior management as described above, an additional challenge equity award to each of our NEOs and certain key employees (the 2013 Challenge Awards). The 2013 Challenge Awards are designed to incentivize senior management recipients to achieve high levels of individual performance and increase shareholder value over a multi-year period. This is in line with the compensation committee's two primary objectives with respect to executive compensation as stated above—motivation and retention—with the ultimate goal of long-term value creation for our shareholders.
Except with respect to the senior executives, including our NEOs, the 2013 Challenge Awards consist of a combination grant of performance-based SARs and performance-based PSUs, with a weighting more heavily to SARs. For the senior executives, including our NEOs, the 2013 Challenge Awards consist solely of a grant of performance-based SARs. The awards to the NEOs are intended to qualify as performance-based compensation under Section 162(m). In each case, the 2013 Challenge Awards are divided equally between 2013 Challenge Awards based on Class A shares and 2013 Challenge Awards based on Class C shares for an aggregate of 5,792,500 performance-based SARs and 257,900 performance-based PSUs as of September 30, 2013. Each PSU represents the right to receive one Class A share or one Class C share, as applicable, subject to performance and vesting.
The performance period for the 2013 Challenge Awards is January 1, 2013 to December 31, 2015. As the performance measure, the compensation committee selected high levels of individual performance to be sustained throughout the performance period. At the end of the performance period, the compensation committee will review the performance of each executive officer participating in the 2013 Challenge Awards based on their annual performance rating received in the company's annual performance review process. If a participant receives a rating of "needs improvement" (or its equivalent) or less, no amount will be payable with respect the 2013 Challenge Awards. For ratings below "superior" (or its equivalent), the compensation committee has the discretion to reduce by up to 100%, the amount of such participant's 2013 Challenge Awards that will vest on the third anniversary of the grant date.
Subject to the compensation committee's evaluation of individual performance of each NEO, the following table sets forth the maximum amount of the performance-based SARs each NEO may earn as determined on June 24, 2013.

Name	Class A Performance SARs	Class C Performance SARs

Michael T. Fries	925,000	925,000

Charles H.R. Bracken	162,500	162,500

Bernard G. Dvorak	162,500	162,500

Diederik Karsten	162,500	162,500

Balan Nair	162,500	162,500
The performance-based SARs have a term of seven years and base prices are equal to the respective market closing prices of the applicable class on the grant date, which was $69.70 for the Class A performance-based SARs and $65.56 for the Class C performance-based SARs. As stated above, the number of the 2013 Challenge Awards, which may be earned by any NEO, will be based on the compensation committee's assessment of the executive's performance and achievement of individual goals in each of the years 2013, 2014 and 2015.  The individual goals for the NEOs and our other executive officers consist of quantitative and qualitative measures, which include individual strategic, financial, transactional, organizational and/or operational goals for each executive.
The 2013 Challenge Awards are subject to forfeiture or acceleration in connection with certain terminations of employment or change-in-control events consistent with the terms of other equity awards granted earlier this year.
Stock Ownership Policy
Our compensation committee has established an Executive Stock Ownership Policy for our executive officers and senior officers. The purpose of the Executive Stock Ownership Policy is to ensure that such officers have a significant stake in our long-term success. As a result, the compensation committee established guidelines for ownership of our ordinary shares based on an individual's level in our company and expressed as a multiple of base salary as follows:

Position	Guideline
Chief Executive Officer	5 times base salary
Executive Vice Presidents, including Co-Chief Financial Officers	4 times base salary
All Senior Vice Presidents and President of Liberty Global Latin America division	3 times base salary
Executive and senior officers, who were subject to the policy at the time of adoption, were expected to be in compliance with the ownership guidelines within two years of the policy's effective date. New executive and senior officers must be in compliance within four years of the date they become subject to the policy. In calculating the value of ordinary shares owned by an executive and a senior officer, the policy includes the value of ordinary shares owned jointly with and separately by the officer's spouse and minor children, 50% of the value of vested ordinary shares held in the officer's account in the 401(k) Plan, and 50% of the in-the-money value of vested options and SARs. As of December 31, 2012, the value of the ordinary shares owned by Mr. Fries, as calculated in accordance with the policy, significantly exceeded five times his base salary. In addition, at such date, our other NEOs were in compliance with the terms of the policy.
Deferred Compensation Plan
Under the Liberty Global, Inc. Deferred Compensation Plan, our executive and other officers who are U.S. taxpayers (including those of our subsidiaries and divisions) and who are designated as participants from time to time by our compensation committee may elect to defer payment of certain of their compensation as described under Deferred Compensation Plan below. We do not have a pension or other defined benefit-type plan to offer our executive and senior officers. For these executive officers and employees who are based in the U.S., LGI contributes to its defined contribution 401(k) Plan, but such contributions are capped by U.S. law. Accordingly, the Deferred Compensation Plan was adopted by the compensation committee to provide a tax-efficient method for participants who are U.S. taxpayers to accumulate value, thus enhancing our ability to attract and retain senior management. With respect to the tax ramifications to us of the Deferred Compensation Plan, the compensation committee noted in adopting the plan that the corporate tax deduction on the deferred compensation may not be taken until payments to participants are made, but that we will have use of the cash in the interim. Although our compensation committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with the three main components of our compensation packages, because participation in the plan, and to what extent, is at each participant's discretion.
Other Benefits
We do not offer perquisites and other personal benefits on a general basis to our executive officers. The personal benefits we have provided are limited in scope and fall into three principal categories:

•	limited personal use of our corporate aircraft;

•	an annual auto allowance or use of a company auto for our executive officers working in Europe; and

•	an executive health plan.
Under our aircraft policy, our CEO, other executive officers and certain senior officers, with our CEO's approval, may use our corporate aircraft for personal travel, subject to reimbursing us for the incremental costs incurred. For 2011, our compensation committee authorized personal use of our aircraft by our CEO for up to 90 flight hours per year, without cost reimbursement, as part of his compensation package, subject to annual review by the committee. During its annual review, the compensation committee made no modification to the flight hours for 2012 or 2013. Also under our aircraft policy, our CEO and, with his approval, our other executive officers and certain senior officers may have family members or other personal guests accompany them on our corporate aircraft while traveling on business without reimbursing us for the incremental cost attributable to the personal guest.
The taxable income of an officer will include imputed income equal to the value of the personal use of our aircraft by him and by his personal guests determined using a method based on the Standard Industry Fare Level (SIFL) rates, as published by the IRS (in the case of U.S. taxpayers), or based on the cost of the flight for personal use and based on the cost of a commercial ticket for guests (in the case of U.K. and Netherlands taxpayers). Income is imputed only to the extent that the value derived by such applicable method exceeds the amount the officer pays us for such personal use.
The methods we use to determine our incremental cost attributable to personal use of our corporate aircraft are described in the notes to the Summary Compensation Table. Because our aircrafts are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase costs of aircraft, and costs of maintenance and upkeep.
For our management-level employees in the U.K., the Netherlands, and certain other European countries, including two of our NEOs who work in these locations, we provide an annual auto allowance, with variations in the cost of providing this benefit based on the employee's position and location.
We also provide an executive health plan for our executive and senior officers to proactively manage and improve their health. The benefits of this program include a complete medical history review, annual physical examinations, comprehensive laboratory testing, diagnostic testing and consultations with specialists.
Our NEOs also participate in various benefit plans offered to all salaried employees in the applicable country of employment.
Tax and Accounting Considerations
In making its compensation decisions, our compensation committee considers the limitations on deductibility of executive compensation under Section 162(m). That provision prohibits the deduction of compensation in excess of $1 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including options and SARs, granted under shareholder-approved plans such as the 2005 Plan and the 2010 Plan. Our compensation committee generally seeks to design the principal elements of our compensation program, such as annual cash performance awards, SAR grants and the terms of our PSU awards, so as to ensure deductibility consistent with the requirements of Section 162(m). It has not, however, adopted a policy requiring all compensation to be deductible, in order to maintain flexibility in making compensation decisions. For example, the 2013 salary approved for our CEO will not be fully deductible and certain types of compensation, such as non-business use of corporate aircraft without reimbursement and grants of restricted shares and RSUs that do not include a performance condition, may not be deductible due to the application of Section 162(m). All grants of restricted shares and RSUs to our NEOs since 2006 have been performance based. Our compensation committee also endeavors to ensure that any compensation that could be characterized as non-qualified deferred compensation complies with Section 409A of the Code.
Our compensation committee also takes into account from time to time, as appropriate, the accounting treatment of compensation elements in determining types and levels of compensation, including method of payment, for our executive officers.
Recoupment Policy
The terms of our PSU awards and our annual cash performance awards for executive officers, including the awards, as modified, to our executive officers employed in the U.S. on December 31, 2012, provide that if our consolidated financial statements for any of the years relevant to the determination of whether the applicable performance metrics have been met are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and our compensation committee determines that if the financial results had been properly reported the portion of the awards that would have been earned by participants would have been lower than the awards actually earned by them, then each participant will be required to refund and/or forfeit the excess amount of his or her earned award.
Post-Employment Benefits and Change in Control
We have not adopted a severance policy covering our NEOs or other executive officers. Certain of our NEOs are entitled to limited post-employment benefits under their employment agreements. See "Employment and Other Agreements" below. Otherwise, they are entitled to the same benefit of accelerated vesting of all or part of conventional equity awards made under the 2005 Plan on certain termination-of-employment events as other holders of such awards. Similarly, the 2005 Plan provides the same treatment to all holders of conventional equity awards granted under the 2005 Plan upon the occurrence of certain change-in-control events. Accordingly, the existence of these potential post-employment and change-in-control benefits has not influenced our compensation committee's decisions with respect to executive compensation. If the incentive plan resolution is approved, the Incentive Plan also includes termination-of-employment events and change-in-control events similar to those in the 2005 Plan.
In designing the terms for the PSU awards and 2013 Challenge Awards, our compensation committee determined that only a limited set of events would warrant automatic acceleration of awards thereunder. The terms of the PSU awards and 2013 Challenge Awards do not guarantee that any portion of an award will be deemed earned upon termination of employment, except as a result of death, nor that vesting of earned awards will be accelerated upon termination of employment, except as a result of death or disability. Awards will only be accelerated upon specified change-in-control events if the awards are not continued on the same terms and conditions or, in the case of certain corporate reorganization transactions, effective provision has not been made for the assumption or continuation of the awards on equivalent terms.
The compensation committee believed these limited acceleration events related to a change in control provide appropriate protection to participants and would serve to maintain morale and aid retention during the disruptive circumstances of a change in control. The compensation committee reserved discretion to approve the accelerated vesting of an individual's award or an amendment to an individual's award agreements when it deemed appropriate under the circumstances.
For additional information on post-employment benefits and change-in-control provisions, see "Potential Payments upon Termination or Change in Control" below.
Timing of Equity Awards
In 2006, our compensation committee adopted a policy that the consideration and approval of proposed annual grants of conventional equity awards to employees, including our NEOs, would occur at the compensation committee meeting held in conjunction with our board's regularly scheduled second quarter meeting each year. Typically this meeting occurs at the end of April or the beginning of May. The exercise price or base price of option and SAR grants approved at this meeting is set at the respective closing prices of our Class A shares and Class C shares on the grant date, which is the date of the meeting or, if later, May 1 of the same year. Grants of equity awards to eligible employees would otherwise only be made in connection with significant events, such as hiring or promotion. At this time, our compensation committee intends to follow this same timing for granting equity awards.
For purposes of determining the number of Class A and Class C PSUs and SARs to be granted each year for the target annual equity values of our executive officers and other key employees, our compensation committee adopted a policy of using the average of the closing prices of our Class A shares and Class C shares for a trading period ending on the second trading day preceding the date of the committee meeting to approve the grants.
Policies Regarding Hedging
Our Insider Trading Policy requires each of our directors and executive officers to pre-clear all proposed transactions in our company's securities, including hedging or monetization transactions, with the Legal Department or our company's outside counsel. The policy prohibits short sales of our company's securities by any director or employee. We do not have a policy that specifically prohibits our directors or executive officers from hedging the economic risk of share ownership.
Compensation Committee Report
The compensation committee has reviewed the Compensation Discussion and Analysis above and discussed it with management. Based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Members of the Compensation Committee:

John P. Cole, Jr.
Larry E. Romrell
J.C. Sparkman (chairman)

Summary Compensation
The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2012, 2011 and 2010. As discussed in the footnotes and in the "—Narrative to Summary Compensation and Grants of Plan-Based Awards Tables" below, the values presented in the tables do not always reflect the actual compensation received by our named executive officers during the relevant fiscal year. Amounts paid in British pounds or euros, as the case may be, have been converted into U.S. dollars based on the average exchange rate for the applicable year.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)	Total ($)

Michael T. Fries	2012	996,231	(6)	—	5,460,555	2,998,218	3,622,000	(7)	150,724	784,753	14,012,481
President & Chief	2011	986,000	(6)	—	5,144,147	3,068,648	4,000,000	(7)	59,629	555,787	13,814,211
Executive Officer	2010	985,554		—	5,295,187	2,958,353	2,559,000	(8)	235	516,704	12,315,033

Charles H.R. Bracken	2012	638,669	(9)	—	2,388,917	1,190,124	906,000		—	79,596	5,203,306
Executive Vice	2011	631,648	(9)	—	2,250,714	1,177,913	1,000,000		—	76,221	5,136,496
President & Co-Chief	2010	608,562	(9)	—	2,316,609	1,119,123	853,000		—	73,804	4,971,098
Financial Officer
(Principal Financial
Officer)

Bernard G. Dvorak	2012	534,692		—	2,388,917	1,311,617	906,000		—	34,543	5,175,769
Executive Vice	2011	523,000		—	2,250,714	1,342,199	1,000,000		—	18,296	5,134,209
President & Co-Chief
Financial Officer	2010	522,754		—	2,316,609	1,294,432	853,000		—	19,525	5,006,320
(Principal Accounting
Officer)

Diederik Karsten (13)	2012	656,385	(10)	—	2,388,917	1,190,124	932,000		—	162,581	5,330,007
Executive Vice	2011	665,322	(10)	—	2,250,714	1,177,913	1,000,000		—	163,828	5,257,777
President, European
Broadband
Operations

Balan Nair (13)	2012	547,692	(11)	—	2,388,917	1,311,617	932,000	(12)	41,960	73,553	5,295,739
Executive Vice	2011	536,000	(11)	—	2,250,714	1,342,199	1,000,000	(12)	18,469	45,650	5,193,032
President & Chief
Technology Officer
____________________

(1)
The 2012 dollar amounts shown in the "Stock Awards" column reflect the grant date fair value of each NEO's target 2012 PSUs determined in accordance with the Financial Accounting Standards Board Statement of Accounting Standards Codification Topic 718 (FASB ASC 718). The grant date fair value for the maximum achievable 2012 PSU awards (150% of target) would be $8,190,832 for Mr. Fries and $3,583,376 for each of the other NEOs. Earned awards will vest, subject to forfeiture or acceleration under certain circumstances, in two equal installments on each of March 31, 2014 and September 30, 2014.

(2)
The 2012 dollar amounts shown in the "Option Awards" column reflect the grant date fair value in accordance with FASB ASC 718 of SAR awards granted to our NEOs in 2012. Such dollar amounts exclude the impact of estimated forfeitures and assume a risk-free interest rate of 0.94%, a volatility rate of 38.0% and an expected term of 5.2 years with respect to Messrs. Fries, Dvorak and Nair and a risk-free interest rate of 0.66%, a volatility rate of 40.4% and an expected term of 3.9 years with respect to Messrs. Bracken and Karsten. Messrs. Bracken, Dvorak, Karsten and Nair were each granted the same number of SARs in 2012. The differences in the grant date fair value of their SAR awards are attributable to the different valuation assumptions described above, which were applied based on their respective home countries. The SAR awards vest 12.5% on November 1, 2012 and thereafter in 14 equal quarterly installments commencing February 1, 2013, and have a seven year term.

(3)
The dollar amounts in the "Non-Equity Incentive Plan Compensation" column reflect the annual cash performance awards earned by the NEOs under the Incentive Plan during the years indicated. For 2012, the compensation committee determined the final award amounts on December 31, 2012 at its March 18, 2013 meeting. The awards were paid out in the spring of 2013, except for a portion paid to Messrs. Dvorak, Fries and Nair on December 31, 2012 (as described under Compensation Discussion and Analysis—Elements of Our Compensation Packages—Annual Cash Performance Awards above).

(4)
The dollar amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column reflect the above-market value of accrued interest on compensation previously deferred by the applicable NEO under our Deferred Compensation Plan. The above-market value of accrued interest is that portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the interest rate under the Deferred Compensation Plan was set. See also notes (6), (7), (8), (11) and (12) below.

(5)	The following table provides additional information about the 2012 amounts that appear in the "All Other Compensation" column in the Summary Compensation Table above:

Name	401(k) Plan (a)	U.K. Defined Contribution Plan (b)	NL Defined Contribution Plan (c)	Auto Allowance	Miscellaneous (d)	Total

Michael T. Fries	$—	$—	$—	$—	$784,753	$784,753
Charles H.R. Bracken	$—	$54,184	$—	$22,973	$2,439	$79,596
Bernard G. Dvorak	$17,000	$—	$—	$—	$17,543	$34,543
Diederik Karsten	$—	$—	$125,109	$31,095	$6,377	$162,581
Balan Nair	$15,522	$—	$—	$—	$58,031	$73,553
____________________

(a)
Represents matching employer contributions made under the 401(k) Plan. Under the 401(k) Plan, participants may make contributions annually, subject to U.S. federal limits, and LGI makes a matching contribution equal to 100% of the participant's contribution up to the lesser of the federal limit on contributions or 10% of their cash compensation (excluding awards under the 2005 Plan). Voluntary catch-up contributions permitted under U.S. federal law for persons age 50 or older, however, are not matched. Messrs. Fries, Dvorak and Nair are fully vested in their respective 401(k) Plan accounts.

(b)
Represents employer contributions pursuant to the Liberty Global Group Pension Plan in the U.K. Under this plan, Liberty Global Europe Ltd. (LGE) retains a plan provider that assists participating U.K. employees with establishing individual pension plans, which are defined contribution personal retirement savings plans. The employer then makes monthly contributions to each participant's pension plan equal to a percentage of the participant's monthly base salary, which varies based on age group. For Mr. Bracken, the employer contribution is 9% of his base salary. The maximum employer contribution is 14% of base salary for employees over the age of 60. Participants are required to make a contribution of at least 3% of their base salary to their individual pension plans. The participant's contributions are not capped although the tax benefits to the participant are significantly less if such participant's annual contributions exceed £50,000 ($79,239) or a lifetime contribution in excess of £1.5 million ($2.4 million), as such limits may be changed by the U.K. government from time to time. Participating U.K. employees, including Mr. Bracken, are fully vested in the employer contributions to their respective pension plans.

(c)
Represents employer contributions pursuant to the Dutch Liberty Global Pension Plan in the Netherlands. This is a defined contribution plan and Liberty Global Europe B.V. (LGE BV) retains an insurance company to execute the Dutch Liberty Global Pension Plan. This plan also includes a survivor's pension and insurance covering a waiver of premium in the case of disability. The employer makes a contribution to each participant's pension plan equal to a percentage of the participant's pensionable salary (annual base salary minus an offset), which varies based on age group. The employer also pays the contributions for the pension plan insurance. For Mr. Karsten, the employer contribution is 16.9% of his pensionable salary. Participants are required to make a contribution of at least 3% of their base salary to their individual pension plans. Participating Netherlands employees, including Mr. Karsten, are fully vested in the employer contributions to their respective pension plans.

(d)	Amounts reflect the following:

•	Premiums for term life insurance for Messrs. Fries ($1,656), Dvorak ($1,680) and Nair ($2,169) under our group term life insurance benefit plan for U.S. employees.

•	Premiums for term life insurance for Mr. Bracken ($1,558) under LGE's group life assurance policy for U.K. employees.

•	Payments made on behalf of Messrs. Bracken, Dvorak, Fries and Nair under our executive health plan.

•
Our aggregate incremental cost attributable to personal use of our aircraft or having a personal guest on a business flight by each of the following NEOs is: Mr. Dvorak ($8,684), Mr. Fries ($222,819), Mr. Karsten ($6,377) and Mr. Nair ($618). Aggregate incremental cost for personal use of our aircraft is determined on a per flight basis and includes fuel, oil, lubricants, hourly costs of aircraft maintenance for the applicable number of flight hours, in-flight food and beverage services, trip-related hanger and tie down costs, landing and parking fees, travel expenses for crew and other variable costs specifically incurred. Aggregate incremental cost for a personal guest is determined based on our average direct variable costs per passenger for fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred.

•	The cost of memberships in certain professional organizations for Mr. Fries.

•	The tax gross-up of $63 on gifts from us to Messrs. Fries, Dvorak and Nair, valued at less than $200.

•
Contributions to several charitable and non-profit organizations made by LGI at the request of Mr. Fries. Such contributions aggregated $529,734 and are not included in Mr. Fries' LGI income for tax purposes. Of the organizations that received such contributions, Mr. Fries is a member of the board of four of the organizations and on the advisory board of another organization to which LGI contributed. The contributions to these organizations were $257,234, $20,000, $5,000, $16,500 and $12,500, respectively.

•
LGI matched $5,200 in contributions by Mr. Dvorak though its company-match program, which is open to all employees. Such contributions are not included in Mr. Dvorak's LGI income for 2012 tax purposes.

•
Contributions to a charitable and non-profit organization made by LGI at the request of Mr. Nair. In addition, LGI matched $26,500 in contributions by Mr. Nair through its company-match program, which is open to all employees. Such contributions (aggregate $54,000) are not included in Mr. Nair's LGI income for tax purposes.

•
During 2012, Messrs. Dvorak, Fries and Nair each used sporting and concert event tickets at no incremental cost to us. In addition, at the request of Mr. Fries, we donated 20 tickets at no incremental cost to us to a fundraiser for his daughter's school and 12 tickets at no incremental cost to us to a fundraiser for a charity. Such contributions are not included in Mr. Fries' LGI income for tax purposes.

•	During 2012, Mr. Bracken used sporting tickets made available generally to all employees of our U.K. offices on a first come, first served basis for which we do not attribute compensation.

(6)
Amount includes $896,608 of Mr. Fries' 2012 salary and $887,400 of Mr. Fries' 2011 salary, respectively, the payment of which Mr. Fries elected to defer pursuant to our Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 9% per annum compounded quarterly until paid in full to him. In January 2012, LGI paid the amount deferred from his 2011 salary, plus accrued interest.

(7)
Amount includes $2,000,000 of Mr. Fries' 2011 annual cash performance award and $3,622,000 (including $1,903,200 contributed in 2012) of Mr. Fries' 2012 annual cash performance award, the payments of which Mr. Fries elected to defer pursuant to our Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 9% per annum compounded quarterly until paid in full to him. The amount deferred of his 2011 annual cash performance award, plus accrued interest, were paid in a lump sum in March 2013, and the amount deferred of his 2012 annual cash performance award, plus accrued interest, will be paid in December 2015.

(8)
Amount includes $844,470 of Mr. Fries' 2010 annual cash performance award, the payment of which Mr. Fries elected to defer pursuant to our Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 9% per annum compounded quarterly until paid in full to him. In December 2012, LGI paid the amount deferred, plus accrued interest.

(9)
For the years indicated, Mr. Bracken received all or a portion of his salary, perquisites and employee benefits in British pounds, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.6310 for 2012, 0.6238 for 2011 and 0.6474 for 2010).

(10)
For the years indicated, Mr. Karsten received all or a portion of his salary, perquisites and employee benefits in euros, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.7779 for 2012 and 0.7190 for 2011). Due in part to his promotion at the beginning of 2011, Mr. Karsten received less than the annual salary specified in his employment agreement in 2011 because under standard Dutch payroll practice for vacation pay, a portion of his salary is accrued on a monthly basis and paid in mid-2012.

(11)
Amount includes $109,538 of Mr. Nair's 2012 salary and $107,200 of Mr. Nair's 2011 salary, respectively, the payments of which Mr. Nair elected to defer pursuant to our Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 9% per annum compounded quarterly until paid in full to him. In December 2012, LGI paid these deferred amounts, plus accrued interest.

(12)
Amount includes $500,000 of Mr. Nair's 2011 annual cash performance award and $466,000 (including $237,900 contributed in 2012) of Mr. Nair's 2012 annual cash performance award, the payments of which Mr. Nair elected to defer pursuant to our Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 9% per annum compounded quarterly until paid in full to him. The amount deferred of his 2011 annual cash performance award, plus accrued interest, will be paid in a lump sum in December 2014, and the amount deferred of his 2012 annual cash performance award, plus accrued interest, will be paid in December 2015.

(13)	Compensation information has been included for 2012 and 2011 only because Messrs. Karsten and Nair were not named executive officers in 2010.
Grants of Plan-Based Awards
The table below sets forth certain information concerning the grants of equity based awards and the annual cash performance awards granted to our named executive officers under the 2005 Plan during the year ended December 31, 2012, as more fully described below under Narrative to Summary Compensation and Grants of Plan-Based Awards Tables. The actual amount of the 2012 cash performance award approved for each named executive officer is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael T. Fries	02/29/2012	—	—	4,000,000
Class A	03/14/2012				27,194	54,388	81,582				2,787,929
Class C	03/14/2012				27,194	54,388	81,582				2,672,626
Class A	05/01/2012							—	86,864	49.99	1,526,438
Class C	05/01/2012							—	86,864	48.20	1,471,780

Charles H.R. Bracken	02/29/2012	—	—	1,000,000
Class A	03/14/2012				11,897	23,794	35,691				1,219,680
Class C	03/14/2012				11,897	23,794	35,691				1,169,237
Class A	05/01/2012							—	38,000	49.99	605,910
Class C	05/01/2012							—	38,000	48.20	584,214

Bernard G. Dvorak	02/29/2012	—	—	1,000,000
Class A	03/14/2012				11,897	23,794	35,691				1,219,680
Class C	03/14/2012				11,897	23,794	35,691				1,169,237
Class A	05/01/2012							—	38,000	49.99	667,764
Class C	05/01/2012							—	38,000	48.20	643,853

Diederik Karsten	02/29/2012	—	—	1,000,000
Class A	03/14/2012				11,897	23,794	35,691				1,219,680
Class C	03/14/2012				11,897	23,794	35,691				1,169,237
Class A	05/01/2012							—	38,000	49.99	605,910
Class C	05/01/2012							—	38,000	48.20	584,214

Balan Nair	02/29/2012	—	—	1,000,000
Class A	03/14/2012				11,897	23,794	35,691				1,219,680
Class C	03/14/2012				11,897	23,794	35,691				1,169,237
Class A	05/01/2012							—	38,000	49.99	667,764
Class C	05/01/2012							—	38,000	48.20	643,853
Narrative to Summary Compensation and Grants of Plan-Based Awards Tables
The amounts reported for 2012 in the Summary Compensation Table include salary, annual cash performance awards, equity incentive grants, benefits and perquisites as more fully described in Compensation Discussion and Analysis—Elements of Our Compensation Packages above. The following discussion focuses on the annual cash performance award component of 2012 total compensation and the equity incentive grants reflected in the Grants of Plan-Based Awards Table. Additional information with respect to the other components of 2012 compensation is provided in the notes to the Summary Compensation Table. Also discussed are the vesting and forfeiture provisions applicable to 2012 PSU awards.

Non-Equity Incentive Plan Awards
The maximum achievable amount of the 2012 annual cash performance awards for each of our NEOs is shown in the Grants of Plan-Based Awards Table under the "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" column. Because the compensation committee has discretion to pay no award notwithstanding the achievement of the base performance objective, no "threshold" or minimum awards are reflected in the Table. The amount each NEO actually earned of his 2012 annual cash performance award is reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. For the NEOs based in the U.S., we paid their earned 2012 annual cash performance award in part on December 31, 2012 and the rest in March 2013. For Mr. Karsten and Mr. Bracken, we paid their earned 2012 annual cash performance award in a lump sum in March 2013 and April 2013, respectively.
Equity Incentive Plan Awards
In accordance with SEC rules, equity incentive plan awards are those awards that fall within the scope of FASB ASC 718. In the Summary Compensation Table, the fair market value of an equity incentive plan award is reflected in the "Stock Awards" column or the "Option Awards" column depending on the nature of the award. All of the dollar amounts shown for our NEOs' Stock Awards for 2012 represent the grant date fair value calculated in accordance with FASB ASC 718 of their target 2012 PSU award granted on March 14, 2012, taking into account the probable outcome as of the grant date of the performance conditions of the plan, excluding the impact of estimated forfeitures. All of the dollar amounts shown for our NEOs' Option Awards for 2012 represent the grant date fair value calculated in accordance with FASB ASC 718 of their SAR awards, the grant of which was approved by the compensation committee on May 1, 2012. Such amounts exclude the impact of estimated forfeitures and take into account a risk-free interest rate of 0.94%, a volatility rate of 38.0% and an expected term of 5.2 years with respect to Messrs. Fries, Dvorak and Nair and a risk-free interest rate of 0.66%, a volatility rate of 40.4% and an expected term of 3.9 years with respect to Messrs. Bracken and Karsten. Messrs. Bracken, Karsten, Dvorak and Nair were each awarded the same number of SARs. The SAR awards were made at the same time as SAR awards were made under the annual equity grant program for our eligible employees and with the same terms as SAR grants to all such eligible employees.
As described under Compensation Discussion and Analysis—Elements of Our Compensation Packages—Equity Incentive Awards above, the 2012 PSU awards have a two-year performance period beginning January 1, 2012, followed by a service period during which 50% of the earned 2012 PSUs will vest on March 31, 2014, and the balance on September 30, 2014. The number of 2012 PSUs that a grantee actually earns will depend on our company's performance against the target OCF CAGR and the individual's performance during the two-year performance period. Further, earned awards are subject to forfeiture or acceleration under certain circumstances during the 2014 service period and the value that a grantee may realize from his earned and vested 2012 PSUs will vary directly with our stock price.
Each grantee has the opportunity to earn varying percentages of his or her target 2012 PSUs based primarily on our level of achievement of a target OCF CAGR during the two-year performance period. A performance range of 75% to 125% of the target OCF CAGR would generally result in a participant earning 50% to 150% of his or her target 2012 PSUs, subject to reduction or forfeiture based on individual performance. The compensation committee also established a base performance objective that must be achieved for our NEOs to earn any portion of their target 2012 PSU award.
Generally, a grantee must continue to be employed by Liberty Global or one of its subsidiaries (1) at the end of the performance period to earn any portion of his target 2012 PSUs and (2) at each vesting date during the service period to avoid forfeiture of the unvested balance of his earned 2012 PSUs. Termination of employment due to death or disability during the performance period will generally result in acceleration of vesting of a prorated portion of the grantee's target 2012 PSUs, in the case of death, or of the number of 2012 PSUs that the grantee would have earned had employment continued, in the case of disability. Termination of employment due to death or disability during the service period will result in the balance of the grantee's earned 2012 PSUs becoming vested, which will then be settled on the scheduled vesting dates.
If termination of employment is voluntary or for cause, the grantee will forfeit any remaining rights to earn or vest in his 2012 PSUs. If the grantee's employment is terminated without cause or the grantee resigns for good reason, the compensation committee has discretion to accelerate vesting of some portion of the grantee's target 2012 PSUs, if cessation of employment occurs during the performance period, or of some portion of the unvested balance of the grantee's earned 2012 PSUs, if the cessation of employment occurs during the service period. There is no guarantee of acceleration and in no event may the accelerated amount of 2012 PSUs or the terms of their settlement be more favorable to the grantee than if his cessation of employment was due to disability.
Certain change-in-control events will result in the accelerated vesting of a grantee's target 2012 PSUs or the remaining balance of his earned 2012 PSUs, but only if the grant agreement is not continued on the same terms and conditions or effective provision has not been made for the assumption or continuation of the grant agreement on equivalent terms. If the grant agreement is so continued or assumed, then (1) if the change-in-control event occurs during the performance period, the grantee will be deemed to have earned his target 2012 PSUs, which will be converted to time-vested RSUs subject to the service and vesting requirements of the grant agreement, and (2) the vesting of the 2012 PSUs that the grantee has earned or is deemed to have earned will not be accelerated, unless the participant's employment thereafter ceases as a result of death, disability, termination without cause or resignation for good reason. For additional information on the effect of a change-in-control, see "Potential Payments upon Termination or Change in Control" below.
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth certain information concerning options, SARs and restricted shares or units held by our NEOs at year end 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael T. Fries
Class A	147,617	—		19.64	11/24/2014	30,880	(4)	1,944,205
	12,930	—		12.54	10/1/2013	54,388	(5)	3,424,268
	55,492	—		10.90	10/7/2013
	65,000	—		20.48	5/2/2013
	84,950	50,970	(1)	27.48	5/1/2017
	34,404	57,340	(2)	46.50	5/1/2018
	10,858	76,006	(3)	49.99	5/1/2019
Class C	147,617	—		18.60	11/24/2014	30,880	(4)	1,814,200
	12,930	—		11.87	10/1/2013	54,388	(5)	3,195,295
	55,492	—		10.31	10/7/2013
	65,000	—		19.92	5/2/2013
	84,950	50,970	(1)	27.08	5/1/2017
	34,404	57,340	(2)	44.39	5/1/2018
	10,858	76,006	(3)	48.20	5/1/2019

Charles H.R. Bracken
Class A	25,860	—		19.64	11/24/2014	26,317	(4)	1,656,918
	21,250	—		20.48	5/2/2013	23,794	(5)	1,498,070
	37,170	22,302	(1)	27.48	5/1/2017
	15,048	25,080	(2)	46.50	5/1/2018
	4,750	33,250	(3)	49.99	5/1/2019
Class C	25,860	—		18.60	11/24/2014	26,317	(4)	1,546,124
	21,250	—		19.92	5/2/2013	23,794	(5)	1,397,898
	37,170	22,302	(1)	27.08	5/1/2017
	15,048	25,080	(2)	44.39	5/1/2018
	4,750	33,250	(3)	48.20	5/1/2019

Bernard G. Dvorak
Class A	37,170	22,302	(1)	27.48	5/1/2017	13,510	(4)	850,590
	15,048	25,080	(2)	46.50	5/1/2018	23,794	(5)	1,498,070
	4,750	33,250	(3)	49.99	5/1/2019
Class C	37,170	22,302	(1)	27.08	5/1/2017	13,510	(4)	793,713
	15,048	25,080	(2)	44.39	5/1/2018	23,794	(5)	1,397,898
	4,750	33,250	(3)	48.20	5/1/2019

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Diederik Karsten
Class A	4,650	3,100	(6)	16.70	5/1/2016	26,317	(4)	1,656,918
	4,172	2,782	(6)	14.73	5/1/2016	23,794	(5)	1,498,070
	10,616	7,962	(1)	27.48	5/1/2017	1,200	(6)	75,552
	15,048	25,080	(2)	46.50	5/1/2018
	4,750	33,250	(3)	49.99	5/1/2019
Class C	4,650	3,100	(6)	16.55	5/1/2016	26,317	(4)	1,546,124
	4,172	2,782	(6)	14.50	5/1/2016	23,794	(5)	1,397,898
	10,616	7,962	(1)	27.08	5/1/2017	1,200	(6)	70,500
	15,048	25,080	(2)	44.39	5/1/2018
	4,750	33,250	(3)	48.20	5/1/2019

Balan Nair
Class A	37,500	—		44.09	7/16/2014	13,510	(4)	850,590
	15,930	9,558	(1)	27.48	5/1/2017	23,794	(5)	1,498,070
	15,048	25,080	(2)	46.50	5/1/2018
	4,750	33,250	(3)	49.99	5/1/2019
Class C	37,500	—		42.37	7/16/2014	13,510	(4)	793,713
	15,930	9,558	(1)	27.08	5/1/2017	23,794	(5)	1,397,898
	15,048	25,080	(2)	44.39	5/1/2018
	4,750	33,250	(3)	48.20	5/1/2019
___________________

(1)	Vests in 6 equal remaining quarterly installments from February 1, 2013 to May 1, 2014.

(2)	Vests in 10 equal remaining quarterly installments from February 1, 2013 to May 1, 2015.

(3)	Vests in 14 equal remaining quarterly installments from February 1, 2013 to May 1, 2016.

(4)
Represents the number of Class A and Class C shares underlying 2011 PSUs that were actually earned by each of our NEOs as determined by the compensation committee on December 31, 2012 with respect to Messrs. Dvorak, Fries and Nair and at its meeting on March 18, 2013 with respect to Messrs. Bracken and Karsten, plus certain adjustments to the December awards. With respect to Mr. Dvorak, Mr. Fries and Mr. Nair, these awards were then converted to a combination of freely tradable shares, restricted shares and time-vested RSUs. The portion converted to freely tradable shares were issued on December 31, 2012 and are included in the Option Exercises and Stock Vested table below. With respect to Mr. Bracken and Mr. Karsten, these awards were then converted to time-vested RSUs vesting in two equal installments on April 6, 2013 and September 30, 2013 with respect to Mr. Bracken and on March 31, 2013 and September 30, 2013 with respect to Mr. Karsten. See "—Elements of Our Compensation Packages—Equity Incentive Awards—Decisions for 2011 PSUs" above.

(5)
Represents the target number of Class A and Class C shares underlying 2012 PSUs that may be earned by each of our NEOs. If earned, the 2012 PSUs will vest in two equal installments on March 31, 2014 and September 30, 2014, respectively.

(6)	Vests in two equal remaining quarterly installments on February 1, 2013 and May 1, 2013.

Option Exercises and Stock Vested
The table below sets forth certain information concerning each exercise of options or SARs by, and each vesting of restricted shares or RSUs of, our named executive officers during the year ended December 31, 2012.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Michael T. Fries
Class A	140,000	(2)	3,395,000	110,770	(3)	6,359,175
Class C	140,000	(2)	3,351,600	110,770	(3)	5,974,033

Charles H.R. Bracken
Class A	26,563	(4)	697,279	35,655		1,975,827
Class C	26,563	(4)	678,153	35,655		1,861,243

Bernard G. Dvorak
Class A	—		—	48,462	(5)	2,782,156
Class C	—		—	48,462	(5)	2,613,655

Diederik Karsten
Class A	14,703	(6)	507,277	15,897		868,435
Class C	14,703	(6)	478,868	15,897		820,540

Balan Nair
Class A	—		—	28,088	(5)	1,653,131
Class C	—		—	28,088	(5)	1,550,104
__________________

(1)	Includes shares withheld by us to pay the minimum withholding tax due upon vesting of the RSUs in 2012.

(2)
Consists of 140,000 Class A shares and 140,000 Class C shares underlying stock options, which were exercised at the election of Mr. Fries. The actual number of shares issued to Mr. Fries upon exercise of the options, after taking into account the spread between the exercise price and the closing market price and giving effect to the withholding of shares for taxes, was 41,440 Class A shares and 42,313 Class C shares.

(3)	Includes 29,721 Class A shares and 29,271 Class C shares granted on December 31, 2012, in exchange for earned 2011 PSUs that would have vested on March 31, 2013.

(4)
Consists of 26,563 Class A shares and 26,563 Class C shares subject to SARs, which were exercised at the election of Mr. Bracken. The actual number of shares issued to Mr. Bracken upon exercise of these SARs, after taking into account the spread between the base price and the closing market price and giving effect to the withholding of shares for taxes was 6,657 Class A shares and 6,744 Class C shares.

(5)	Includes 12,807 Class A shares and 12,807 Class C shares granted on December 31, 2012, in exchange for earned 2011 PSUs that would have vested on March 31, 2013.

(6)
Consists of 14,703 Class A shares and 14,703 Class C shares subject to SARs, which were exercised at the election of Mr. Karsten. The actual number of shares issued to Mr. Karsten upon exercise of these SARs, after taking into account the spread between the base price and the closing market price and giving effect to the withholding of shares for taxes was 4,843 Class A shares and 4,773 Class C shares.

Deferred Compensation Plan
The Deferred Compensation Plan first became effective with respect to compensation payable in 2009. Prior to January 1, 2013, only our executive officers (including our chief executive officer) and certain senior officers, who are U.S. taxpayers, could participant in the Deferred Compensation Plan. As of January 1, 2013, management expanded the Deferred Compensation Plan to allow participation by other officers who are also U.S. taxpayers.
Each designated participant may elect to defer all or any portion of his or her (1) annual cash performance award, (2) annual salary up to limits specified by the compensation committee (currently 90%), and (3) award, if any, under a current or future multi-year performance award arrangement. Initially cash compensation deferred under the Deferred Compensation Plan will be credited with interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter (the credited interest fund). In setting the interest rate, our compensation committee reviewed data on the implied yields of our significant bank debt and outstanding bonds, as well as credit market conditions. It reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. The compensation committee made no modification to this rate in its 2012 annual review, except that commencing with compensation deferred in 2013, such rate will be compounded daily in order to facilitate better administration on a new online platform. Deferred equity awards will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions. If the compensation committee approves the establishment of one or more phantom investment funds for purposes of the Deferred Compensation Plan, a participant may, but will not be obligated to, elect one or more of such phantom investment funds as the measurement fund for the purpose of calculating notional earnings, losses and other relevant amounts to be credited to or deducted from all or a portion of his or her deferred compensation instead of the credited interest fund.
The Deferred Compensation Plan provides our compensation committee with the discretion to terminate the Deferred Compensation Plan within 12 months of certain change-in-control events and distribute each participant's account balance. Otherwise, the amount of compensation deferred will be distributed in a lump sum or in a series of up to three installments upon the date or dates selected by the participant or in a lump sum when the participant ceases to be an employee of our company. At the participant's request, if the compensation committee determines that such participant has suffered a financial hardship, it may authorize immediate distribution of all or a portion of his account balance. The compensation committee has reserved the right to terminate the Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.
Of our NEOs, only Mr. Fries and Mr. Nair have deferred compensation under the plan. The table below sets forth certain information concerning the deferred compensation of these officers at year end 2012.

Name	Executive Contribution in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Michael T. Fries	4,799,808	(1)	249,365	1,921,684	4,984,547	(2)
Balan Nair	847,438	(3)	73,623	624,359	807,213	(4)
_____________________

(1)	Includes salary of $896,608 and bonus of $1,903,200 contributed in 2012. See footnotes 6 and 7, respectively, to the Summary Compensation Table above.

(2)	Includes $2,000,000 previously contributed as stated in footnote 7 to the Summary Compensation Table above.

(3)	Includes salary of $109,538 and bonus of $237,900 contributed in 2012. See footnotes 11 and 12, respectively, to the Summary Compensation Table above.

(4)	Includes $500,000 previously contributed as stated in footnote 12 to the Summary Compensation Table above.
Employment and Other Agreements
We do not have employment agreements with Messrs. Fries, Dvorak or Nair or any of our other U.S. based executive officers. As is customary in the U.K. and the Netherlands, we have employment agreements with each of Mr. Bracken and Mr. Karsten. We also have not adopted a severance policy covering our executive officers. Mr. Fries continues to be covered by a severance policy of UGC, that was in existence at the time of the business combination of LGI International, Inc. and UGC. Each of our NEOs also holds equity awards granted under the 2005 Plan and Mr. Fries also holds equity awards granted under an incentive plan of UGC. These plans are described below under Employee Incentive Plans.
Michael T. Fries. In March 2001, as amended in December 2003, UGC's board of directors approved a severance policy with respect to certain of its employees, including Mr. Fries. Although Mr. Fries is fully vested in his equity incentive awards originally granted by UGC, the policy extends the applicable exercise periods of these equity incentive awards upon the occurrence of certain events. Pursuant to the policy, if certain change-in-control events occur and within one year of the occurrence, Mr. Fries' employment is terminated without cause, Mr. Fries dies, or Mr. Fries resigns his employment for any reason (subject to timely notice), then all of the equity incentive awards originally granted to him by UGC and held by him upon such termination would be exercisable until the third anniversary of the termination date (or their earlier expiration). If, unrelated to or more than one year after the occurrence of a change-in-control event, the employment of Mr. Fries was terminated without cause, then the UGC-granted equity incentive awards held by him would remain exercisable until the first anniversary of the termination date (or their earlier expiration). Any continued exercisability of such equity incentive awards pursuant to the UGC severance policy would be subject to his execution of a release and his agreement not to compete with UGC and its subsidiaries in the broadband communications business and not to solicit its employees for a period of 24 months following termination of his employment.

The benefits of this policy replaced any severance or other benefits of UGC's then existing policies, including under its incentive plans, available to Mr. Fries following these change-in-control events, except that, in the case of a change in control not approved by the board of directors, the terms of the UGC incentive plan under which the equity award was granted would govern the exercisability of such award if such terms were more favorable to Mr. Fries. Mr. Fries' remaining UGC awards were granted under the UGC incentive plan approved in 2003 and expire in November 2014.
Charles H.R. Bracken. On December 15, 2004, we entered into an Executive Service Agreement with Mr. Bracken in connection with his continued appointment as Co-Chief Financial Officer of UGC. In 2005, Mr. Bracken became our Co-Chief Financial Officer (principal financial officer). The Executive Service Agreement has an indefinite term and may be terminated by either party upon six months' notice or by us at any time upon shorter notice and payment to Mr. Bracken of his salary and benefits for any unexpired portion of the six months' notice period at the date his employment terminates. His equity awards will also continue to vest during such six-month notice period. Mr. Bracken's employment may also be terminated immediately upon notice for cause. If we terminate Mr. Bracken's employment other than for cause or disability, Mr. Bracken will also be entitled to a lump sum severance payment equivalent to his basic salary and benefits for six months, subject to his signing a release. In the event Mr. Bracken becomes disabled and the disability continues for a specified period, we may reduce future payments under the Executive Service Agreement to the amount reimbursed by its disability insurer for the duration of Mr. Bracken's disability or, under certain circumstances, terminate his employment as described above.
Mr. Bracken's salary, which for 2013 is £488,000, is subject to annual review and, in the discretion of our compensation committee, upward adjustment. The benefits to which he is entitled pursuant to the Executive Service Agreement include an auto allowance and participation in the Liberty Global Group Pension Plan for U.K. employees and group life insurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes. In addition, the Executive Service Agreement provides for Mr. Bracken to be made whole for any non-U.K. tax liability he may incur with respect to his salary and other amounts due him and for any additional U.K. tax or social security cost he may incur with respect to business expenses or reimbursement paid by LGE for work performed by him outside the U.K.
The Executive Service Agreement includes restrictions on Mr. Bracken's (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment, and (3) competition with and solicitation of executives or certain employees of LGE, its parent entities or any subsidiary of LGE or its parent entities for a period of six months after termination of his employment.
Diederik Karsten. Effective January 1, 2011, LGE BV entered into an Employment Agreement with Mr. Karsten in connection with his appointment as Managing Director, European Broadband Operations of LGE BV. Recently, LGE BV and Mr. Karsten amended the Employment Agreement to reflect his new title, Executive Vice President, European Broadband Operations. The Employment Agreement has an indefinite term and may be terminated by LGE BV upon six months' notice or by Mr. Karsten upon three months' notice. In either case, Mr. Karsten's equity awards will continue to vest during the applicable notice period. Mr. Karsten's employment may also be terminated immediately upon notice for cause. In the event Mr. Karsten becomes disabled and the disability continues over a year, LGE BV may reduce future payments under the Employment Agreement to the amount reimbursed by its disability insurer for the duration of Mr. Karsten's disability or, under certain circumstances, terminate his employment as described above.
Mr. Karsten's salary under the Employment Agreement, which is €610,000 for 2013, is subject to annual review and, in the discretion of our compensation committee, adjustment. The benefits to which he is entitled pursuant to the Employment Agreement include use of an automobile, participation in the Dutch Liberty Global Pension Plan for Netherlands employees, disability insurance, travel and accident insurance and medical insurance schemes. The Employment Agreement includes restrictions similar to those described for Mr. Bracken.
Aircraft Policy
Our policy for the personal use of our aircraft by members of our board, our CEO and such other officers as may be approved by our CEO was originally adopted by our board in 2005 and amended in 2009. The policy allows non-employee directors to use our aircraft for personal flights, subject to availability, without charge. The policy requires each user who is an officer to lease the corporate aircraft for personal use pursuant to an aircraft time sharing agreement and to pay us an amount equal to the aggregate incremental cost of each flight up to certain limits established under the U.S. Federal Aviation Administration (FAA) rules. Incremental costs may include fuel, oil, lubricants and other additives, hanger and tie down costs away from aircraft home airport, travel expenses for crew, landing and parking fees, customs and immigration fees, insurance obtained for a specific flight, in-flight food and beverage services, ground transportation, de-icing fees and flight planning and weather contract services. With approval, family members or guests may join an executive or senior officer or director on a business flight without charge for these additional passengers. Also, on limited occasions, we have allowed a business-related flight to land at an airport other than its destination to drop off or pick up a passenger for personal convenience without requiring reimbursement of our incremental cost.
With respect to Mr. Fries, our compensation committee approved his personal use of our aircraft for a specified number of flight hours per year without charge as part of his compensation package, subject to annual review by the committee. The compensation committee increased the number of flight hours of personal use by Mr. Fries from 60 to 90 commencing in 2011. While in effect, this compensation arrangement will be in lieu of and not in addition to his rights under our aircraft policy. In February 2010, our compensation committee authorized personal use of our aircraft by our chairman Mr. Malone for up to 200 flight hours per year as part of his compensation for his services to us. Such authorization is subject to modification by our compensation committee from time to time and will terminate when Mr. Malone ceases to be a director.
For U.S. tax reporting purposes, when family members or guests of a director or executive or senior officer travel on business flights, the value of such personal use, determined using a method based on SIFL rates as published by the IRS, is imputed as income to such director or executive or senior officer. For tax reporting purposes in Europe, when family members or guests of an executive or senior officer travel on business flights, the value of such personal use, determined based on the cost of a commercial ticket, is imputed as income to such executive or senior officer. A director or executive or senior officer will also have imputed income based on SIFL rates (in the case of U.S. taxpayers) or the cost of the flight (in the case of European taxpayers) for a personal flight, less any amounts reimbursed to us. In accordance with applicable tax rules and regulations, such imputed income is included in taxable income for the applicable director or executive or senior officer.
Notwithstanding the policy, we and our flight crew retain the authority to determine when a flight may be cancelled or changed for safety or maintenance reasons.
Potential Payments upon Termination or Change in Control
The Termination of Employment Table and the Change in Control Table set forth below reflect the potential payments to our NEOs in connection with termination of their employment or a change in control as of December 31, 2012. The Termination of Employment Table assumes that a change in control has not occurred. The Change in Control Table assumes that a change in control has occurred. Certain of our plans and agreements provide benefits upon the occurrence of a change-in-control without regard to whether employment is terminated, whereas others have a "double trigger" requiring employment to be terminated for benefits to be realized. These are separately reflected in the Change in Control Table.
The amounts provided in the tables are based on the assumptions stated below. The actual amounts may be different at the time of termination due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

•
The amounts in the tables for unvested SARs that vest on an accelerated basis or continue to vest are based on the spread between the base price of the award and the applicable closing market price on December 31, 2012. Restricted shares or units and PSUs that would vest on an accelerated basis or continue to vest are valued using the applicable closing market price on December 31, 2012. On December 31, 2012, the closing market price for our Class A shares was $62.96 per share and for our Class C shares was $58.75 per share.

•
The amounts for Messrs. Bracken and Karsten assume they receive a lump sum payment in cash of salary and benefits instead of six months' notice of termination under their employment agreements. Also, to the extent compensation to these executive officers is paid in British pounds or euros, it has been converted to U.S. dollars based upon the average exchange rate in effect during 2012.

•
Under the 2011 PSUs, the effect of termination of employment or a change-in-control varies depending on whether it occurs during the performance period or during the service period. Because no termination of employment or change-in-control occurred on December 31, 2012, the last day of the performance period, the information in the tables assumes that the event triggering potential accelerated vesting of the 2011 PSUs occurred during the service period and the benefits were calculated based on the participant's actual earned 2011 PSUs, which were converted to a combination of freely-tradable shares, restricted shares and time-vested RSUs with respect to the NEOs employed in the U.S. and converted to time-vested RSUs with respect to the remaining NEOs.

As of December 31, 2012, each of our NEOs had unvested SARs under the 2005 Plan, unvested 2011 PSU awards (including restricted shares) and unvested 2012 PSU awards. The termination provisions of the employment agreements of Messrs. Bracken and Karsten are described under Employment and Other Agreements above. The 2005 Plan is described, together with our other current equity incentive plans, under Employee Incentive Plans below. The relevant provisions of the awards of 2012 PSUs granted under the 2005 Plan are described under Narrative to Summary Compensation and Grants of Plan-Based Awards Tables above and the relevant provision of the awards of the 2011 PSUs granted under the 2005 Plan are described under —Elements of Our Compensation Packages—Equity Incentive Awards—Decisions for 2011 PSUs. In addition to such descriptions, additional information on the termination and/or change-in-control provisions of these plans and agreements is provided below.
Termination of Employment
The availability of benefits under our plans or agreements varies with the reason employment terminates as described below.
Voluntary Termination. The executive would retain his vested equity grants under the incentive plans, which must be exercised within the period following termination prescribed by the applicable plan. There would be no other payments or benefits.
Retirement. No benefits are payable in the event of retirement; however, under the incentive plan adopted by UGC in 2003 a person who retires at age 62 or greater may have additional time to exercise his vested UGC equity awards depending on the terms of the respective awards.
 Termination for Cause. The executive would not receive any payment or benefit and typically would forfeit all unexercised equity awards, whether or not vested. The definition of "cause" varies among the plans and agreements, but generally includes: (1) insubordination, dishonesty, incompetence or other misconduct; (2) failure to perform duties; and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For purposes of such a termination within 12 months of a change-in-control event, in the case of the Incentive Plan or the 2011 PSUs or the 2012 PSUs, "cause" is defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.
Termination Without Cause. Certain of the employment agreements provide for benefits in the case of termination by the company not for cause. See "Employment and Other Agreements" above. Under the Incentive Plan, the employee would be entitled to accelerated vesting of a pro rata portion of that amount of each award that would have vested on the next vesting date, based on the number of full months of the current vesting period that employment continued prior to termination. For the benefits payable under the applicable employment agreement and the value of the prorated vesting of awards, if any, see the "By Company Without Cause" column in the Termination of Employment Table below.
Death. In the event of death, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or restricted share unit awards. The 2011 PSUs provide that, in the event of termination of employment due to death during the service period and prior to a change-in-control, the unvested portion of the grantee's award will vest and the underlying ordinary shares will be issued as of the originally scheduled vesting dates. The 2012 PSUs provide that, in the event of termination of employment due to death during the performance period and prior to a change-in-control, the prorated portion of the grantee's target 2012 PSUs, based on the portion of the performance period completed prior to the date of death, will vest and the underlying ordinary shares will be issued no later than March 15 of the calendar year immediately following the date of death. The value of these benefits is in the "Death" column in the Termination of Employment Table. No amounts are shown for payments pursuant to life insurance policies, which we make available to all our salaried employees.
Disability. In the event of termination of employment due to disability, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or restricted share unit awards. The 2011 PSUs provide that if termination of employment due to disability occurs during the service period, the unvested portion of the grantee's 2011 PSUs will vest and the underlying ordinary shares will be issued as of the originally scheduled vesting dates. The 2011 PSUs provide that, if termination of employment due to disability occurs after June 30, 2012 but prior to January 1, 2013, and prior to a change-in-control event, the prorated portion of the grantee's 2012 PSUs that would have been earned if the performance period had ended on December 31, 2012, will vest and the underlying ordinary shares will be issued no later than March 15, 2013. The value of these benefits is in the "Disability" column in the Termination of Employment Table. For this purpose, the amounts set forth in the table below assume that 100% of the target 2012 PSUs would have been earned prorated as stated above. No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees. For purposes of the 2005 Plan, the 2011 PSUs and the 2012 PSUs, "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable condition which has lasted or can be expected to last for a continuous period of at least 12 months or can be expected to result in death.
Resignation for Good Reason. No payment or benefit is required upon resignation by an executive for good reason absent a change in control.

Termination of Employment

Name	By Company Without Cause ($)	Death ($)		Disability ($)

Michael T. Fries
Options/SARs Accelerated	291,637	6,977,515		6,977,515
2011 PSUs	—	3,758,405	(1)	3,758,405	(1)
2012 PSUs	—	3,309,782		3,309,782
Total	291,637	14,045,702		14,045,702

Charles H.R. Bracken
Options/SARs Accelerated	127,592	3,052,585		3,052,585
2011 PSUs	—	3,203,042	(1)	3,203,042	(1)
2012 PSUs	—	1,447,984		1,447,984
Salary	319,334	—		—
Severance Payment	319,334	—		—
Continued Vesting of Awards	637,961	—		—
Benefits (2)	43,829	—		—
Total	1,448,050	7,703,611		7,703,611

Bernard G. Dvorak
Options/SARs Accelerated	127,592	3,052,585		3,052,585
2011 PSUs	—	1,644,302	(1)	1,644,302	(1)
2012 PSUs	—	1,447,984		1,447,984
Total	127,592	6,144,871		6,144,871

Diederik Karsten
Options/SARs Accelerated	104,146	2,621,159		2,621,159
Restricted Stock Units Accelerated	24,342	146,052		146,052
2011 PSUs	—	3,203,042	(1)	3,203,042	(1)
2012 PSUs	—	1,447,984		1,447,984
Salary	366,758	—		—
Continued Vesting of Awards	871,935	—		—
Benefits (2)	80,387	—		—
Total	1,447,568	7,418,237		7,418,237

Balan Nair
Options/SARs Accelerated	80,050	2,196,825		2,196,825
2011 PSUs	—	1,644,302	(1)	1,644,302	(1)
2012 PSUs	—	1,447,984		1,447,984
Total	80,050	5,289,111		5,289,111
 __________________

(1)	Although the earned 2011 PSUs are deemed vested, they are not payable until the originally scheduled vesting dates under the grant agreements, as amended.

(2)	For Mr. Bracken and Mr. Karsten, the cost to maintain their employee benefits during their six-month notice period.
Change in Control
The 2005 Plan, the 2011 PSUs and the 2012 PSUs each provide for various benefits either upon the occurrence of specified change-in-control events or upon termination of employment following the change-in-control event.
Change-in-Control Events. The change-in-control events vary under the relevant plans but generally fall into three categories:

1.
A person or entity, subject to specified exceptions, acquires beneficial ownership of at least 20% of the combined voting power of our outstanding securities ordinarily having the right to vote in the election of directors in a transaction that has not been approved by the board of directors. We refer to this change-in-control event as an "Unapproved Control Purchase".

2.
During any two-year period, persons comprising the board of directors at the beginning of the period cease to be a majority of the board, unless the new directors were nominated or appointed by two-thirds of the continuing original directors. We refer to this change-in-control event as a "Board Change".

3.
The board of directors approves certain transactions such as (a) a merger, consolidation or binding share exchange that results in the shareholders of our company prior to the transaction owning less than a majority of the combined voting power of our capital stock after the transaction or in which our ordinary shares are converted into cash, securities or other property, subject to certain exceptions, (b) a plan of liquidation of our company, or (c) a sale of substantially all the assets of our company. We refer to this change-in-control event as a "Reorganization".

Under the 2005 Plan, outstanding equity awards will vest in full upon the occurrence of an Unapproved Control Purchase or Board Change and immediately prior to consummation of a Reorganization, unless, in the case of a Reorganization only, the compensation committee determines that effective provision has been made for the award to be assumed or replaced with an equivalent award.
The 2011 PSUs and the 2012 PSUs provide that, if any of these change-in-control events occurs during the service period or performance period, respectively, and the grant agreements are not continued on the same terms and conditions, in the case of a Board Change or Unapproved Control Purchase, or not continued or assumed on equivalent terms, in the case of a Reorganization, then each grantee will be deemed to be vested in his or her earned 2011 PSUs and to have earned his or her target 2012 PSUs, which will vest, and in each case, the underlying ordinary shares will be issued within 30 days of such change-in-control event. If the grant agreements are continued or assumed, then each grantee will (1) continue to have his or her rights in his or her earned 2011 PSUs in accordance with the grant agreement and (2) be deemed to have earned his or her target 2012 PSUs, which will be converted to time-vested RSUs subject to service and vesting requirements in accordance with the grant agreement. Accelerated vesting would only be triggered on a subsequent termination of employment.
Termination After Change in Control. Under the 2005 Plan, if a termination of employment occurs without cause or the employee resigns for good reason within 12 months of a Reorganization, then any awards granted after March 2010 will vest and become fully exercisable as of the date of termination of employment. The 2011 PSUs and the 2012 PSUs provide that, if a change-in-control event occurs that does not result in accelerated vesting of the earned 2011 PSUs or the target 2012 PSUs deemed earned, a subsequent termination of employment will accelerate vesting of such earned 2011 PSUs and target 2012 PSUs if the termination is due to death or disability or is without cause or the participant resigns for good reason. The ordinary shares underlying the vested 2011 PSUs and the 2012 PSUs will be issued no later than March 15 of the calendar year immediately following the calendar year in which the termination occurred. For purposes of each of the plans, "good reason" for a participant to resign following a change-in-control event requires that one of the following has occurred without the consent of the participant: (1) a material diminution in the participant's base compensation; (2) a material diminution of his official position or authority; or (3) a required relocation of his principal business office to a different country. Additional procedural requirements apply for such a resignation to qualify as being for "good reason".
The "Employment Terminated" columns assume that the executive's employment is terminated as of December 31, 2012, without cause and include the incremental benefits that would result from such a termination under the employment agreements and equity incentive plans as described under —Potential Payments upon Termination or Change in Control—Termination of Employment above. In accepting grants of new equity awards in 2013, the participants, including our named executive officers, agreed that the new equity awards, as well as any other outstanding equity awards (such as the 2011 PSUs and the 2012 PSUs) would not be accelerated as a result of the Virgin Media Acquisition.
280G Tax Gross-Up. Under the grant agreements for the 2011 PSUs and the 2012 PSUs, when a benefit is triggered due to a change-in-control event that would be subject to an excise tax pursuant to Section 280G of the Code, we have agreed to make a payment to the plan participants, including our NEOs, for all excise taxes incurred under Section 280G and related income and excise taxes that are payable by such participants as a result of any reimbursement for such Section 280G excise taxes. Notwithstanding the foregoing, in the case of the 2011 PSUs and the 2012 PSUs, if the excise tax can be avoided through a reduction in the amount of "parachute payments" (as defined in Section 280G) required to be provided to the grantee with respect to the 2011 PSUs and the 2012 PSUs, not to exceed 20% of such amount, then the amount of "parachute payments" shall automatically be reduced to the minimum extent necessary to avoid the excise tax. For purposes of the change-in-control events in the table below, no one exceeded the threshold that would have entitled him to a 280G tax gross-up payment. Also, Messrs. Bracken and Karsten are not subject to the excise tax under 280G as they are not U.S. taxpayers.

Change In Control

	Unapproved Control Purchase / Board Change – Plan Benefits Continued			Reorganization – Plan Benefits Continued		Change in Control – Plan Benefits Not Continued
Name	Employment Terminated ($)	Employment Continues ($)		Employment Terminated ($)		Employment Continues ($)

Michael T. Fries
Options/SARs Accelerated	6,977,515	6,977,515		6,977,515		6,977,515
2011 PSUs	3,758,405	—	(1)	3,758,405		3,758,405
2012 PSUs	6,619,563	—	(2)	6,619,563		6,619,563
Total	17,355,483	6,977,515		17,355,483		17,355,483

Charles H.R. Bracken
Options/SARs Accelerated	3,052,585	3,052,585		3,052,585		3,052,585
2011 PSUs	3,203,042	—	(1)	3,203,042		3,203,042
2012 PSUs	2,895,968	—	(2)	2,895,968		2,895,968
Salary	319,334	—		319,334		—
Severance Payment	319,334	—		319,334		—
Benefits (3)	43,829	—		43,829		—
Total	9,834,092	3,052,585		9,834,092		9,151,595

Bernard G. Dvorak
Options/SARs Accelerated	3,052,585	3,052,585		3,052,585		3,052,585
2011 PSUs	1,644,302	—	(1)	1,644,302		1,644,302
2012 PSUs	2,895,968	—	(2)	2,895,968		2,895,968
Total	7,592,855	3,052,585		7,592,855		7,592,855

Diederik Karsten
Options/SARs Accelerated	2,621,159	2,621,159		2,178,240	(4)	2,621,159
Restricted Stock Units Accelerated	146,052	146,052		24,342	(4)	146,052
2011 PSUs	3,203,042	—	(1)	3,203,042		3,203,042
2012 PSUs	2,895,968	—	(2)	2,895,968		2,895,968
Salary	366,758	—		366,758		—
Benefits (3)	80,387	—		80,387		—
Total	9,313,366	2,767,211		8,748,737		8,866,221

Balan Nair
Options/SARs Accelerated	2,196,825	2,196,825		2,196,825		2,196,825
2011 PSUs	1,644,302	—	(1)	1,644,302		1,644,302
2012 PSUs	2,895,968	—	(2)	2,895,968		2,895,968
Total	6,737,095	2,196,825		6,737,095		6,737,095
____________________

(1)	Although the earned 2011 PSUs are deemed to be vested, they are not payable until the vesting dates under the grant agreements, as amended.

(2)	Although the target 2012 PSUs are deemed to be earned, they remain subject to the service and vesting requirements of the grant agreements.

(3)	For Messrs. Bracken and Karsten, the estimated cost to maintain their employee benefits during their six-month notice period.

(4)
The differences in the amounts of Options/SARs and RSUs Accelerated relate to Mr. Karsten holding awards granted before March 2010, which would not be accelerated in full upon termination of his employment following a reorganization in which plan benefits were continued.

Compensation Committee Interlocks and Insider Participation
During 2012, none of the members of our compensation committee was an officer or employee of our company or any of our subsidiaries, was formerly an officer of our company or any of our subsidiaries, or had any relationship requiring disclosure under the securities laws.

DIRECTOR COMPENSATION
Compensation
Set forth below is a description of the compensation for our nonemployee directors. Such compensation is subject to review annually by our nominating and corporate governance committee. In connection with the company re-domiciling to the U.K., the board adopted the following compensation effective June 7, 2013. Our directors are also entitled to the benefit of our policy on personal usage of our aircraft set forth above.
Fees and Expenses
Each member of our board, who is not an employee of Liberty Global (other than Mr. Malone), receives an annual retainer of $100,000. In addition, each such member receives $1,500 for each in-person meeting attended (in person or by conference telephone) and $750 for each telephonic meeting attended of the board or any committee of the board on which he or she serves. Each director who serves as the chair of the audit committee, the compensation committee or the nominating and corporate governance committee receives a fee for such service of $25,000, $25,000 and $10,000, respectively, for each full year of service in such position. All annual director fees, including fees for chairpersons, are payable in arrears in four equal quarterly installments. Our directors may elect to have their quarterly fee installments paid in Class A and Class C shares instead of in cash. Such election for fees payable for a specific calendar quarter must be made not later than the last day of the immediately preceding calendar quarter. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash. Directors who are employees of Liberty Global, or its subsidiaries, do not receive any additional compensation for their service as directors.
Prior to the company re-domiciling to the U.K., nonemployee directors of LGI (other than Mr. Malone) received an annual retainer of $80,000 if a U.S. resident director and $120,000 if a non-U.S. resident director. In addition, such members received similar meeting fees and fees for services as a chair of a committee. Also, for each in-person board meeting held in Denver, Colorado USA, a non-U.S. resident member received an additional fee of $4,000 if such director attended in person.
Generally, the in-person board meetings are held at one of our corporate offices and each year at least one in-person meeting is held at the location of one of our operations. In addition, members of our board have periodic strategy retreats with certain members of senior management to review our strategies and goals. We reimburse our nonemployee directors for travel, lodging and other reasonable expenses related to their service on our board, including the travel costs of a companion for one of our directors who is visually impaired. We also occasionally make our aircraft available to directors for attendance at meetings or other company-related events.
For the board meeting held at the location of one of our operations or other company-related events, we may provide extra activities for members of our board. We may also invite the spouse or a guest of each director to attend events associated with board meetings or other company-related events. We generally provide for, or reimburse expenses of, the spouse's or guest's travel, food and lodging for attendance at these events and participation in related activities. If the spouse or guest travels on our aircraft for an event, the incremental cost for such personal passenger is determined based on our average direct variable cost per passenger for aircraft fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred. To the extent costs for these activities, including the incremental cost for traveling on our aircraft, and costs for any other personal benefits, for a director exceeds $10,000 for the year, they are included in the amounts in the table below.
From time to time, we provide our directors information on conferences and seminars that may be of interest to them as a director of Liberty Global. For directors who elect to attend these events, we cover the costs as part of our policy to keep members of our board informed on issues that relate to their duties as a director. In addition, we make available to members of our board, at their election, health insurance under our health insurance policies.
Equity Awards
As of the date of each annual general meeting of shareholders, each continuing nonemployee director receives an equity award under the 2005 Director Plan. On the date of such meeting, each nonemployee director will receive equity grants with a combined grant date fair value of $187,500 awarded, at his or her election, either as (1) a grant of options for Class A shares and a grant of options for Class C shares, or (2) a grant of options for Class A shares and a grant of options for Class C shares for one-half the value and a grant of Class A RSUs and a grant of Class C RSUs for the remaining value. Such election must be made at least two business days prior to the applicable shareholders meeting. If no election is made, the director will receive the award of options. The option grants have a term of 10 years and vest as to one-third of the option shares on the date of the first annual shareholders meeting after the date of grant and as to an additional one-third of the option shares on the date of each annual shareholders meeting thereafter, provided that the director continues to serve as a director immediately prior to the applicable vesting date. For purposes of determining the number of RSUs of a class to be granted, the grant date fair value of the options for the same series is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of the applicable annual shareholders meeting. The awards of RSUs vest in full on the date of the first annual shareholders meeting after the date of grant.
A nonemployee director will receive a grant of options for Class A shares and a grant of options for Class C shares with a combined grant date fair value equal to $187,500 upon the date he or she is first elected or appointed to our board of directors. The grant date fair value of the options awarded is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of election or appointment. The option grants have a term of 10 years and vest as to one-third of the option shares on the later to occur of (1) the six month anniversary date of the date of grant or (2) the date of the first annual shareholders meeting after the date of grant. Thereafter the remaining option shares vest as to an additional one-third of the option shares on the date of each annual shareholders meeting, provided that the director continues to serve as a director immediately prior to the applicable vesting date. All awards to our nonemployee directors will be granted under our 2005 Director Plan or the Director Plan, if approved at the special meeting by our shareholders.
At its first meeting following the company re-domiciling to the U.K. in June 2013, the board approved a grant to each nonemployee director for the services they render on our board and committees of our board of options to purchase Class A shares and Class C shares with a grant date value of $187,500.
Although Mr. Malone is a nonemployee director, he currently serves without cash compensation. As chairman of our board, any compensation paid to him is subject to review and approval of our compensation committee. Prior to the company re-domiciling to the U.K., the board of LGI delegated to the compensation committee the authority to approve annual awards of options to Mr. Malone under the 2005 Director Plan with a combined grant date fair value equivalent to $1,000,000 for so long as he continues to serve as chairman of the board and a nonemployee director. The terms of the option awards are equivalent to those for our other nonemployee directors, except that the annual vesting over three years occurs on each anniversary of the grant date rather than on the date of the annual general meeting of shareholders. Any such awards will be subject to review and approval by the compensation committee in connection with its annual equity grant approval process. On May 1, 2013, the compensation committee of LGI, with the approval of our independent directors, approved a grant to Mr. Malone for his services as chairman of the LGI board and a nonemployee director of options to purchase Class A shares and Class C shares, with an aggregate grant date fair value of $1,000,000. It is anticipated that these provisions will apply to future annual grants to Mr. Malone as chairman of our board.
Deferred Compensation Plan
At its December 2009 meeting, the LGI board of directors adopted the Liberty Global, Inc. Nonemployee Director Deferred Compensation Plan, as amended. Under the Director Deferred Compensation Plan and beginning with deferral elections for 2014 and after, nonemployee directors may elect to defer payment of up to 85% of their annual retainer, whether payable in cash or equity, and their annual equity awards to the extent payable in restricted shares or RSUs. For deferral elections for 2013 and before, nonemployee directors could elect to defer all or a portion of such compensation. The Director Deferred Compensation Plan became effective beginning with compensation payable in 2010.
Annual retainers payable in cash and deferred under the Director Deferred Compensation Plan will be credited with interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter for amounts deferred before January 1, 2013 and compounded daily for amounts deferred thereafter (the credited interest fund). Our board reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. Annual retainers payable in shares and annual equity awards payable in restricted shares or RSUs that are deferred will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions (the stock fund). The deferred annual retainers and deferred equity awards may be distributed in a lump sum or in a series of up to 10 equal annual installments upon a distribution event. A distribution event is when the director ceases to be a member of our board or dies or, at the election of our board, within 12 months of certain change-in-control events or, beginning with compensation deferred in 2012, a specific date selected by the director at the time he or she makes his deferral election.
The Director Deferred Compensation Plan provides our board with the discretion to terminate the Director Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.

2012 Compensation of LGI Directors
The following table sets forth information concerning the compensation of our nonemployee directors for fiscal year 2012.

Name (1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)

John C. Malone	—	(5)	—	—	—	42,155	(6)	1,042,660	(5)
Class A	—		—	500,254
Class C	—		—	500,251

John P. Cole, Jr.	74,044		—	—	—	401	(7)	264,510
Class A	20,714	(8)	37,539	37,522
Class C	19,242	(8)	37,520	37,528

Miranda Curtis	129,000		—	—	—	356	(7)	279,465
Class A	—		37,539	37,522
Class C	—		37,520	37,528

John W. Dick	29,798		—	—	—	47,375	(9)	337,734
Class A	56,841	(8)	37,539	37,522
Class C	53,611	(8)	37,520	37,528

Paul A. Gould	67,316	(10)	—	—	7,517	650	(7)	304,276	(10)(11)
Class A	40,421	(8)	37,539	37,522
Class C	38,263	(8)	37,520	37,528

Richard R. Green	11,346	(12)	—	—	12	321	(7)	241,692	(12)(13)
Class A	41,104	(8)	37,539	37,522
Class C	38,800	(8)	37,520	37,528

David E. Rapley	102,000	(14)	—	—	14,892	11,831	(15)	278,832	(14)
Class A	—		37,539	37,522
Class C	—		37,520	37,528

Larry E. Romrell	99,500		—	—	—	38,677	(16)	288,286
Class A	—		37,539	37,522
Class C	—		37,520	37,528

J.C. Sparkman	115,250		—	—	—	16,320	(17)	281,679
Class A	—		37,539	37,522
Class C	—		37,520	37,528

J. David Wargo	36,346	(12)	—	—	13,289	11,650	(18)	291,298	(12)(13)
Class A	41,104	(8)	37,539	37,522
Class C	38,800	(8)	37,520	37,528
____________________

(1)
Mr. Fries, our President and Chief Executive Officer, is not included in this table because he is a named executive officer of LGI and does not receive any additional compensation as a director. For information on Mr. Fries' compensation, please see "Summary Compensation" above. In addition, Mr. Andrew Cole is not included in the table because he was not a director of LGI.

(2)	The dollar amounts in the table reflect the fair value of the stock awards and grant date fair value of the option awards related to LGI stock at the time of grant in accordance with FASB ASC 718.

(3)	At December 31, 2012, the directors had the following awards outstanding:

Name	Series	Options (#)		Restricted Shares (#)(a)
J. Malone	Class A	73,568		—
	Class C	77,012		—

J. Cole	Class A	49,297		774
	Class C	49,401		800

M. Curtis	Class A	12,352	(b)	774
	Class C	12,454	(b)	800

J. Dick	Class A	66,853		774
	Class C	66,255		800

P. Gould	Class A	44,883		774
	Class C	44,987		800

R. Green	Class A	25,703		774
	Class C	25,805		800

D. Rapley	Class A	7,161		774
	Class C	7,265		800

L. Romrell	Class A	3,028		774
	Class C	3,118		800

J. Sparkman	Class A	29,297		774
	Class C	29,401		800

D. Wargo	Class A	57,489		774
	Class C	57,593		800
________________

(a)	Represents shares to be issued upon vesting of RSUs.

(b)	Includes vested options (6,649 Class A shares and 6,649 Class C shares) awarded to Ms. Curtis while she was an employee of LGI or its predecessor.

(4)
The dollar amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column reflect the above-market value of accrued interest, which is the portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the rate was set, on compensation previously deferred by such director under our Director Deferred Compensation Plan.

(5)
Mr. Malone serves without cash compensation. On May 1, 2012, our compensation committee granted Mr. Malone option awards for his services as chairman of the board and a nonemployee director, which options vest in three equal annual installments, commencing May 1, 2013.

(6)
Includes our aggregate incremental cost attributable to such director's family accompanying him on a business trip to and from Germany with personal stops on the return trip ($21,158). Also includes our aggregate incremental cost attributable to such director's spouse accompanying him on the corporate jet to and from Zurich, Switzerland, for the July 2012 board meeting, which included personal stops ($18,713), and gifts from us valued at less than $800, plus the related tax gross-up in the amount of $321.

(7)	Represents the amount paid as a tax gross-up on gifts from us valued at less than $800.

(8)	This is the dollar amount of fees paid in our Class A shares and Class C shares at the election of the director.

(9)
Includes our cost for commercial airline tickets for such director's companion's flights for two board meetings in Denver, Colorado, a board retreat in the Bahamas and an audit committee meeting in New York, New York (average cost per trip of $10,459). Also includes health insurance premiums for the benefit of such director and his companion and gifts from us valued at less than $800, plus the related tax gross-up in the amount of $404.

(10)
Amount includes $26,316 of Mr. Gould's fees, the payment of which Mr. Gould elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 9% per annum compounded quarterly until paid in full to him.

(11)	Such amount includes the value of 754 Class A shares and 751 Class C shares, the issuance of which Mr. Gould elected to defer pursuant to the Director Deferred Compensation Plan.

(12)
Amount includes less than $100 of Mr. Green's fees and of Mr. Wargo's fees, the payment of which each such director elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 9% per annum compounded quarterly until paid in full to him.

(13)	Such amount includes the value of 744 Class A shares and 743 Class C shares, the issuance of which Messrs. Green and Wargo each elected to defer pursuant to the Director Deferred Compensation Plan.

(14)
Amount includes $90,000 of Mr. Rapley's fees, the payment of which Mr. Rapley elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 9% per annum compounded quarterly until paid in full to him.

(15)
Includes our cost for a commercial airline ticket for such director's spouse's flight to Zurich, Switzerland and our aggregate incremental cost attributable to such director's spouse accompanying him on the corporate jet from Zurich, Switzerland for the July 2012 board meeting. Also includes the cost for ground transportation, food and tours for his companion while in Zurich for the meeting and gifts from us valued less than $800, plus the related tax gross-up in the amount of $321.

(16)
Includes our aggregate incremental cost attributable to the personal use of our aircraft ($25,923). Also includes our cost for a commercial airline ticket for such director's spouse's flight to Zurich, Switzerland and our aggregate incremental cost attributable to such director's spouse accompanying him on the corporate jet from Zurich, Switzerland, for the July board meeting, plus the cost of ground transportation, food and tours for his spouse while in Zurich for the board meeting. In addition, it includes gifts from us valued less than $800, plus the related tax gross-up in the amount of $500.

(17)	Includes our aggregate incremental cost attributable to the personal use of our aircraft ($15,237) and gifts from us valued less than $800, plus the related tax gross-up in the amount of $321.

(18)
Includes our cost for a commercial airline ticket for such director's spouse's flights to and from Zurich, Switzerland for the July board meeting and the cost of ground transportation, food and tours for his spouse while in Zurich for the meeting. It also includes gifts from us valued at less than $800, plus related tax gross-up in the amount of $430.

INCENTIVE PLANS
2005 Plan
The 2005 Plan is administered by the compensation committee of our board of directors. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2005 Plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company. The compensation committee may grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the 2005 Plan. Since June 2005, awards of options and SARs have generally had a seven-year term and a four-year vesting period, with 12.5% of the award vesting on the six-month anniversary of the grant date and the balance in 14 equal quarterly installments thereafter. Such four-year vesting period has also generally applied to awards of restricted shares and RSUs.
Awards under the 2005 Plan may be granted either individually, in tandem or in combination with each other. Awards granted under the 2005 Plan are generally non-transferable during the lifetime of an award holder, except as permitted by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the 2005 Plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse, and stock units will become fully vested, unless individual agreements state otherwise. At the time an award is granted, the compensation committee will determine, and the relevant agreement will provide for, the vesting or early termination, upon a holder's termination of employment with the company, of any unvested options, SARs, stock units or restricted shares and the period during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder's service terminates by reason of death or disability (as defined in the 2005 Plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder's service for "cause" (as defined in the 2005 Plan) will result in the immediate termination of all options, SARs and stock units and the forfeiture of all rights to any restricted shares held by such terminated holder. If a holder's service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise. If an award has been designated a performance award then it will accelerate or terminate upon the occurrence of the foregoing described events pursuant to the provisions of the performance award agreement.
The maximum number of our ordinary shares with respect to which awards may be granted under the 2005 Plan is currently 50 million, subject to anti-dilution and other adjustment provisions of the 2005 Plan, of which no more than 25 million may be issued in Class B shares. With limited exceptions, no person may be granted in any calendar year awards covering more than 4 million of our ordinary shares, of which no more than 2 million shares may consist of Class B shares. In addition, no person may receive payment for cash awards under the 2005 Plan during any calendar year in excess of $10 million. Ordinary shares issuable pursuant to awards made under the 2005 Plan will be made available from either authorized but unissued ordinary shares or shares that have been issued but reacquired by us to the extent permitted by the laws of England and Wales.
Our 2005 Plan had 195,475 ordinary shares available for grant as of September 30, 2013. These shares may be awarded in any class of our ordinary shares. No awards have been granted under the 2005 Plan to any of our directors who are not also our executive officers.
Virgin Media Plans
2010 Plan. In connection with the Virgin Media Acquisition, we assumed the 2010 Plan and outstanding awards were converted to awards based on our ordinary shares at the same ratio as shares of Virgin Media were converted to shares of Liberty Global. The 2010 Plan is administered by our compensation committee of our board of directors. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2010 Plan is designed to provide additional remuneration to, and to encourage share ownership by, certain employees of Virgin Media and its independent contractors. Only employees and independent contractors of Virgin Media and new employees of our company are eligible to receive awards under the 2010 Plan. The compensation committee may grant options, SARs, restricted shares, RSUs, share awards, cash awards, performance awards or any combination of the foregoing under the 2010 Plan. All awards granted under the 2010 Plan must be settled in our ordinary shares. The 2010 Plan provides for the ability of the compensation committee to adopt sub plans for tax-efficient grants to U.K. residents.
Under the 2010 Plan, no person may be granted in any calendar year awards covering more than 2,880,000 ordinary shares. Our ordinary shares issuable pursuant to awards made under the 2010 Plan will be fully paid and, to the extent permitted by the laws of England and Wales, made available from either ordinary shares acquired by or gifted to us, newly allotted and issued ordinary shares, or ordinary shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the 2010 Plan.
Awards under the 2010 Plan issued prior to June 7, 2013 had a ten-year term and become fully exercisable within five years of continued employment. Certain performance-based awards that were granted during the first quarter of 2013 were cancelled upon completion of the Virgin Media Acquisition. These cancelled awards were subsequently replaced by 2013 PSUs that were granted under the 2010 Plan on June 24, 2013. For the remaining performance-based awards that were outstanding prior to June 7, 2013, the performance objectives lapsed upon the completion of the Virgin Media Acquisition and such awards will vest on the third anniversary of the grant date. Awards (other than performance-based awards) granted under the 2010 Plan after June 7, 2013 generally (i) vest 12.5% on the six month anniversary of the grant date and then vest at a rate of 6.25% each quarter thereafter and (ii) expire seven years after the grant date. The 2010 Plan had 11,603,628 ordinary shares available for grant as of September 30, 2013. These shares may be awarded in any class of our ordinary shares.
Virgin Media Sharesave Plan. Under the Virgin Media Sharesave Plan, eligible employees of Virgin Media were entitled to receive options to purchase shares of Virgin Media common stock at a discount. Employees were invited to take out savings contracts that last for three years and at the end of the contract, employees may use the proceeds of these savings to exercise options granted under the Virgin Media Sharesave Plan. In connection with the Virgin Media Acquisition, the outstanding options were converted to awards based on our ordinary shares at the same ratio as shares of Virgin Media were converted to shares of Liberty Global. No new grants will be made under the Virgin Media Sharesave Plan.
UGC Equity Incentive Plans
Options, restricted stock and SARs were granted to employees and directors of UGC prior to the business combination of UGC with our predecessor LGI International under UGC's incentive plans. Awards outstanding under each of these plans were converted into awards with respect to LGI shares in such business combination and again converted into awards with respect to our ordinary shares in the Virgin Media Acquisition. All other terms of these awards remain the same. Awards granted under the equity incentive plans adopted by UGC are fully vested. No additional awards will be made under these plans.
LGI International Transitional Plan
As a result of the spin-off of LGI International from Liberty Media Corporation (now known as Liberty Interactive Corporation (LIC)) in 2004 and related adjustments to LIC's then outstanding stock incentive awards, options to acquire shares of our Class A, B and C ordinary shares were issued to LGI International's directors and employees, certain of LIC's employees and all of LIC's directors pursuant to the LGI International transitional plan. Such options have terms equivalent to those of the respective LIC stock incentive awards that were adjusted. Such terms include early termination provisions similar to such provision in the 2005 Plan. All options granted under the LGI International transitional plan are fully vested. No new grants will be made under the LGI International transitional plan.
SHAREHOLDER RESOLUTIONS

We currently expect that our annual general meeting of shareholders for the calendar year 2014 will be held during the second quarter of 2014 in London, England. Shareholders, who, in accordance with Rule 14a-8 under the Exchange Act, wish to present a proposal for inclusion in the proxy materials for the 2014 annual general meeting, must submit their proposal in writing to our Corporate Secretary and received at our executive offices at 38 Hans Crescent, Knightsbridge, London SW1X 0LZ, United Kingdom, by the close of business on a date as determined and announced by us in a current report on Form 8-K (filed pursuant to Item 5.08 thereof) in connection with the actual scheduling of our annual general meeting. In accordance with our articles of association, shareholders who wish to nominate a candidate as a director or bring a proposal not pursuant to Rule 14a-8 before the 2014 annual general meeting must submit their written notice of the matter to our executive offices at the foregoing address on or before the close of business on March 17, 2014, or such later date as may be determined and announced in connection with the actual scheduling of the annual general meeting.
All shareholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder resolution (regardless of whether it is included in our proxy materials), our articles of association and the laws of England and Wales.

Appendix A: Liberty Global 2014 Incentive Plan

LIBERTY GLOBAL 2014 INCENTIVE PLAN
(Effective March 1, 2014)
ARTICLE I
PURPOSE OF PLAN
1.1    Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby eligible employees of the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to acquire shares of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries. All Awards made under the Plan may be settled in Shares only.
1.2    Effective Date. Subject to the receipt of the prior approval of the shareholders of the Company, the Plan shall be effective as of March 1, 2014 (the "Effective Date").
ARTICLE II
DEFINITIONS
2.1    Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):
"Act" means the U.K. Companies Act 2006, as amended from time to time, and the rules and regulations thereunder.
"Affiliate" of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
"Agreement" means a share option agreement, share appreciation rights agreement, restricted shares agreement, restricted share units agreement or an agreement evidencing more than one type of Award, specified in Section 11.5, as any such Agreement may be supplemented or amended from time to time.
"Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the Shareholders) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which Shares of the Company would be changed or converted into or exchanged for cash, securities, or other property (including pursuant to a Scheme of Arrangement), other than any such transaction in which the Shareholders immediately prior to such transaction have the same proportionate ownership of the shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are Shareholders immediately prior thereto have less than a majority of the combined voting power of the outstanding capital shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange (including pursuant to a Scheme of Arrangement), (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.
"Award" means a grant of Options, SARs, Restricted Shares, Restricted Share Units, and/or Performance Awards under the Plan.

"Board" means the Board of Directors of the Company.
"Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
"Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.
"Committee" means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.
"Company" means Liberty Global plc, a public limited company incorporated under English law.
"Control Purchase" means any transaction (or series of related transactions) in which any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means the Chairman of the Board and each of the directors of the Company as of June 7, 2013, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term "family member" means the spouse, siblings and lineal descendants of such Person.
"Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as supported by a written opinion of a physician and determined by the Company. The Company may seek a second opinion as to the determination of Disability from a physician selected by the Company, and in such case, the Holder will be required to submit to an examination and provide the physician with any information that is necessary for such determination.
"Dividend Equivalents" means, with respect to Restricted Share Units, to the extent specified by the Committee only, a cash amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to Shareholders of record during the Restriction Period on a like number and kind of Shares represented by the Award of Restricted Share Units.
"Domestic Relations Order" means any final and legally enforceable judgment, decree or other order regarding the division of property under domestic relations law applicable to the Holder.
"Effective Date" has the meaning ascribed thereto in Section 1.2.
"Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.
"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.
"Fair Market Value" of a Share on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq or, if not traded on the Nasdaq, such other principal U.S. securities exchange for such security on the date of determination. If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

"Free Standing SAR" has the meaning ascribed thereto in Section 7.1.
"Holder" means a Person who has received an Award under the Plan. "Nasdaq" means the Nasdaq Global Select Market.
"Option" means a share option granted under Article VI.
"Performance Award" means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.
"Performance Objective" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.
"Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.
"Plan" means this Liberty Global 2014 Incentive Plan, as effective March 1, 2014, and as may be amended from time to time.
"Restricted Share Unit" means a unit representing the right to receive one Share that is subject to a Restriction Period and awarded pursuant to Article IX.
"Restricted Shares" means Shares subject to a Restriction Period and awarded pursuant to Article VIII.
"Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares or Restricted Share Units and ending on the Vesting Date with respect to such Award.
"Retained Distribution" has the meaning ascribed thereto in Section 8.3.
"Retirement" means the voluntary termination of a Holder's employment with the Company and its Subsidiaries on such terms as are determined by the Committee and set forth in the Agreement, or, if not otherwise set forth in the Agreement, the voluntary termination on or after the date that the sum of the Holder's years of age and years of employment with the Company and its Subsidiaries is at least 70.
"SARs" means share appreciation rights, awarded pursuant to Article VII, with respect to Shares.
"Scheme of Arrangement" means a scheme of arrangement sanctioned by a court under section 899 of the Act, as may be amended or similar procedure under a succeeding law or regulation.
"Share" means each or any (as the context may require) class of the Company's ordinary shares.
"Shareholder" means a holder of the ordinary or preference shares of the Company, known as a "member" under English law.
"Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of Section 5.1, a Subsidiary shall additionally mean a subsidiary within the meaning of Section 1159 of the Act.
"Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
"Tandem SARs" has the meaning ascribed thereto in Section 7.1.
"Vesting Date," with respect to any Restricted Shares or Restricted Share Units awarded hereunder, means the date on which such Restricted Shares or Restricted Share Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Share Units. If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Share Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.
ARTICLE III
ADMINISTRATION
3.1    Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is subsequently appointed by the Board. The Committee shall be comprised of not less than two Persons who fulfill the "non‑employee director" requirements of Rule 16b‑3 under the Exchange Act, the "outside director" requirements of Section 162(m) of the Code and the "independent" requirement of the rules of any principal securities exchange on which any of the securities of the Company are traded, listed or quoted, if any. To the extent that one or more members of the Committee do not satisfy the foregoing requirements generally or with respect to a particular matter, any such members may recuse themselves or abstain from participation, and the remaining members of the Committee may act for the Committee as a whole provided such remaining members satisfy the requirements of the previous sentence. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.
3.2    Powers. The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Restricted Share Units under Article IX of the Plan and/or Performance Awards under Article X of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted (which may include, without limitation, providing for the recoupment of Shares or the cash equivalent thereof), to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, to adopt sub-plans under the Plan, to adopt special terms for Awards granted to eligible Persons in countries outside the United Kingdom and the United States, to enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Subsidiaries or Affiliates to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.
3.3    Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by him or her or the Committee in good faith with respect to the Plan.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
4.1    Number of Shares; Award Limits. Subject to the provisions of this Article IV, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall be 50 million Shares; provided, however, that the maximum number of class B ordinary shares, nominal value $0.01 per share, of the Company (the "Class B Shares") with respect to which Awards may be so granted during the term of the Plan shall be 25 million Shares. Shares issued pursuant to the Plan shall be fully paid and, to the extent permitted by the laws of England and Wales, will be made available from Shares acquired by or gifted to the Company, newly allotted and issued Shares, or Shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Plan. Any Shares (i) subject to any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised), (ii) subject to any Award of Restricted Shares or Restricted Share Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Share Units other than voting rights), (iii) covered by an Award and not delivered to the Holder due to payment of withholding taxes or purchase prices and (iv) that the Company repurchases on the open market by the Company with the proceeds of an Option purchase price, shall to the extent permitted under applicable law, again be available for purposes of the Plan. Except for Awards described in Section 11.1, and subject to adjustment from time to time as provided in Section 4.2, (i) no Person may be granted in any calendar year Awards covering more than 4 million Shares, and (ii) no Person may be granted in any calendar year Awards covering more than 2 million Shares of Class B Shares.
4.2    Adjustments. If the Company subdivides its outstanding Shares into a greater number of Shares (by Share dividend, Share split, reclassification, alteration of capital, capitalization of profits, bonus issue or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse Share split, reclassification, or otherwise) or if the Committee determines that there is any variation in the share capital of the Company or that there is any Share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase any class of Shares or other similar corporate event (including compromises or arrangements sanctioned by a court under section 899 of the Act, mergers or consolidations, other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.1(b)) affects any class of Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of Shares which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Shares of any class of Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Shares of such class of Shares and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement).
4.3    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Person in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre‑existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, a number of Shares equal to the number of shares available for grant pursuant to the terms of such pre‑existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) shall be available for grant under Section 4.1; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to Persons who were not employed by the Company or its Subsidiaries prior to such acquisition or combination.
ARTICLE V
ELIGIBILITY
5.1    General. The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such Persons who are employees (including officers and directors) of the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.
5.2    Ineligibility. No member of the Committee, while serving as such, shall be eligible to receive an Award.
ARTICLE VI
OPTIONS
6.1    Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the class and number of Shares subject to such Option, and, subject to Section 6.2, the purchase price of the Shares subject to such Option.
6.2    Option Price. The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee and, except in connection with Substitute Awards, may be no less than the Fair Market Value of the Shares subject to the Option as of the date the Option is granted.

6.3    Term of Options. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years.
6.4    Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).
6.5    Manner of Exercise.
(a)Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 11.9 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to the Act and other applicable law), (iv) the withholding of Shares of the applicable class of Shares issuable upon such exercise of the Option (subject to the Act or other applicable law), (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price (subject to the Act and other applicable law), (vi) any other method as provided in the applicable Agreement or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of Shares under the Act. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate. The Committee may adopt a policy providing for the automatic exercise of an Option due to its expiration.
(b)Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, Shares of any class of Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Shares of any class of Shares withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. Notwithstanding the foregoing, with respect to an Option exercise the purchase price of which is paid pursuant to clause (v) of Section 6.5(a), Shares shall be valued at the price Shares are sold in the market.
(c)Issuance of Shares. The Company shall effect the transfer of the Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a Shareholder with respect to Shares subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.
ARTICLE VII
SARS
7.1    Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible Persons in such numbers, with respect to any specified class of Shares, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the Shares subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible employee (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.
7.2    Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive, for each of the applicable classes of Shares with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share of the applicable class of Shares with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per Share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the Tandem SAR was so exercised.
7.3    Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. Subject to the provisions of the Plan with respect to death, Disability, Retirement and termination of employment, the term of a Free Standing SAR shall be for such period as the Committee shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years. Except in connection with Substitute Awards, the base price of a Free Standing SAR may be no less than the Fair Market Value of the Shares with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each Share with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share with respect to which the Free Standing SAR was granted on the date of exercise over the base price per Share of such Free Standing SAR.
7.4    Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable class of Shares with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR). No fractional Shares shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of any fractional Shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date.
7.5    Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.
7.6    Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).
ARTICLE VIII
RESTRICTED SHARES
8.1    Grant. Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.
8.2    Award of Restricted Shares. An Award of Restricted Shares may be registered electronically in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any electronically registered Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such electronically registered Restricted Shares and Retained Distributions shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian share powers or other instruments of assignment, each endorsed in blank, so as to permit transfer to any employee benefit trust established by the Company or its Subsidiary or to such other entity or employee, as determined by the Committee in its sole discretion, of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

8.3    Restrictions. Restricted Shares shall constitute issued and outstanding Shares of the applicable class of Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of Shares of the applicable class of Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of any electronically registered Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of any electronically registered Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee may retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.
8.4    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Retained Distributions that shall not become vested shall be forfeited and cancelled or deposited in an employee benefit trust established by the Company or its Subsidiary or to such other entity or employee as determined by the Committee, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Shares and Retained Distributions, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
ARTICLE IX
RESTRICTED SHARE UNITS
9.1    Grant. Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Share Units, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each such Award of Restricted Share Units, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Share Units in addition to those provided in the Plan. The Committee shall determine the price to be paid by the Holder for the Restricted Share Units; provided, however, that the issuance of Shares in settlement of such Awards shall be made for at least the minimum consideration necessary to permit such Shares to be deemed fully paid. All determinations made by the Committee pursuant to this Section 9.1 shall be specified in the Agreement.
9.2    Restrictions with Respect to Restricted Share Units. Any Award of Restricted Share Units, including any Shares which are represented by an Award of Restricted Share Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Share Units will cause a forfeiture of such Restricted Share Units and any Dividend Equivalents with respect thereto.
9.3    Award of Restricted Share Units. An Award of Restricted Share Units shall not constitute issued and outstanding Shares, and the Holder shall not have any of the rights of a Shareholder with respect to any Shares represented by an Award of Restricted Share Units, in each case until Shares shall have been issued to the Holder as provided in Section 9.4. To the extent provided by the Committee in an Agreement, the Holder may be entitled to receive Dividend Equivalents with respect to an Award of Restricted Share Units, which may be subject to such restrictions, including, but not limited to, the rules applicable to Retained Distributions in Section 8.3 hereof, as the Committee shall determine.
9.4    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Share Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted

Share Units shall become vested and Shares issued to the Holder therefor and (ii) any unpaid Dividend Equivalents with respect to such Restricted Share Units shall become vested and payable to the Holder to the extent that the Award related thereto shall have become vested, in accordance with the terms of the applicable Agreement. Any such Restricted Share Units and any unpaid Dividend Equivalents that shall not become vested shall be forfeited with no Shares issued therefor, and the Holder shall not thereafter have any rights with respect to such Restricted Share Units and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide for the deferral of an Award of Restricted Share Units and unpaid Dividend Equivalents, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
ARTICLE X
PERFORMANCE AWARDS
10.1    Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Restricted Share Units as a Performance Award.
10.2    Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); share price measures (including growth measures and total shareholder return); price per Share; market share; earnings per Share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including operating cash flow, operating free cash flow, free cash flow, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); net promoter score or other metrics regarding quality or extent of customer satisfaction or service; expense measures (including overhead cost and general and administrative expense); margins; shareholder value; total shareholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, corporate responsibility, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.
10.3    Section 162(m) of the Code. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.
10.4    Waiver of Performance Objectives. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.
ARTICLE XI
GENERAL PROVISIONS
11.1    Acceleration of Awards.
(a)Death or Disability. If a Holder's employment with the Company and its Subsidiaries shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of Shares covered thereby; (ii) in the case of Restricted Shares, the Restriction

Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; and (iii) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full.
(b)Approved Transactions; Board Change; Control Purchase. (i) In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (A) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of Shares covered thereby; (B) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; and (C) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. (ii) Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable class of Shares may be changed, converted or exchanged in connection with the Approved Transaction.
11.2    Termination of Employment.
(a)General. If a Holder's employment with the Company and its Subsidiaries shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2 or pursuant to a policy adopted under Section 6.5(a)) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder's rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's employment terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder's employment for cause will be treated in accordance with the provisions of Section 11.2(c).
(b)Retirement. Notwithstanding the provisions of Section 11.2(a) to the contrary and unless otherwise determined by the Committee, if a Holder's employment with the Company and its Subsidiaries is terminated due to Retirement during a Restriction Period applicable to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder's rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents shall immediately vest to the extent that such Awards (including any Retained Distributions and unpaid Dividend Equivalents) would have become vested and exercisable had the Holder remained in continuous employment with the Company through the date that is one year after the date of the Holder's Retirement. Unless otherwise determined by the Committee and provided in the applicable Agreement, upon termination of a Holder's employment with the Company and its Subsidiaries due to Retirement, Options and SARs that are vested and exercisable as of the date of the Holder's Retirement shall remain exercisable until the first to occur of the date that is two years after the date of the Holder's Retirement or the scheduled expiration of such Options or SARs. Notwithstanding the foregoing and unless otherwise determined by the Committee, for purposes of any Performance Award, a Holder's Retirement during the performance period applicable to such Performance Award shall have no effect on such Performance Award, provided that the additional one-year of vesting service described in this Section 11.2(b) shall apply to a Performance Award if a Holder's Retirement occurs during a service period applicable to such Performance Award following completion of the performance period.
(c)Termination for Cause. If a Holder's employment with the Company and its Subsidiaries shall be terminated by the Company or a Subsidiary for "cause" during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Unit (for these purposes, "cause" shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for "cause" shall mean only a felony conviction (or its equivalent under local law) for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unvested Restricted Share Units held by such Holder shall immediately terminate, and (ii) such Holder's rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents shall be forfeited immediately.
(d)Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company.
11.3    Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary of the Company.
11.4    Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.
11.5    Written Agreement. Each Award of Options shall be evidenced by a share option agreement; each Award of SARs shall be evidenced by a share appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement; each Award of Restricted Share Units shall be evidenced by a restricted share units agreement; and each Performance Award shall be evidenced by a performance award agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Restricted Share Units or Performance Award shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any Shares received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.7(b).
11.6    Nontransferability; Designation of Beneficiaries.
(a)Nontransferability. Awards shall not be transferable other than as approved by the Committee and provided in the applicable Agreement, or by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, during the lifetime of the Holder Awards may be paid only to and exercised only by such Holder (or his or her court-appointed legal representative).
(b)Designation of Beneficiaries. The Committee may, to the extent permissible and deemed to have operable effect under applicable law, permit a Holder to designate a beneficiary or beneficiaries with respect to Awards under the Plan by filing a written designation of beneficiary or beneficiaries with the Committee on a form and in such manner as the Committee may prescribe from time to time.
11.7    Termination and Amendment.
(a)General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.
(b)Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 11.7(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.7(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.
11.8    Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations, including the Act, and to such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the U.S. Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted. For so long as any class of Shares is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the U.S. Securities Act of 1933 with respect to all Shares of the applicable class that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.
11.9    Withholding. The Company's obligation to deliver Shares under the Plan shall be subject to applicable national, state and local tax and employee social security contribution withholding requirements. National, state and local withholding tax and employee social security contribution withholding due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Share Units or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid through the withholding of Shares otherwise issuable to such Holder (subject to compliance with applicable law, including, but not limited to, "financial assistance" prohibitions under UK law), upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such national, state and local taxes and employee social security contributions required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any national, state or local taxes and employee social security contributions of any kind required to be withheld by the Company with respect to such Award.
11.10    Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of Share options and the awarding of Shares otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
11.11    Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.
11.12    Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any Shares which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no employee shall have voting or other rights with respect to the Shares covered by an Award prior to the delivery of such Shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any Shares or any other property, and the liabilities of the Company and any Subsidiary of the Company to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts (including, without limitation, employee benefit trusts) or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
11.13    Governing Law. Except as otherwise set forth in an Agreement, the Plan and Awards shall be governed by, and construed in accordance with, the laws of England and Wales.
11.14    Accounts. The delivery of any Shares shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.9.
11.15    Legends. Shares subject to an Award shall bear or otherwise be subject to such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such Shares, including any to the effect that the Shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.
11.16    Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.
11.17    Interpretation. The words "include," "includes," "included" and "including" to the extent used in the Plan shall be deemed in each case to be followed by the words "without limitation."
11.18    Section 409A. The Plan and Awards are intended to be exempt from or compliant with the requirements of Code Section 409A and related regulations and United States Department of the Treasury pronouncements ("Section 409A") to the extent that Section 409A is applicable to a Holder. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to be exempt from Section 409A or comply with the requirements of Section 409A, and no such action taken shall be deemed to adversely affect the Holder's rights to an Award.

ANNEX 1
This Annex 1 to the Liberty Global 2014 Incentive Plan governs Cash Awards and Awards granted under the Plan that are payable in cash, Shares or any combination thereof. Any Awards granted pursuant to this Annex 1 are subject to all of the terms and conditions set forth in the Plan except as modified by the following provisions, which shall replace and/or supplement certain provisions of the Plan, as indicated below. Any Award that may be settled in cash or in a combination of cash and Shares shall be granted only under an Annex to the Plan.
ARTICLE I
1.    The following paragraph shall replace Section 1.1 of the Plan:
1.1    Purpose. The purpose of this Annex 1 of the Plan is to promote the success of the Company by providing a method whereby eligible Persons may be awarded additional remuneration for services rendered that are payable in cash, Shares or any combination thereof, thereby encouraging them to remain in the service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries.
ARTICLE II
2.1    Certain Defined Terms. Capitalized terms used in this Annex 1 shall have the same definitions as set forth in the Plan except for the following terms:
"Agreement" means a share option agreement, share appreciation rights agreement, restricted share agreement, restricted share unit agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 11.5, as such Agreement may be supplemented or amended from time to time.
"Award" means a grant of Options, SARs, Restricted Shares, Restricted Share Units, Performance Awards, Cash Awards and/or cash amounts under the Plan.
"Cash Award" means an Award made pursuant to Section 10.5 of the Plan to the Holder that is paid solely on account of attainment of one or more Performance Objectives that have been pre-established by the Committee.
"Restricted Share Unit" means a unit representing the right to receive one Share or the equivalent value in cash that is subject to a Restriction Period and awarded pursuant to Article IX.
ARTICLE III
3.2    Powers. The following sentence shall replace the first sentence of Section 3.2 for purposes of Awards granted under this Annex 1:
The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Restricted Share Units under Article IX of the Plan, Cash Awards under this Annex 1 and Article X of the Plan and/or Performance Awards under Article X of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan, this Annex 1 and any Agreements relating to Awards granted under the Plan, to adopt sub-plans under the Plan or special terms for Awards granted to Persons in countries outside the United Kingdom and the United States, to enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Affiliates to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan.
ARTICLE IV
4.1    Number of Shares; Award Limits. The following paragraph shall supplement Section 4.1 for purposes of Awards granted under this Annex 1:
Notwithstanding the foregoing, Shares subject to any Award that are settled for cash shall again be available for purposes of the Plan. In addition, no Person shall receive payment for Cash Awards during any calendar year aggregating in excess of $10,000,000 U.S. dollars.
4.2    Adjustments. The following paragraph shall supplement Section 4.2 for purposes of Awards granted under this Annex 1:

The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to Section 4.2.
ARTICLE V
5.1    General. The following shall replace Section 5.1 for purposes of Awards granted under this Annex 1:
5.1    General. The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such employees (including officers and directors) of the Company or its Subsidiaries or such other Persons eligible under Annex 2 as the Committee shall select. Awards may be made to Persons who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates. For purposes of this Section 5.1, Subsidiary shall mean a subsidiary within the meaning of Section 1159 of the Act.
ARTICLE VII
7.4    Consideration. The following paragraph shall supplement Section 7.4 for purposes of Awards granted under this Annex 1:
Notwithstanding the foregoing, the Committee may permit the Holder of a SAR who is not subject to United States federal income tax to be paid consideration in the form of cash, or a combination of cash and the applicable class of Shares with respect to which the SAR was granted.
ARTICLE VIII
8.3    Restrictions. The last three clauses of the last sentence of Section 8.3 shall be deleted for purposes of Awards granted under this Annex 1.
8.4    Completion of Restricted Period. The following clause (iii) shall supplement the first sentence of Section 8.4 for purposes of Awards granted under this Annex 1:
and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement.
8.4    Completion of Restricted Period. The following paragraph shall supplement Section 8.4 for the purposes of Awards granted under this Annex 1:
The Committee may, in its discretion, provide for the deferral of any cash amounts related to an Award of Restricted Shares and Retained Distributions, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
8.5    Cash Payments. The following Section 8.5 shall supplement Article VIII for purposes of Awards granted under this Annex 1:
8.5    Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.
ARTICLE IX
9.3    Restrictions. The last three clauses of the last sentence of Section 9.3 shall be deleted for purposes of Awards granted under this Annex 1.
9.4    Completion of Restricted Period. The following clause (iii) shall supplement the first sentence of Section 9.4 for purposes of Awards granted under this Annex 1:
and (iii) any cash amount to be received by the Holder with respect to such Restricted Share Units shall become payable, all in accordance with the terms of the applicable Agreement.

9.4    Completion of Restricted Period. The following paragraph shall supplement Section 9.4 for the purposes of Awards granted under this Annex 1:
The Committee may, in its discretion, provide for the deferral of any cash amounts related to an Award of Restricted Share Units and unpaid Dividend Equivalents, provided that any such deferral election of a recipient shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
9.5    Cash Payments. The following Section 9.5 shall supplement Article IX for purposes of Awards granted under this Annex 1:
9.5    Cash Payments. In connection with any Award of Restricted Share Units, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Share Units after such Restricted Share Units shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.
ARTICLE X
10.2    Designation as a Performance Award. The following sentence shall supplement Section 10.2 for purposes of Awards granted under this Annex 1:
All Cash Awards shall be designed as Performance Awards.
10.5    Cash Awards. The following Section 10.5 shall supplement Article 10 for purposes of Awards granted under this Annex 1:
10.5    Cash Awards. In addition to granting Options, SARs, Restricted Shares and Restricted Share Units, the Committee shall, subject to the limitations of the Plan and this Annex 1, have authority to grant to eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10.5 and this Annex 1 shall be specified in the applicable Agreement.
ARTICLE XI
11.1(a)     Death or Disability. The following sentence shall supplement Section 11.1(a) for purposes of Awards granted under this Annex 1:
Upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with the Holder's termination of employment by reason of death or Disability, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provide in the Agreement.
11.1(b)     Approved Transactions; Board Change; Control Purchase. The following paragraph shall supplement Section 11.1(b) for purposes of Awards granted under this Annex 1:
Upon the deemed expiration of the Restriction Period applicable to each such Award of Restricted Shares in connection with any Approved Transaction, Board Change or Control Purchase, unless the applicable Agreement provides otherwise, any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement. The effect, if any, on a Cash Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement.
11.2(a)     General. The following paragraph shall supplement Section 11.2(a) for purposes of Awards granted under this Annex 1:
If the Holder's employment with the Company and its Subsidiaries shall terminate during the Restriction Period with respect to any Restricted Shares or Restricted Share Units, the Holder's rights to any related cash amounts shall thereafter vest solely to the extent provided in the applicable Agreement. The effect on a Cash Award of the termination of a Holder's employment for any reason, other than for cause, shall be prescribed in the applicable Agreement.
11.2(b)     Retirement. The following paragraph shall supplement Section 11.2(b) for purposes of Awards granted under this Annex 1:
If the Holder's employment with the Company and its Subsidiaries shall terminate due to Retirement during the Restriction Period with respect to any Restricted Shares or Restricted Share Units or prior to the payment of a Cash Award, the Holder's rights to any cash amounts related to such Award of Restricted Shares or Restricted Share Units and the Cash Award shall thereafter vest as determined under Section 11.2(b) unless otherwise provided in the applicable Agreement.
11.2(c)     Termination for Cause. The following paragraph shall supplement Section 11.2(c) for purposes of Awards granted under this Annex 1:
If the Holder's employment with the Company and its Subsidiaries shall be terminated by the Company or the Subsidiary for "cause" (as defined in Section 11.2(c) of the Plan), then, unless otherwise determined by the Committee and provided in the applicable Agreement, all (i) unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) all cash amounts related to Restricted Shares or Restricted Share Units shall be forfeited immediately.
11.5    Written Agreement. The following paragraph shall supplement Section 11.5 for the purposes of Awards granted under this Annex 1:
Each Cash Award shall be evidenced by a cash award agreement in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. If more than one type of Award is granted to the one Holder, the cash award agreement may be separate from the Agreements evidencing such other types of Awards or may evidence the other types of Awards granted to such Holder. Any such Agreement may contain such provisions as the Committee deems appropriate and may be supplemented or amended from time to time as approved by the Committee and contemplated by Section 11.7(b).
11.9    Withholding. The following sentence shall supplement Section 11.9 for purposes of Awards granted under this Annex 1:
The foregoing powers of the Company and the Committee with respect to withholding for taxes shall apply to Cash Awards or cash amounts paid in settlement of any Award (or portion thereof) under the Plan.
11.12    Unfunded Plan. The following sentence shall supplement Section 11.12 for purposes of Awards granted under this Annex 1:
Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan for the Company.
11.14    Accounts. The following sentence shall supplement Section 11.14 for purposes of Awards granted under this Annex 1:
The payment of any cash amounts payable in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable taxes as provided in Section 11.9.

ANNEX 2
This Annex 2 to the Liberty Global 2014 Incentive Plan governs Awards granted to independent contractors under the Plan or Annex 1. Any Awards granted pursuant to this Annex 2 are subject to all of the terms and conditions set forth in the Plan and Annex 1, as applicable, except as modified by the following provisions, which shall replace and/or supplement certain provisions of the Plan and Annex 1, as indicated below.
ARTICLE I
The following paragraph shall replace Section 1.1 of the Plan:
1.1    Purpose. The purpose of this Annex 2 of the Plan is to promote the success of the Company by providing a method whereby independent contractors providing services to the Company and its Subsidiaries may be awarded additional remuneration for services rendered and encouraged to invest in capital shares of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in inducing independent contractors to agree to provide services to the Company and its Subsidiaries.
ARTICLE III
3.2    Powers. The following sentence shall supplement Section 3.2 for purposes of Awards granted under this Annex 2:
In making determinations hereunder, the Committee may take into account the nature of the services rendered by the independent contractors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.
ARTICLE V
5.1    General. The following shall replace Section 5.1 for purposes of Awards granted under this Annex 2:
5.1    General. The Persons who shall be eligible to participate in the Plan to receive Awards under the Plan and Annex 1 shall, subject to Section 5.2, be such Persons who are independent contractors of the Company or its Subsidiaries as the Committee shall select. Awards may be made to independent contractors who hold or have held Awards under the Plan or Annex 1 or any similar or other awards under any other plan of the Company or any of its Affiliates. For purposes of this Section 5.1, Subsidiary shall mean a subsidiary within the meaning of Section 1159 of the Act.
ARTICLE VI
6.3    Term of Options. References in Section 6.3 to "employment" shall be replaced with references to "service" for purposes of Awards granted under this Annex 2.
ARTICLE VII
7.1    Grant of SARs. References in Section 7.1 to "employee" shall be replaced with references to "independent contractor" for purposes of Awards granted under Annex 2.
7.3    Free Standing SARs. References in Section 7.3 to "employment" shall be replaced with references to "service" for purposes of Awards granted under Annex 2.
ARTICLE IX
9.2    Rules. References in Section 9.2(c) to "employee" shall be replaced with references to "independent contractor" and references to "employment" shall be replaced with references to "service" for purposes of Awards granted under this Annex 2.
ARTICLE XI
11.1(a)    Death or Disability. References in Section 11.1(a) to "employment" shall be replaced with references to "service" for purposes of Awards granted under this Annex 2.

11.2    Termination of Service. Section 11.2(b) shall be deleted for purposes of Awards granted under this Annex 2. References in Sections 11.2(a), 11.2(c) and 11.2(d) to "employment" shall be replaced with references to "service" and references in Section 11.2(d) to "employee" shall be replaced with references to "independent contractor" for purposes of Awards granted under this Annex 2.
11.3    Right of Company to Terminate Service. References in Section 11.3 to "employment" and "employ" shall be replaced by references to "service" for purposes of Awards granted under this Annex 2.
11.12    Unfunded Plan. References in Section 11.12 to "employee" shall be replaced by references to "independent contractor" for purposes of Awards granted under this Annex 2, provided, however, that references to an "employee benefit trust" shall remain unchanged.

Appendix B: Liberty Global 2014 Nonemployee Director Incentive Plan

LIBERTY GLOBAL 2014 NONEMPLOYEE DIRECTOR INCENTIVE PLAN
(Effective March 1, 2014)
ARTICLE I
PURPOSE OF PLAN
1.1    Purpose. The purpose of the Plan is to provide a method whereby eligible Nonemployee Directors of the Company may be awarded additional remuneration for services rendered and encouraged to acquire shares of the Company, thereby increasing their proprietary interest in the Company's businesses and increasing their personal interest in the continued success and progress of the Company. The Plan is also intended to aid in attracting Persons of exceptional ability to become Nonemployee Directors of the Company.
1.2    Effective Date. Subject to the receipt of the prior approval of the shareholders of the Company, the Plan shall be effective as of March 1, 2014 (the "Effective Date").
ARTICLE II
DEFINITIONS
2.1    Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):
"Act" means the U.K. Companies Act 2006, as amended from time to time, and the rules and regulations thereunder.
"Affiliate" of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
"Agreement" means a share option agreement, share appreciation rights agreement, restricted shares agreement, restricted share units agreement or an agreement evidencing more than one type of Award, specified in Section 10.5, as any such Agreement may be supplemented or amended from time to time.
"Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the Shareholders) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which Shares of the Company would be changed or converted into or exchanged for cash, securities, or other property (including pursuant to a Scheme of Arrangement), other than any such transaction in which the Shareholders immediately prior to such transaction have the same proportionate ownership of the shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are Shareholders immediately prior thereto have less than a majority of the combined voting power of the outstanding capital shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange (including pursuant to a Scheme of Arrangement), (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.
"Award" means a grant of Options, SARs, Restricted Shares, Restricted Share Units and/or cash under the Plan (other than cash payable under Article XI with respect to Director Compensation, including cash in lieu of fractional shares).
"Board" means the Board of Directors of the Company.

"Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
"Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.
"Company" means Liberty Global plc, a public limited company incorporated under English law.
"Control Purchase" means any transaction (or series of related transactions) in which any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding shares of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d‑3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means the Chairman of the Board and each of the directors of the Company as of June 7, 2013, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term "family member" means the spouse, siblings and lineal descendants of such Person.
"Director Compensation" means the fees prescribed to be paid by the Company to Nonemployee Directors under the heading "Annual Fees" of the Liberty Global Compensation Policy for Nonemployee Directors, as may be in effect from time to time.
"Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as supported by a written opinion of a physician and determined by the Company. The Company may seek a second opinion as to the determination of Disability from a physician selected by the Company, and in such case, the Holder will be required to submit to an examination and provide the physician with any information that is necessary for such determination.
"Dividend Equivalents" means, with respect to Restricted Share Units, to the extent specified by the Board only, a cash amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to Shareholders of record during the Restriction Period on a like number and kind of Shares represented by the Award of Restricted Share Units.
"Domestic Relations Order" means any final and legally enforceable judgment, decree or other order regarding the division of property under domestic relations law applicable to the Holder.
"Effective Date" has the meaning ascribed thereto in Section 1.2.
"Election Deadline" means, with respect to a particular calendar quarter, the last day of the immediately preceding calendar quarter.
"Election Notice" means a written notice provided by a Nonemployee Director to the Company informing the Company of the Nonemployee Director's decision to exercise such Nonemployee Director's Share Election Right. For purposes of Section 11.3, valid Election Notices filed pursuant to the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (as amended and restated June 7, 2013) shall continue to apply to this Plan.
"Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a‑1 promulgated under the Exchange Act, or any successor Rule.
"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

"Fair Market Value" of a Share on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the Nasdaq or, if not traded on the Nasdaq, such other principal U.S. securities exchange for such security on the date of determination. If for any day the Fair Market Value of a Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Board on the basis of such quotations and other considerations as the Board deems appropriate.
"Free Standing SAR" has the meaning ascribed thereto in Section 7.1.
"Holder" means a Person who has received an Award under the Plan or who has exercised his or her Share Election Right with respect to a particular calendar quarter and has not yet received the Shares issuable as a result of such exercise.
"Nasdaq" means the Nasdaq Global Select Market.
"Nonemployee Director" means an individual who is a member of the Board and who is not an employee of the Company or any Subsidiary.
"Option" means a share option granted under Article VI.
"Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.
"Plan" means this Liberty Global 2014 Nonemployee Director Incentive Plan, as effective March 1, 2014, and as may be amended from time to time.
"Purchase Restriction" means any restriction under applicable law (including, without limitation, a blackout period under the U.S. Sarbanes‑Oxley Act of 2002) or the rules of Nasdaq or any other principal national securities exchange on which Shares are traded that would prohibit a Nonemployee Director from purchasing Shares.
"Rescission Notice" means a written notice provided by a Nonemployee Director to the Company informing the Company of the Nonemployee Director's decision to rescind the future application of a previously delivered Election Notice in accordance with Section 11.3.
"Restricted Share Unit" means a unit representing the right to receive one Share that is subject to a Restriction Period and awarded pursuant to Article IX.
"Restricted Shares" means Shares subject to a Restriction Period and awarded pursuant to Article VIII.
"Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares or Restricted Share Units and ending on the Vesting Date with respect to such Award.
"Retained Distribution" has the meaning ascribed thereto in Section 8.3.
"SARs" means share appreciation rights, awarded pursuant to Article VII, with respect to Shares.
"Scheme of Arrangement" means a scheme of arrangement sanctioned by a court under section 899 of the Act, as may be amended or similar procedure under a succeeding law or regulation.
"Share" means each or any (as the context may require) class of the Company's ordinary shares.
"Shareholder" means a holder of the ordinary or preference shares of the Company, known as a "member" under English law.
"Share Election Right" means the right of a Nonemployee Director to elect to receive Shares, as prescribed by the Board, in consideration for an undertaking to pay for such Shares and on the basis that such undertaking to pay may be satisfied (in whole or in part) at the discretion of the Company by the release of the Director Compensation payable to such Nonemployee Director with respect to a particular calendar quarter.

"Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
"Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
"Tandem SARs" has the meaning ascribed thereto in Section 7.1.
"Vesting Date," with respect to any Restricted Shares or Restricted Share Units awarded hereunder, means the date on which such Restricted Shares or Restricted Share Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Share Units. If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Share Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.
ARTICLE III
ADMINISTRATION
3.1    Administration. The Plan shall be administered by the Board, provided that it may delegate to employees of the Company certain administrative or ministerial duties in carrying out the purposes of the Plan.
3.2    Powers. The Board shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan and/or Restricted Share Units under Article IX of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted (which may include, without limitation, providing for the recoupment of Shares or the cash equivalent thereof), to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan to adopt sub-plans under the Plan, to adopt special terms for Awards granted to eligible Persons in countries outside the United Kingdom and the United States, to enter into arrangements with the trustee of any employee benefit trust established by the Company or any of its Subsidiaries or Affiliates to facilitate the administration of Awards under the Plan, and to supervise the administration of the Plan. The Board in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Board shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing, and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Board may take into account such factors as the Board in its discretion deems relevant.
3.3    Interpretation. The Board is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Board, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Board shall be liable for any action or determination made or taken by him or her or the Board in good faith with respect to the Plan.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
4.1    Number of Shares. Subject to the provisions of this Article IV, the maximum aggregate number of Shares (of any and all classes of the Company's ordinary shares) (i) with respect to which Awards may be granted during the term of the Plan, and (ii) which may be issued in payment of Director Compensation pursuant to Article XI shall not exceed 5 million. Shares issued pursuant to the Plan shall be fully paid and, to the extent permitted by the laws of England and Wales, will be made available from Shares acquired by or gifted to the Company, newly allotted and issued Shares or Shares acquired by or issued or gifted to the trustees of an employee benefit trust established in connection with the Plan. Any Shares (a) subject to any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised), (b) subject to any Award of Restricted Shares or Restricted Share Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Share Units other than voting rights), (c) subject to any Award granted under the Plan that shall be settled for cash, (d) subject to an Award that are not delivered to the Holder due to payment of withholding taxes or purchase prices, (e) that the Company repurchases on the open market with the proceeds of an Option purchase price, shall, to the extent permitted under applicable law, again be available for purposes of the Plan.
4.2    Adjustments. If the Company subdivides its outstanding Shares into a greater number of Shares (by Share dividend, Share split, reclassification, alteration of capital, capitalization of profits, bonus issue or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse Share split, reclassification, or otherwise) or if the Board determines that there is any variation in the share capital of the Company or that there is any Share dividend, extraordinary cash dividend, alteration of capital, capitalization of profits, bonus issue, reclassification, recapitalization, reorganization, split‑up, spin‑off, combination, exchange of Shares, warrants or rights offering to purchase any class of Shares or other similar corporate event (including compromises or arrangements sanctioned by a court under section 899 of the Act, mergers or consolidations, other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 10.1(b)) affects any class of Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, in its sole discretion and in such manner as the Board may deem equitable and appropriate, may make such adjustments to any or all of (a) the number and kind of Shares which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (b) the number and kind of Shares subject to outstanding Awards, and (c) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of Shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Shares of any class of Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Shares of such class of Shares and otherwise the terms of such Award, including, in the case of Options or similar rights, the aggregate exercise price, and, in the case of Free Standing SARs, the aggregate base price, shall remain constant before and after the substitution (unless otherwise determined by the Board and provided in the applicable Agreement). The Board may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.
4.3    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Person in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, a number of Shares equal to the number of shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) shall be available for grant under Section 4.1; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to Persons who were not employed by the Company or its Subsidiaries prior to such acquisition or combination.
ARTICLE V
ELIGIBILITY
5.1    General. The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall, subject to Section 5.2, be such Persons who are Nonemployee Directors as the Board shall select. Awards may be made to Nonemployee Directors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.
5.2    Ineligibility. No Person who is not a Nonemployee Director shall be eligible to receive an Award.
ARTICLE VI
OPTIONS
6.1    Grant of Options. Subject to the limitations of the Plan, the Board shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the class and number of Shares subject to such Option, and, subject to Section 6.2, the purchase price of the Shares subject to such Option.
6.2    Option Price. The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Board and, except in connection with Substitute Awards, may be no less than the Fair Market Value of the Shares subject to the Option as of the date the Option is granted.

6.3    Term of Options. Subject to the provisions of the Plan with respect to death, Disability and termination of service, the term of each Option shall be for such period as the Board shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years.
6.4    Exercise of Options. An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).
6.5    Manner of Exercise.
(a)Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Board may establish from time to time. The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 10.9 shall be determined by the Board and may consist of (i) cash, (ii) check, (iii) promissory note (subject to the Act and other applicable law), (iv) the withholding of Shares of the applicable class of Shares issuable upon such exercise of the Option (subject to the Act or other applicable law), (v) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price (subject to the Act and other applicable law), (vi) any other method as provided in the applicable Agreement or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of Shares under the Act. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Board deems appropriate. The Board may adopt a policy providing for the automatic exercise of an Option due to its expiration.
(b)Value of Shares. Unless otherwise determined by the Board and provided in the applicable Agreement, Shares of any class of Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Shares of any class of Shares withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date. Notwithstanding the foregoing, with respect to an Option exercise the purchase price of which is paid pursuant to clause (v) of Section 6.5(a), Shares shall be valued at the price Shares are sold in the market.
(c)Issuance of Shares. The Company shall effect the transfer of the Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.9, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Board and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a Shareholder with respect to Shares subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.
ARTICLE VII
SARS
7.1    Grant of SARs. Subject to the limitations of the Plan, SARs may be granted by the Board to such eligible Persons in such numbers, with respect to any specified class of Shares, and at such times during the term of the Plan as the Board shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the Shares subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible Nonemployee Director (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.
7.2    Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Board and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive, for each of the applicable classes of Shares with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share of the applicable class of Shares with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per Share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of Shares with respect to which the Tandem SAR was so exercised.
7.3    Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. Subject to the provisions of the Plan with respect to death, Disability and termination of service, the term of a Free Standing SAR shall be for such period as the Board shall determine as set forth in the applicable Agreement, provided that such term may not exceed ten years. Except in connection with Substitute Awards, the base price of a Free Standing SAR may be no less than the Fair Market Value of the Shares with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Board and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each Share with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Share with respect to which the Free Standing SAR was granted on the date of exercise over the base price per Share of such Free Standing SAR.
7.4    Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in the applicable class of Shares with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR); provided, however, that the Board may permit the Holder of a SAR who is not subject to United States Federal Income Tax to be paid consideration in the form of cash, or a combination of cash and the applicable class of Shares with respect to which the SAR was granted. No fractional Shares shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of any fractional Shares. Unless the Board shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically on its expiration date. Notwithstanding the foregoing, the issuance of Shares upon exercise of a SAR shall be for at least the minimum consideration necessary to permit such Shares to be fully paid.
7.5    Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Board may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.
7.6    Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Board and provided in the applicable Agreement).
ARTICLE VIII
RESTRICTED SHARES
8.1    Grant. Subject to the limitations of the Plan, the Board shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Board shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid. All determinations made by the Board pursuant to this Section 8.1 shall be specified in the Agreement.
8.2    Award of Restricted Shares. An Award of Restricted Shares may be registered electronically in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, any electronically registered Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Any such electronically registered Restricted Shares and Retained Distributions shall remain in the custody of the Company or its designee, and the Holder shall deposit with the custodian share powers or other instruments of assignment, each endorsed in blank, so as to permit transfer to any employee benefit trust established by the Company or its Subsidiaries or to such other entity, as determined by the Board in its sole discretion, of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.
8.3    Restrictions. Restricted Shares shall constitute issued and outstanding Shares of the applicable class of Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Board may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of Shares of the applicable class of Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Board and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of any electronically registered Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of any electronically registered Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Board may designate, the Company or its designee may retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his or her interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.
8.4    Cash Payments. In connection with any Award of Restricted Shares, an Agreement may provide for the payment of a cash amount to the Holder of such Restricted Shares after such Restricted Shares shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Board in the Agreement and shall be in addition to any other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.
8.5    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares and the satisfaction of any other applicable restrictions, terms and conditions, (a) all or the applicable portion of such Restricted Shares shall become vested, (b) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (c) any cash amount to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Retained Distributions that shall not become vested shall be forfeited and cancelled or deposited in an employee benefit trust established by the Company or its Subsidiaries or to such other entity as determined by the Board, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited. The Board may, in its discretion, provide for the deferral of an Award of Restricted Shares and Retained Distributions, provided that any such deferral election of a recipient shall be filed in writing with the Board in accordance with such rules and regulations, including any deadline for the making of such an election, as the Board may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
ARTICLE IX
RESTRICTED SHARE UNITS
9.1    Grant. Subject to the limitations of the Plan, the Board shall designate those eligible Persons to be granted Awards of Restricted Share Units, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each such Award of Restricted Share Units, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Share Units in addition to those provided in the Plan. The Board shall determine the price to be paid by the Holder for the Restricted Share Units; provided, however, that the issuance of Shares in settlement of such Awards shall be made for at least the minimum consideration necessary to permit such Shares to be deemed fully paid. All determinations made by the Board pursuant to this Section 9.1 shall be specified in the Agreement.
9.2     Restrictions with Respect to Restricted Share Units. Any Award of Restricted Share Units, including any Shares which are represented by an Award of Restricted Share Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Board at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Award of Restricted Share Units will cause a forfeiture of such Restricted Share Units and any Dividend Equivalents with respect thereto.
9.3    Award of Restricted Share Units. An Award of Restricted Share Units shall not constitute issued and outstanding Shares, and the Holder shall not have any of the rights of a Shareholder with respect to any Shares represented by an Award of Restricted Share Units, in each case until Shares shall have been issued to the Holder as provided in Section 9.4. To the extent provided by the Board in an Agreement, the Holder may be entitled to receive Dividend Equivalents with respect to an Award of Restricted Share Units, which may be subject to such restrictions, including, but not limited to, the rules applicable to Retained Distributions in Section 8.3 hereof, as the Board shall determine.
9.4    Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Share Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Share Units shall become vested and Shares issued to the Holder therefor and (ii) any unpaid Dividend Equivalents with respect to such Restricted Share Units shall become vested and payable to the Holder to the extent that the Award related thereto shall have become vested, in accordance with the terms of the applicable Agreement. Any such Restricted Share Units and any unpaid Dividend Equivalents that shall not become vested shall be forfeited with no Shares issued therefor, and the Holder shall not thereafter have any rights with respect to such Restricted Share Units and any unpaid Dividend Equivalents that shall have been so forfeited. The Board may, in its discretion, provide for the deferral of an Award of Restricted Share Units and unpaid Dividend Equivalents, provided that any such deferral election of a recipient shall be filed in writing with the Board in accordance with such rules and regulations, including any deadline for the making of such an election, as the Board may provide, and shall be made in compliance with Section 409A of the Code to the extent applicable.
ARTICLE X
GENERAL PROVISIONS
10.1    Acceleration of Awards.
(a)Death or Disability. If a Holder's service with the Company and its Subsidiaries shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of Shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full.
(b)Approved Transactions; Board Change; Control Purchase. (i) In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (A) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of Shares covered thereby; (B) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (C) in the case of Restricted Share Units, each such Award of Restricted Share Units and any unpaid Dividend Equivalents shall become vested in full, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. (ii) Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Board may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Board, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable class of Shares may be changed, converted or exchanged in connection with the Approved Transaction.

10.2    Termination of Service.
(a)General. If a Holder's service with the Company shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2 or pursuant to a policy adopted under Section 6.5(a)) in full, or during the Restriction Period with respect to any Restricted Shares or prior to the vesting of any Restricted Share Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder's rights to any unvested Restricted Shares, Retained Distributions, any such unvested Restricted Share Units and unpaid Dividend Equivalents and any related cash amounts, shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Board and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder's service for cause will be treated in accordance with the provisions of Section 10.2(b).
(b)Termination for Cause. If a Holder's service on the Board shall be terminated by the Company for "cause" during the Restriction Period with respect to any Restricted Shares or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the vesting of any Restricted Share Unit (for these purposes, "cause" shall include dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for "cause" shall mean only a felony conviction (or its equivalent under local law) for fraud, misappropriation or embezzlement), then, unless otherwise determined by the Board and provided in the applicable Agreement, (i) all Options and SARs and all unvested Restricted Share Units held by such Holder shall immediately terminate, and (ii) such Holder's rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately.
10.3    Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.
10.4    Written Agreement. Each Award of Options shall be evidenced by a share option agreement; each Award of SARs shall be evidenced by a share appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement; and each Award of Restricted Share Units shall be evidenced by a restricted share units agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares or Restricted Share Units shall be notified promptly of such grant, and a written Agreement shall be promptly executed and delivered by the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Board as contemplated by Section 10.6(b).
10.5    Nontransferability; Designation of Beneficiaries.
(a)Nontransferability. Awards shall not be transferable other than as approved by the Board and provided in the applicable Agreement, or by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, during the lifetime of the Holder Awards may be paid only to and exercised only by such Holder (or his or her court-appointed legal representative).
(b)Designation of Beneficiaries. The Board may, to the extent permissible and deemed to have operable effect under applicable law, permit a Holder to designate a beneficiary or beneficiaries with respect to Awards under the Plan by filing a written designation of beneficiary or beneficiaries with the Board on a form and in such manner as the Board may prescribe from time to time.
10.6    Termination and Amendment.
(a)General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards or Share payments under Article XI may be made under the Plan on or after the tenth anniversary of the Effective Date.

The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Board.
(b)Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.6(a)), the Board may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Board may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 10.6(b) shall be construed to prevent the Board from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Board may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.
10.7    Government and Other Regulations. The obligation of the Company with respect to Awards and to Share payments under Article XI shall be subject to all applicable laws, rules and regulations, including the Act, and to such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the U.S. Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Shares may be listed or quoted. For so long as any class of Shares is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the U.S. Securities Act of 1933 with respect to all Shares of the applicable class that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.
10.8    Withholding. The Company's obligation to deliver Shares under the Plan shall be subject to applicable national, state and local tax and employee social security contribution withholding requirements. National, state and local withholding tax and employee social security contribution withholding due at the time of an Award, upon the exercise of any Option or SAR, upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Share Units, or upon payment of Director Compensation in Shares under Article XI, as appropriate, may, in the discretion of the Board, be paid in shares of the applicable class of Shares already owned by the Holder or through the withholding of Shares otherwise issuable to the Holder (subject to compliance with applicable law, including, but not limited to, "financial assistance" prohibitions under UK law), upon such terms and conditions (including the conditions referenced in Section 6.5) as the Board shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Board for the payment to the Company of, all such national, state and local taxes and employee social security contributions required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any national, state or local taxes and employee social security contributions of any kind required to be withheld by the Company with respect to such Award or payment. In addition, withholding for national, state and local taxes may be by any other method approved by the Board.
10.9    Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of Share options and the awarding of Shares and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
10.10    Exclusion from Other Plans. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as compensation or bonus in determining the amount of any payment under any pension, retirement or other benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.
10.11    Unfunded Plan. Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any Shares which may at any time be represented by Awards or deliverable in payment of Director Compensation under Article XI, and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the Shares covered by an Award or deliverable in payment of Director Compensation under Article XI prior to the delivery of such Shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any Shares or any other property, and the liabilities of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder under the Plan shall be limited to those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of trusts (including, without limitation, employee benefit trusts) or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
10.12    Governing Law. Except as otherwise set forth in an Agreement, the Plan and Awards shall be governed by, and construed in accordance with, the laws of England and Wales.
10.13    Accounts. The delivery of any Shares and the payment of any amount under the Plan shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.8.
10.14    Legends. Shares subject to an Award shall bear or otherwise be subject to such legends as the Board deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such Shares, including any to the effect that the Shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.
10.15    Company's Rights. Neither the grant of Awards pursuant to the Plan nor the issue of Shares pursuant to Article XI of this Plan shall affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.
10.16    Interpretation. The words "include," "includes," "included" and "including" to the extent used in the Plan shall be deemed in each case to be followed by the words "without limitation."
10.17    Section 409A. The Plan and Awards are intended to be exempt from or compliant with the requirements of Code Section 409A and related regulations and United States Department of the Treasury pronouncements ("Section 409A") to the extent that Section 409A is applicable to a Holder. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to be exempt from Section 409A or comply with the requirements of Section 409A, and no such action taken shall be deemed to adversely affect the Holder's rights to an Award.
ARTICLE XI
SHARES IN CONNECTION WITH DIRECTOR COMPENSATION
11.1    General. Subject to the provisions of this Article XI, each Nonemployee Director shall have a Share Election Right in connection with Director Compensation payable for the calendar quarter ended March 31, 2014 and each calendar quarter thereafter. Subject to any applicable Purchase Restrictions, to the extent a Nonemployee Director has exercised the Share Election Right in accordance with this Article XI, such Nonemployee Director will receive Shares of the applicable class of Shares in consideration for an undertaking to pay for such Shares in accordance with the terms of the Share Election Right. Furthermore, the undertaking to pay may be satisfied (in whole or in part) by the release, at the Company's discretion, of its requirement to pay the Director Compensation payable to such Nonemployee Director with respect to the applicable calendar quarter on the last day of such calendar quarter (or as soon as practicable thereafter). The number of Shares of the applicable class of Shares issuable to a Nonemployee Director pursuant to a Share Election Right for a particular calendar quarter shall equal the quotient obtained by dividing (x) the aggregate amount of such Director Compensation by (y) the Fair Market Value of a Share of the applicable class of Shares as of the last day of such calendar quarter. No fractional shares will be issued. In lieu of issuing any fractional shares resulting from such calculation, an amount in cash will be paid equal to such fraction multiplied by the Fair Market Value of a share of the applicable class of Shares on the last day of such calendar quarter. All Shares issued under this Article XI shall be issued free of all restrictions, except as required by law. In addition, the issuance of any Shares under this Article XI shall be for at least the minimum consideration necessary to permit such Shares to be fully paid.
11.2    Timing of Election. Subject to the deemed election provisions of Section 11.3, a Nonemployee Director who wishes to exercise the Share Election Right with respect to a particular calendar quarter must provide an Election Notice by the Election Deadline applicable to such calendar quarter. Once the Election Deadline applicable to a particular calendar quarter has passed, no Share Election Right may be exercised by any Nonemployee Director with respect to such calendar quarter, unless the Board determines, in its sole discretion, that such change is occasioned by an extraordinary or unanticipated event.
11.3    Deemed Election. If a Nonemployee Director has never delivered a timely Election Notice, the Nonemployee Director shall not have an entitlement to receive Shares with respect to such quarter and shall not be required to give an undertaking to pay for any such Shares and consequently will receive cash for the Director Compensation payable to such Nonemployee Director without set‑off against undertakings to pay for any such Shares for all calendar quarters until an Election Notice is timely delivered. Once an Election Notice is timely delivered by a Nonemployee Director, it shall apply to the calendar quarter with respect to which it was delivered, and, if such Nonemployee Director subsequently fails to timely provide Election Notices with respect to the succeeding calendar quarters, it shall be deemed to apply to all succeeding calendar quarters until a Rescission Notice is timely delivered to the Company with respect to any succeeding calendar quarter. For a Rescission Notice to be timely with respect to a particular calendar quarter, it must be delivered to the Company by the Election Deadline applicable to such calendar quarter. A Nonemployee Director who has delivered a Rescission Notice may exercise a Share Election Right for subsequent calendar quarters by the timely delivery of an Election Notice.
11.4    Election Void During Restricted Period. If, on the date a Nonemployee Director is to receive Shares pursuant to this Article XI, a Purchase Restriction is in place, such Nonemployee Director shall not have an entitlement to receive Shares with respect to such quarter and shall not be required to give an undertaking to pay for any such Shares and consequently will instead receive cash in payment of the Director Compensation then payable to such Nonemployee Director without set‑off against an undertaking to pay for any such Shares.
11.5    Conditions. Nothing contained herein shall preclude the Board, in its sole discretion, from imposing additional conditions as it may determine, in its sole discretion, on any issuance of Shares pursuant to this Article XI.

LIBERTY GLOBAL

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Admission Ticket

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Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the internet must be received by 6:00 am GMT (1:00 am Eastern Time) on January 30, 2014.

Vote by Internet

- Go to **www.envisionreports.com/LGP**
- Or scan the QR code with your smartphone
- Follow the instructions on the secure website

Vote by Mail

- Mark, sign and date your proxy card
- Return it in the postage-paid envelope provided to Liberty Global plc c/o Computershare, PO Box 43102, Providence RI 02940

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Electronic Delivery of Future Shareholder Communications

If you would like to reduce the costs incurred by Liberty Global plc in mailing proxy materials, you can consent to receiving all future proxy and other information electronically via email or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

A Resolutions — The Board of Directors recommends a vote FOR Resolutions 1 and 2.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Please indicate if you plan to attend the special meeting. ☐

C Materials Election

The rules of the U.K. Companies Act 2006 and the U.S. SEC permit companies to send you a notice that proxy and other information is available on the internet, instead of mailing you a set of the materials. Check the box to the right if you consent to receiving such proxy and other materials via the internet. ☐

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title.

Date (mm/dd/yyyy) — Please print date below: / /

Signature 1 — Please sign within box

Signature 2 — Please sign within box

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Special Meeting Admission Ticket

Special Meeting of
Liberty Global plc Shareholders

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Liberty Global plc's Special Meeting will be held at 5:00 p.m. GMT on January 30, 2014, at Broadgate West, 9 Appold Street, London. If you plan to attend the Special Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Shareholder(s) and one guest.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your ordinary shares be voted. Accordingly, we ask that you vote your ordinary shares as soon as possible using one of two convenient methods: over the internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.envisionreports.com/LGP.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

LIBERTY GLOBAL

Proxy — LIBERTY GLOBAL PLC CLASS A AND CLASS B ORDINARY SHARES

Special Meeting of Shareholders — January 30, 2014

Proxy Solicited by the Board of Directors

The undersigned shareholder of Liberty Global plc hereby appoints Bryan H. Hall and Bernard G. Dvorak, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all of the Class A and Class B ordinary shares of Liberty Global plc, held by the undersigned at the Special Meeting of Shareholders to be held on January 30, 2014, and at any adjournments thereof, with all the powers the undersigned would possess, if present in person. All previous proxies given with respect to the meeting are revoked.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS FOR THE INCENTIVE PLAN RESOLUTION AND FOR THE DIRECTORS PLAN RESOLUTION. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE SPECIAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

(Resolutions on which to be voted appear on reverse side.)

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)